UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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The Simply Good Foods Company

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Notice of Annual Meeting of Stockholders
When Wednesday, January 28, 2026, at 1:00 p.m. (ET)	Where (Virtual Format Only) virtualshareholdermeeting.com/ SMPL2026	Who Stockholders as of the close of business on December 1, 2025
It is my pleasure to invite you to attend The Simply Good Foods Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, January 28, 2026, at 1:00 p.m. (ET). We have determined the Annual Meeting will be held entirely online via audio webcast, with no physical in-person meeting. If you plan to participate in the Annual Meeting, please see the “General Information About the Annual Meeting and Voting” section in the attached proxy statement. Stockholders will be able to participate in, vote and submit questions from any location via the internet by visiting www.virtualshareholdermeeting.com/SMPL2026.
Items of Business	Board Recommendation
Proposal 1	FOR EACH NOMINEE
Election of the 11 director nominees
Proposal 2	FOR
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026
Proposal 3	FOR
Approval of The Simply Good Foods Company Incentive Plan
Proposal 4	FOR ONE (1) YEAR
Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers
Proposal 5	FOR
Advisory vote to approve the compensation of our named executive officers
By Order of the Board of Directors,
James M. Kilts
Chairman of the Board of Directors
December 17, 2025
Voting
Registered Stockholders
BY PHONE: Call 1-800-690-6903, and follow the instructions on the proxy card
BY INTERNET: Before the Annual Meeting: proxyvote.com During the Annual Meeting: virtualshareholdermeeting.com/ SMPL2026
BY MAIL: If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.
Beneficial Owners
If your shares are held in the name of a broker, bank, trustee, other nominee or custodian, or other holder of record, you will receive instructions from the broker, bank, trustee, other nominee or custodian, or other holder of record as to how to vote your shares. If you intend to vote at the Annual Meeting, please contact your broker or agent to obtain a valid proxy or broker’s proxy card with your 16-digit control number, which is required to vote during the Annual Meeting.

Our Purpose

We’re raising the bar on what food can be.
We say no to the status quo, and we say yes to making better food.
Food that offers robust nutrition, not hollow nutrition. Energy, not depletion. Enjoyment, not regret.
Simply, we’re on a mission to make food that works for you — that is radically nutritious and defyingly delicious. Better nutrition made easy so you can live well.
We don’t compromise, so you never have to.

Our Values
• Simply Bold • Simply Deliver • Simply Learn and Grow • Simply Together • Simply Kind
Proxy Summary
This summary highlights certain information contained elsewhere in this proxy statement. This is only a summary, so please refer to the full Proxy Statement and the Annual Report for the fiscal year ended August 30, 2025, before you vote. Our latest Annual Report on Form 10-K along with this proxy statement are available at www.thesimplygoodfoodscompany.com/proxy. Our proxy materials will first be made available to stockholders on or about December 17, 2025.
About Us
The Simply Good Foods Company (the “Company,” “Simply Good Foods,” “we,” “us” or “our”) is a consumer packaged food and beverage company with ambitious goals to raise the bar on what food can be with trusted brands and innovative nutritious snacking products. Within our portfolio of trusted brands (Quest, Atkins, and OWYN), we offer a wide variety of nutritional snacks and beverages, including high protein chips, bars, ready-to-drink (RTD) shakes, and powders, and low sugar, low carb sweets and baked goods. We are a leader of the nutritious snacking movement, poised to expand our healthy lifestyle platform through innovation-driven organic growth and external investment opportunities.
With our heritage of science-based nutrition, we are committed to growing our portfolio of nutritious snacking brands. We distribute our products in major retail channels including grocery, club and mass merchandise, as well as through e-commerce, convenience, specialty and other channels. Our strong platform allows us to introduce new products, expand distribution, and appeal to current and potential consumers. We are well-positioned to continue to selectively pursue acquisition opportunities in the nutritious snacking and broader health and wellness food space.

2026 Proxy Statement    1

About Our Brands1

Grounded by science and more than 100 clinical studies, the Atkins low carb lifestyle has helped millions of people achieve their personal weight management and health goals. Our portfolio of products includes protein bars, ready-to- drink shakes, chips, cookies, confectionary treats and frozen meals to support a low carb/low sugar lifestyle, with 100% free access to all tools including our website, 1600+ recipes, meal planner, mobile app, community forums, and more.

Quest is the ultimate snack hack with great tasting nutrition. Whether you’re smashing your health goals or just need a convenient, protein-packed pick-me-up, Quest makes your journey fun and rewarding. From protein bars and shakes to cookies, chips, and baked treats, every bite is crafted to taste amazing while keeping net carbs and sugar in check.

OWYN is a plant-based nutrition company true to its name, Only What You Need. Guided by a mission to set new standards in transparency and quality, OWYN offers a range of top 9 allergen- friendly protein products, including ready-to-drink protein shakes and protein powders. With clean formulations built from purposefully selected ingredients, OWYN redefines what plant-based nutrition can deliver, uniting great taste and transparency in every product offering.

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Atkins, Quest, OWYN, and the Simply Good logo are either registered trademarks or trademarks of our wholly owned subsidiary Simply Good Foods USA, Inc. or one of its affiliates in the United States and elsewhere. All rights are reserved.

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Our Performance
Key Fiscal Year 2025 Financial Highlights*
$1,450.9M	$103.6M	$278.2M
net sales	net income	Adjusted EBITDA
$1.02	$1.92	$178.5M	0.5x
diluted Earnings Per Share	Adjusted Diluted Earnings Per Share	cash flow from operations	Net Debt to Adjusted EBITDA Ratio
Other Fiscal Year 2025 Business Highlights
Strong Cash Generation
Our asset-light, outsourced manufacturing business model continues to be a competitive advantage. In fiscal year 2025, we generated cash flow from operations of $178.5 million, a decrease of about 17% versus the prior year. In fiscal year 2025, we repaid $150.0 million of our term loan debt, and at the end of the year, the outstanding principal balance was $250.0 million. In addition, we repurchased approximately $50.9 million of our common stock. As of August 30, 2025, we had cash of $98.5 million and a trailing 12-month Net Debt to Adjusted EBITDA ratio of 0.5x*.
Only What You Need (OWYN) Acquisition and Integration
On June 13, 2024, we completed the acquisition of Only What You Need, Inc. (“OWYN”) for the cash purchase price of approximately $280.0 million, excluding post-closing purchase price adjustments and before transaction related fees. By the end of fiscal year 2025, we had largely completed the successful integration of the OWYN brand and related systems, welcoming several members of the team to Simply Good Foods, and unifying our shared services model to ensure full oversight and management of all three of our brands. We remain very excited about the long-term runway ahead for the OYWN brand, with opportunities within its current segments and via innovation-led platform extensions.
Increasing Market Performance in Attractive Nutritional Snacking Category
Our total retail takeaway in the combined measured and unmeasured channels increased 5%, helped in part by strong growth for the nutritional snacking category. Retail takeaway for Quest and OWYN grew 12% and 34%, respectively, while Atkins declined about 10%. We are well-positioned within the category with a portfolio of three uniquely positioned brands, and believe current low household penetration coupled with consumer interest in snacking and wellness, provide tailwinds for future growth.
Robust Innovation
We believe innovation is, and will continue to be, an important component of our business. In fiscal year 2025, we launched a number of exciting new items across each of our three brands while continuing to build a robust pipeline of innovation for the future. These new products will be available in fiscal year 2026, and we expect these new products to contribute in fiscal year 2026 and beyond. We believe the diversification of our business across brands, product forms and retail channels provides us with multiple ways to win in the marketplace.
*
Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Net Debt to Adjusted EBITDA are non-GAAP financial measures. Please refer to Annex I for an explanation and reconciliation of these non-GAAP financial measures.

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Supply Chain Excellence

Our supply chain team performed well, managing through a dynamic inflationary operating environment. Gross profit was $525.7 million, an increase of nearly 3% compared to the prior year. The increase was driven by volume growth for Quest and OWYN, partially offset by elevated ingredient costs and a non-cash $1.4 million inventory purchase accounting step-up adjustment related to the OWYN acquisition. Gross margin was therefore 36.2%, a 220 basis point decrease compared to last year, reflecting inflation and dilution from OWYN.

Our Compensation Practices
We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value. The Compensation Committee has continued to demonstrate its pay-for-performance philosophy and alignment of executive and stockholder interests in setting executive compensation by continuing to weight compensation toward performance-based pay.

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Our Corporate Governance
Governance Practices
Our Corporate Governance policies reflect the following best practices.
INDEPENDENCE	OVERSIGHT & ACCOUNTABILITY	COMPENSATION CONTROLS

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More than 90% of directors and nominees are independent

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Chairman of the Board of Directors (the “Board”) is independent

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All members of the Compensation, Audit, Corporate Responsibility and Sustainability and Nominating and Corporate Governance Committees are independent

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Compensation consultant is independent

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All directors stand for election annually

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Majority vote director resignation policy for uncontested elections

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Third-party anonymous ethics reporting hotline

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Frequent engagement by management with institutional stockholders

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Executive sessions of non- management directors at each Board meeting

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Board oversight of risk and risk management

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Audit Committee oversight of food safety and cybersecurity risks

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Separate Corporate Responsibility and Sustainability Committee for oversight of environmental, social and governance (“ESG”) matters

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Annual Board and committee self- assessments

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Robust director and executive officer stock ownership guidelines

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No hedging or pledging permitted by executive officers and directors

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Compensation policies and programs that discourage excessive risk-taking

Snapshot of Our Proposed Nominees as of the Annual Meeting
During fiscal year 2025, our Board of Directors was comprised of eleven (11) individuals. The following reflects information for the eleven (11) proposed nominees for re-election at the Annual Meeting.

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EXPERIENCE
Number of Director Nominees

FINANCE, ACCOUNTING OR FINANCIAL REPORTING
11
CURRENT OR PRIOR PUBLIC COMPANY BOARD SERVICE
9
CORPORATE GOVERNANCE
10
FOOD INDUSTRY EXPERIENCE
11
EXECUTIVE LEADERSHIP
11
GLOBAL BUSINESS
11
MARKETING/ SALES
7
MERGERS/ ACQUISITIONS
11
ESG
5
CYBERSECURITY
1

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Our Board of Directors Nominees
Director Name Principal Occupation	Independent	Other Current Public Boards	Audit	Compensation	Corporate Responsibility and Sustainability	Nominating and Corporate Governance
Directors standing for re-election at the Annual Meeting:
Clayton C. Daley, Jr. Former CFO and Vice Chairman of Procter & Gamble Age: 74 Director Since: 2017	●	0	M			C
Michelle P. Goolsby Former senior executive of Dean Foods Company Age: 67 Director Since: 2019	●	0	M	C
James M. Kilts (Chairman of the Board) Current Chairman of the Board of Directors of The Simply Good Foods Company, Partner of Centerview Capital Consumer Age: 77 Director Since: 2017	●	2				M
Romitha Mally Founder of the Mally Collective Age: 56 Director Since: 2025	●	0	M		M
Robert G. Montgomery Current Founder and Principal of Montgomery Consulting Solutions and former EVP at Birds Eye Foods, Inc. Age: 72 Director Since: 2017	●	0		M	C
Brian K. Ratzan Current Partner of Centerview Capital Consumer Age: 55 Director Since: 2017	●	1		M		M
David W. Ritterbush Current CEO of Califia Farms, LLC Age: 59 Director Since: 2019	●	0			M	M
Joseph J. Schena (Audit Committee Financial Expert) Former Chief of Staff at Cohen Enterprises Age: 67 Director Since: 2021	●	0	C
Geoff E. Tanner Current President and Chief Executive Officer of The Simply Good Foods Company Age: 51 Director since 2023		0
David J. West Current Partner of Centerview Capital Consumer Age: 62 Director Since: 2017	●	2		M
James D. White Owner of JDWhite Design Lab and Former Chairman, President and CEO of Jamba Inc. Age: 65 Director Since: 2019	●	2		M	M	M
C = Committee Chairperson
M = Committee Member

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Our Stockholder Engagement
We believe that maintaining positive relationships with our stockholders is critical to our long-term success. We value the views of our stockholders, and we solicit stockholder input regarding our Company throughout the fiscal year.
WHO WE CONTACTED	HOW WE ENGAGED	TOPICS
In fiscal year 2025, Company representatives were in contact with the majority of our top 25 largest actively managed stockholders representing approximately 45% of our total shares outstanding.	From time to time, our management participates in various investor conferences or separate meetings either scheduled by us or coordinated by various analysts.
We discussed many aspects of our business, including:
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long term strategy and aspirations for the company;

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financial and marketplace performance;

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governance structure;

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executive compensation; and

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ESG initiatives.

Say-on-Pay

At our annual meeting of stockholders in January 2025, we held our annual advisory vote to approve the compensation of our named executive officers. The fiscal year 2024 compensation of our named executive officers reported in our 2025 proxy statement was approved by 97.3% of the votes cast at the 2025 annual meeting of stockholders. Our Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. The Compensation Committee did not make any significant changes to our executive compensation program for fiscal year 2025.

Our Corporate Responsibility and Integrity
At Simply Good Foods, we take great pride in operating with high ethical standards. Our stakeholders expect us to continue to uphold high standards of conduct, and we expect all our business partners to do the same. As a food company, it is imperative that we supply reliable and high-quality products, ingredients and materials that meet all applicable quality and food safety standards, and that we ensure vigorous food-safety and quality control systems are in place.
Simply Good Foods is a steadfast champion of consumer health and wellness and has supported millions of people on their health journeys by, among other things, supporting high-quality nutrition research, increasing nutrition awareness through free education and nutrition-related tools, offering great-tasting snacks and meal replacements along with over 1,000 free recipes, being involved in our local communities, and promoting active living.
In May 2024, we announced our partnership with the Boys and Girls clubs of metro Denver to create the Spark and Spoon project. This project will impact over 28,000 kids and teens across Denver, providing them with nutrition education, healthy lifestyle programs, culinary programs, healthy food boxes, field trips, and provide funding for a dedicated full time staff member to support the programs. In our first year, over 300 cooking and nutrition classes were held with over 2,260 club members participating. Our support has enabled the local organization to hire new staff to expand the program and ensure that nutrition programming was available at all 18 clubs in the region. We provided over 3,000 healthy food boxes (45,765 pounds) throughout the year and 540 boxes (8,100 pounds) for the holidays.
We approach ESG in a way that fuels business growth and profitability with smart investments in key social and environmental initiatives. Every day, we aim to be faster, better and more innovative than the competition while also delighting consumers. We seek to do this by behaving in a way that advances positive contributions within our communities and for our employees, partners, consumers and the environment.
We published an annual update to our Impact Report, which is available on our website. Information on our website does not constitute part of this proxy statement.

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As stated in our Impact Report, we follow a “simple” approach to ESG:
Environmental
We always first look for the “AND” — how can we make good business decisions AND positively affect (or aim to minimize any negative effect on) the environment. We understand smart investments will be required to advance our ESG goals over time.
Social
We seek to always do the right thing for our employees, consumers and communities. We focus on health equity and the science of good nutrition because we understand the positive effect our nutrition philosophy and products can have on our consumers’ lives. We aim to educate and advocate for proven nutrition approaches that lead to greater health outcomes.
Governance
We organize and execute on our key priorities in an ethical and thoughtful way that makes compliance the floor not the ceiling. We embrace corporate governance best practices and we seek to provide a clear picture to our stakeholders of our various business priorities, including key ESG initiatives.

Health & Safety / Reporting
Our focus is on providing safe and healthy working environments for all employees and consultants. Our employees are encouraged to take proactive measures toward accident prevention and safety. Employees have the right to refuse and report any unsafe or unhealthy working conditions. We aim to meet or exceed applicable laws and industry standards regarding safe and healthy working conditions.
Human Rights & Employment Practices
Simply Good Foods supports a culture of belonging for our workforce. We aim to treat employees with respect and dignity, and to promote a work environment that is free of discrimination, harassment, forced labor or abuse of any kind.
Environmental Matters
At Simply Good Foods, one of our goals is to work to reduce the adverse environmental effects from our operations. In addition to complying with all applicable environmental laws, we aim to continually improve upon our environmental performance and to conduct our operations in a way that reduces adverse effects on the environment, particularly regarding water usage, energy usage, emissions and solid waste.

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Board of Directors and Corporate Governance
Overview
We are dedicated to our goal of creating long-term stockholder value. It is our policy to conduct our business with integrity and with an unrelenting passion for providing value to our customers and consumers. All our corporate governance materials, including our code of conduct, our corporate governance guidelines, and the charters adopted by the Audit, Compensation, Corporate Responsibility and Sustainability and Nominating and Corporate Governance Committees, are published under the “Corporate Governance” section within the “Investors” portion of our website at www.thesimplyfoodgoodscompany.com. Information on our website does not constitute part of this proxy statement. Our Board regularly reviews these materials, Delaware law, Nasdaq listing standards and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as it deems warranted.
We were formed on March 30, 2017, to consummate a business combination between Conyers Park Acquisition Corp. (“Conyers Park”) and NCP-ATK Holdings, Inc. (“Holdings”), which occurred on July 7, 2017 (the “Business Combination”). As a result of the Business Combination, Simply Good Foods owns all the equity interests of Holdings. Certain aspects of our corporate governance, described in more detail below, were established as part of the Business Combination.
Board of Directors
Our fourth amended and restated certificate of incorporation (our “Certificate”) dictates that all directors are elected for one-year terms.
Except as otherwise provided by law and subject to the terms of the investor rights agreement (the “Investor Rights Agreement”) entered into between the Company and Conyers Park Sponsor, LLC (“Conyers Park Sponsor”) as part of the Business Combination, and any other rights of any class or series of preferred stock that may be issued in the future, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the remaining directors. See “Certain Relationships and Related Person Transactions — Investor Rights Agreement” below for additional information on certain director nomination rights.
Our Corporate Governance Guidelines provide that a director shall not be eligible to stand for reelection if that director reaches their 78th birthday prior to the next director election. A director, however, may serve out the current term following the 78th birthday.
Director Independence
Nasdaq listing standards require a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board conducts an annual assessment of the independence of each member of our Board, taking into consideration all relationships between the Company and/or our officers, on the one hand, and each director on the other, including the director’s commercial, economic, charitable and family relationships, and such other criteria as our Board may determine from time to time.
Our Board has determined that the following nominees are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules: Mses. Goolsby and Mally and Messrs. Kilts, Daley, Montgomery, Ratzan, Ritterbush, Schena, West and White. In making its independence determinations, the Board considered whether any of the directors was or is a party to certain types of relationships and transactions. See “— Review of Related Person Transactions” below.
Geoff E. Tanner was determined not to be an independent director because Mr. Tanner is our current President and Chief Executive Officer.
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Board Leadership Structure
Our Board does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our Chairman of the Board is not an officer of the Company. The Chairman of the Board chairs the meetings of our Board and meetings of our stockholders, with input from the Vice Chairman, if any, and the Chief Executive Officer. The Vice Chairman, if any, works with the Chief Executive Officer to develop and gain approval from the Board of our growth strategy and works with the Chief Executive Officer and the Chief Financial Officer in coordinating our activities with key external stakeholders and parties. These activities include corporate governance matters, investor relations, financing, and mergers and acquisitions. While our Corporate Governance Guidelines permit the Board to select a Vice Chairman, the Board is not obligated to do so.
Our Board believes that our current leadership structure and the composition of our Board protect stockholder interests and provide adequate independent risk management and other oversight of our business, while also providing outstanding leadership and direction for our Board and management. More than a majority of our current directors are “independent” under Nasdaq standards, as more fully described above.
The Audit, Compensation, Corporate Responsibility and Sustainability and Nominating and Corporate Governance Committees are all comprised of independent directors. The full Board and each of the Board’s committees meet in executive sessions, without management present, during each regularly scheduled Board or committee meeting and are very active in the oversight of the Company. Each independent director can add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.
Annual Evaluations of the Board and Board Committees; New Board Member Orientation
Each year, through the Nominating and Corporate Governance Committee, the Board and each Board committee conducts self-evaluations to assess their respective performance and consider potential areas of improvement. The assessments focus on the effectiveness of the Board and each Board committee, assessed against their respective responsibilities as set forth in the Board’s Governance Guidelines and each committee charter. Directors consider matters such as fulfillment of the Board’s and their individual primary responsibilities, effectiveness of discussion and debate at meetings, the quality and timeliness of Board and Board committee materials and presentations, the composition of the Board and each Board committee (including experience, skills and independence of members), and effectiveness of the Board’s and each Board committee’s processes. Responses are reviewed and shared with the Chairman of the Board and the entire Board for the Board’s evaluation and the chairs of the respective Board committees and the committee members for the committees’ evaluations, and appropriate responsive actions considered as necessary. We conduct an orientation program for new directors as soon as practical following their joining the Board. This orientation includes presentations and written information to familiarize new directors with our corporate governance, strategic plans, financial reporting, principal officers, auditing processes, risk assessment and such other topics as the Board and/or the Chief Executive Officer feel are appropriate.
Review of Related Person Transactions
Our Audit Committee must review and approve any related person transaction into which we enter. The Audit Committee’s charter and our Related Party Transactions Policy detail the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of us and our stockholders.
Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings or in the interim as necessary, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

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In determining whether to approve a related party transaction, the Audit Committee must consider to the extent relevant, among others, the following factors:
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whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

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whether there are business reasons for us to enter into the transaction;

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whether the transaction would impair the independence of an outside director;

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whether the transaction would present an improper conflict of interest for any director or executive officer; and

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any pre-existing contractual obligations.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction. For more information about our related party transactions, see “Certain Relationships and Related Party Transactions,” below.
Role of the Board in Risk Oversight
Members of the Board have an active role, as a whole and at the Board committee level, in overseeing management of the Company’s risk. While the Board is ultimately responsible for overall risk oversight at our Company, our four Board committees assist the full Board in fulfilling its oversight responsibilities in certain areas of risk. From time to time, the risk areas described below that are primarily assigned to a Board committee are discussed by the full Board.
The Audit Committee has primary responsibility for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and for monitoring the Company’s major financial risk exposures and the steps the Company has taken to monitor and control such exposures. In connection with its risk assessment and management responsibilities, the Audit Committee oversees risks related to food safety, cybersecurity and other risks relevant to our computerized information system controls and security. As part of this responsibility, an annual risk assessment is conducted by management and presented to the Audit Committee for its review. The results of this assessment are then shared with the full Board and each of the other Board committees for those topics covered by the committee’s respective charter. In addition, the meeting materials for each regularly scheduled Board meeting include an update of management’s annual risk assessment, which is overseen by the Audit Committee. The Audit Committee also is charged with overseeing risks with respect to our Related Party Transactions Policy as noted above.
The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse effect on the Company.
The Corporate Responsibility and Sustainability Committee is charged with management development and evaluating ESG matters that are relevant and material to us.
The Nominating and Corporate Governance Committee is charged with overseeing the process of conducting management succession planning and evaluating changes to our corporate governance structures.
Each Committee reports its findings to the full Board for consideration.
Communications with the Board
If stockholders or other interested parties wish to contact any member of our Board, they may write to the Board or to an individual director in care of the Corporate Secretary at The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202; or through our third-party ethics and compliance reporting website at SimplyGoodFoods.Ethicspoint.com. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.
Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitations or advertisements, junk mail, mass mailings and spam, new product suggestions, product complaints or inquiries, resumes and other forms of job inquiries, or surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

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Process for Recommending or Nominating Potential Director Candidates
Subject to certain investor rights under the Investor Rights Agreement, the Nominating and Corporate Governance Committee, with the input of the Chief Executive Officer, is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election at the Annual Meeting. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee reviews the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, considering the current Board members and the specific needs of the Company and the Board. In connection with the process of nominating incumbent directors for re-election to the Board, the Nominating and Corporate Governance Committee also considers the director’s tenure on and unique contributions to the Board.
The Nominating and Corporate Governance Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Nominating and Corporate Governance Committee will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee will request that any search firm that the Nominating and Corporate Governance Committee engages include candidates with diversity of gender, race, ethnicity and culture in its list of potential director candidates.
The Nominating and Corporate Governance Committee continually reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Nominating and Corporate Governance Committee has adopted nominating criteria guidelines that include understanding operations, marketing, finance or other aspects relevant to the success of a publicly traded company in today’s business environment, with broad experience in relevant disciplines. The Nominating and Corporate Governance Committee may consider certain factors related specifically to our business, including, but not limited to:
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knowledge of consumer-packaged goods/food products industries, particularly in branded food, nutrition and snacking, but principally in industries oriented to consumer products;

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accounting or related financial management expertise;

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experience executing growth and merger and acquisition strategies, to support the strategic plan for the Company;

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international exposure and diversity of cultural background and experience with global markets, because the Company operates in a number of countries;

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leadership experience at an executive level with understanding of the development and implementation of strategies; and

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high-level marketing and social media experience.

The Nominating and Corporate Governance Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominating and Corporate Governance Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes. Continuing directors are evaluated by the Nominating and Corporate Governance Committee in the same way, including the continuing director’s past contributions to the Board in such evaluation.
We believe to help ensure the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders a Board made up of highly qualified individuals from diverse backgrounds is important to the success of the business, in addition to promoting better corporate governance and performance and effective decision making. Accordingly, when evaluating the current directors and considering the nomination of new directors, the Nominating and Corporate Governance Committee makes an effort to ensure the composition of the Board reflects a broad diversity of experience, profession, expertise, skill, and background, including gender, racial, ethnic, and/or cultural diversity. The Board and the Nominating and Corporate Governance Committee are committed to ensuring the Board functions effectively and with appropriate expertise. Nominees are not discriminated against on the basis of race, religion, national origin, disability or sexual orientation. The Board and the Nominating and Corporate Governance Committee are committed to continue to seek a diversity of candidates to join the Board.
Although the Board does not have a formal policy regarding director candidates recommended by stockholders, stockholders may recommend individuals to the Board for nomination and also have the right under our Third Amended and Restated Bylaws (the “Bylaws”) to nominate directors, which is why the Board believes it is appropriate not to have such a policy. Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting candidates’ names, appropriate biographical information (including age, business address and residence address, principal occupation or employment and relevant experience), the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the candidate, the

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date such shares were acquired and the investment intent of such acquisition and any other information relating to the candidate that would be required to be disclosed in a proxy statement or other similar filing to our principal executive offices at:

Corporate Secretary The Simply Good Foods Company 1225 17th Street, Suite 1000 Denver, Colorado 80202
Assuming the appropriate information has been provided, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder recommended candidate and recommends their election to the Board, then their name will be included in the proxy statement for the next annual meeting of stockholders.
In order for stockholders to nominate director candidates under our Bylaws, our Bylaws require that we be given advance written notice of stockholder nominations for election to the Board. Such nomination must contain the information required by our Bylaws with respect to the nominee and the stockholder. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary, in the case of an annual meeting, not earlier than the 120th day and no later than the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting.
Succession Planning and Management Development
The Board supports the development of the Company’s executive talent, especially the Chief Executive Officer and the senior leaders of the Company, because continuity of strong leadership at all levels of the Company is part of the Board’s mandate for delivering strong performance to stockholders. To further this goal, the executive talent development and succession planning process is overseen by the Nominating and Corporate Governance Committee pursuant to its charter.
The Nominating and Corporate Governance Committee is charged with developing and recommending to the Board the approval of an executive officer succession plan. The Nominating and Corporate Governance Committee is also responsible for implementing the succession plan by developing and evaluating potential candidates for executive positions, and periodically reviewing the succession plan.
The Compensation Committee also indirectly supports the succession planning process through its annual approval of compensation targets and achievement of goals for incentive compensation payments.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during fiscal year 2025: (i) was, at any time an officer or employee of Simply Good Foods, (ii) was formerly an officer of Simply Good Foods, other than Mr. West and Mr. Ratzan (Mr. West served as the Chief Executive Officer of Conyers Park and Mr. Ratzan served as the Chief Financial Officer of Conyers Park from its formation in April 2016 until the consummation of the Business Combination in July 2017), or (iii) had any relationship requiring disclosure by Simply Good Foods under Item 404 of Regulation S-K. No executive officer of Simply Good Foods during fiscal year 2025 served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of Simply Good Foods or as a director of Simply Good Foods.

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Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits our officers, directors and all other employees from engaging in any of the following practices.

pledging any of our securities as collateral for a loan	buying or selling put or call positions or other derivative positions in our securities
holding our securities in a margin account	entering into hedging or monetization transactions or similar arrangements with respect to our securities engaging in short sales
Code of Conduct
We maintain a Code of Conduct that applies to all our directors, executive officers and employees and a code of ethics for our senior financial officers. We refer to these documents together as our “Code of Conduct.” Our Code of Conduct is posted on our corporate website at www.thesimplygoodfoodscompany.com and can be accessed by clicking on the “Investors” link followed by the “Corporate Governance” link. Any amendments to or waivers of our Code of Conduct relating to our directors or executive officers that are required to be disclosed also will be posted on our website. Our compliance officer oversees our ethics and compliance program and provides regular reports to each of the Audit Committee and the Nominating and Corporate Governance Committee on the program’s effectiveness and the status of any reports or complaints made under the Code of Conduct reporting procedures.
Director and Executive Officer Stock Ownership Guidelines
Our non-employee directors are required to own common stock equal to four times such director’s annual retainer. Directors are expected to satisfy these guidelines within five years of becoming a director and may not sell any common stock until they are in compliance with such guidelines and thereafter only if the guidelines remain satisfied after giving effect to the sale. Each of our presently serving non-employee directors is currently in compliance with the stock ownership guidelines or is still within the time frame to meet their respective ownership guidelines by the required deadline. Guideline compliance is measured pursuant to the policy as of September 1st of each year and any time a director seeks pre-clearance to trade in the Company’s securities.
For information on our stock ownership guidelines which apply to our executive officers and senior team members, please see “Compensation Discussion and Analysis — Corporate Governance Policies — Stock Ownership Guidelines,” below.
Recoupment (“Clawback”) Policies
The Board originally adopted a clawback policy in July 2019 that applies to certain incentive compensation for our executive officers and other employees paid or awarded after July 2019. In compliance with updated Nasdaq listing requirements, we adopted a new clawback policy effective October 2, 2023, for incentive compensation paid or awarded on after October 2, 2023 (the “Rule 10D-1 Incentive Compensation Recovery Policy”). As part of adopting the Rule 10D-1 Incentive Compensation Recovery Policy, the Board amended and restated its existing clawback policy to apply to certain incentive compensation not otherwise covered by the Rule 10D-1 Incentive Compensation Recovery Policy (the “General Clawback Policy”).
The Rule 10D-1 Incentive Compensation Recovery Policy provides that in the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Erroneously Awarded Compensation Received (as defined in the policy) by an Executive Officer during the Recovery Period.
The General Clawback Policy provides that in the event the Board determines, in its sole discretion, that one of our executive officers or other employees subject to the policy committed an act or omission during the course of their employment with us that gives rise to a material adverse effect on our financial condition or reputation, and such act or omission (i) constituted willful, knowing or intentional violation of any of our rules or any applicable legal or regulatory requirements, or (ii) constituted fraud or other illegal conduct, then the Board shall determine whether we should seek to recover from that executive officer or employee up to 100% (as determined by the Board in its sole discretion as appropriate based on the conduct involved) of the incentive compensation received by that executive officer or employee during the three completed fiscal years immediately preceding the date the Board becomes aware of such material

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adverse effect. The General Clawback Policy includes language to prohibit the recovery of the same incentive compensation for the same events under both policies.
For purposes of the General Clawback Policy, incentive compensation means any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting or stock price measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, including annual bonuses and other short- and long-term cash incentives and equity-based awards.

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Director Compensation
The objectives of our director compensation program are to offer compensation that is competitive with the compensation paid by peer companies so that we may attract and retain qualified candidates for Board service and to reinforce our practice of encouraging stock ownership by our directors. The Compensation Committee regularly reviews the compensation paid to non-employee directors and recommends changes to the Board, as appropriate. After consultation with Mercer (US) Inc. (“Mercer”), the Compensation Committee’s independent compensation consultant, the Board approved a director compensation program in line with competitive non-employee director compensation levels of our peer companies. Effective for fiscal year 2025, our director compensation program consisted of the following:

Annual Board Service	Cash Retainer	$ 85,000
	Restricted Stock Units(1)	$125,000
Board and Committee Chair Cash Retainer	Chair of the Board	$ 90,000
	Audit Committee	$ 15,000
	Compensation Committee	$ 15,000
	Corporate Responsibility and Sustainability Committee	$ 15,000
	Nominating and Corporate Governance Committee	$ 15,000

(1)
The restricted stock units (“RSUs”) vest one year from the grant date, subject to such director’s continued service as of the vesting date. Each RSU entitles the director to one share of our common stock and will be payable and settled at the time of vesting.

Director Compensation Table
The table below sets forth information concerning the compensation of our non-employee directors who served in fiscal year 2025. In addition to the amounts shown below, we also reimburse directors for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James M. Kilts	175,000.00	124,989.82	299,989.82
Clayton C. Daley, Jr	100,000.00	124,989.82	224,989.82
Michelle P. Goolsby	100,000.00	124,989.82	224,989.82
Romitha S. Mally(2)	52,307.69	88,531.83	140,839.52
Robert G. Montgomery	93,750.00	124,989.82	218,739.82
Brian K. Ratzan	85,000.00	124,989.82	209,989.82
David W. Ritterbush	85,000.00	124,989.82	209,989.82
Joseph J. Schena	100,000.00	124,989.82	224,989.82
David J. West	85,000.00	124,989.82	209,989.82
James D. White	85,000.00	124,989.82	209,989.82
Former Directors
Nomi P. Ghez(2)	41,666.67	124,989.82	166,656.49
Joseph E. Scalzo(2)	35,416.67	124,989.82	160,406.49

(1)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of the RSU awards granted to each non-employee director, computed in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of these awards can be found in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2025.

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(2)
Ms. Mally joined the Board at the 2025 Annual Meeting in January 2025, and Ms. Ghez and Mr. Scalzo did not stand for re-election at the 2025 Annual Meeting in January 2025.

Mr. Geoff Tanner does not receive separate compensation for his service as a director.
Outstanding Equity Awards at Fiscal-Year End
The following table presents the number of outstanding RSUs held by each director as of August 30, 2025. None of the directors hold stock options.
Director	Number of Shares Subject to Outstanding RSUs as of August 30, 2025(1)
James M. Kilts	3,827
Clayton C. Daley, Jr	3,827
Michelle P. Goolsby	3,827
Romitha S. Mally	2,251
Robert G. Montgomery	3,827
Brian K. Ratzan	3,827
David W. Ritterbush	3,827
Joseph J. Schena	3,827
David J. West	3,827
James D. White	3,827

(1)
The RSUs vest in full one year after grant.

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Meetings and Committees of the Board
Our Board has established certain committees to assist in the performance of its various functions. All Board committee members are appointed by our Board upon recommendation of the Nominating and Corporate Governance Committee, subject to the Investor Rights Agreement.
Our Board has affirmatively determined, upon recommendation of the Nominating and Corporate Governance Committee, that all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the Nasdaq listing standards. The Board also has determined that all members of the Audit Committee meet the independence requirements contemplated by the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board took into account the additional independence considerations required by the Nasdaq listing rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.
Our Board typically meets on a quarterly basis and holds special meetings as necessary. In fiscal year 2025, our Board met five (5) times. Directors are required to regularly attend Board meetings and meetings of the committees on which they serve, unless unforeseen circumstances prevent them from doing so. In fiscal year 2025, all directors attended at least 75% of the total number of meetings of the Board (held during the period for which they have been a director) and the total number of meetings held by all committees of the Board on which they served (during the periods that they served). While we do not have a formal policy requiring our directors to attend stockholder meetings, our directors are invited and encouraged to attend all meetings of stockholders. All our directors at the time who were standing for re-election attended the 2025 Annual Meeting of Stockholders.
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The chart below lists the committees of our Board and indicates who served on those committees during fiscal year 2025.

Audit Committee	Compensation Committee	Corporate Responsibility and Sustainability Committee	Nominating and Corporate Governance Committee
Joseph J. Schena (Chair)*	Michelle P. Goolsby (Chair)	Robert G. Montgomery (Chair)	Clayton C. Daley Jr. (Chair)
Clayton C. Daley, Jr	Robert G. Montgomery	Romitha S. Mally	James M. Kilts
Michelle P. Goolsby	Brian K. Ratzan	David W. Ritterbush	Brian K. Ratzan
Romitha S. Mally	David J. West	James D. White	David W. Ritterbush
	James D. White		James D. White
* Audit Committee Financial Expert
The responsibilities of each of our Board committees are summarized below. Each of the Board committees operates under a written charter; has authority to retain independent legal, accounting or other advisors, at our expense; makes regular reports to the Board; and reviews its own performance annually.
Audit Committee
Fiscal Year 2025 Meetings: 4 Chair: Joseph J. Schena Other Members: • Clayton C. Daley, Jr. • Michelle P. Goolsby • Romitha S. Mally
Key Responsibilities:
•
perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices, legal and regulatory compliance and the audit of the Company’s financial statements

•
maintain a line of communication between the Board and the Company’s financial management

•
primary responsibility for reviewing and discussing the Company’s policies with respect to risk assessment and risk management

•
oversee risks related to food safety, cybersecurity and other risks relevant to our computerized information system controls and security

•
oversee risks with respect to our Related Party Transactions Policy

•
prepare the report to be included in the Company’s annual proxy statement

The Audit Committee also evaluates, at least annually, the qualifications, performance and independence of our independent auditors, including an evaluation of the lead audit partner. The Board has determined that each member of the Audit Committee qualifies as an independent director according to Nasdaq rules and the rules and regulations of the SEC with respect to audit committee membership, and that Mr. Schena qualifies as an “audit committee financial expert,” as such term is defined in Item 401(d)(5)(ii) of Regulation S-K.

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Compensation Committee
Fiscal Year 2025 Meetings: 4 Chair: Michelle P. Goolsby Other Members: • Robert G. Montgomery • Brian K. Ratzan • David J. West • James D. White
Key Responsibilities:
•
review key employee compensation goals, policies, plans and programs

•
review and approve the compensation of our directors, Chief Executive Officer and other executive officers

•
review and approve employment agreements and other similar arrangements between us and our executive officers

•
ensure our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse effect on the Company

•
administer our stock plans and other incentive compensation plans

The Compensation Committee has delegated to a sub-committee of Ms. Goolsby and Messrs. Montgomery and White (the “Compensation Sub-Committee”) the authority to grant equity awards to executive officers. The Compensation Committee reviews and considers our Chief Executive Officer’s recommendations with respect to compensation decisions for our named executive officers other than himself. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters because, given his knowledge of our operations, industry and the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time. The Board (without the participation of our Chief Executive Officer) and Compensation Committee make all compensation decisions regarding our Chief Executive Officer. The Board has determined that each member of the Compensation Committee qualifies as an independent director according to Nasdaq rules and the rules and regulations of the SEC with respect to compensation committee membership.
Corporate Responsibility and Sustainability Committee
Fiscal Year 2025 Meetings: 2 Chair: Robert G. Montgomery Other Members: • Romitha S. Mally • David W. Ritterbush • James D. White
Key Responsibilities:
•
monitor emerging trends and evolving best practices with respect to ESG

•
review, oversee, and discuss with management the implementation of the Company’s ESG strategy and policies making change recommendations as appropriate

•
review and discuss with management the Company’s internal and external communication strategies and approach with employees, investors, and other stakeholders regarding the Company’s position or approach to ESG matters and provide recommendations as appropriate

The Corporate Responsibility and Sustainability Committee was established to assist the Board in discharging its oversight responsibility related to ESG matters (but excluding corporate structure governance) and to provide guidance to management on these matters. ESG matters include climate change effects, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, human capital resources, diversity, equity and inclusion, public policy engagement, political contributions, corporate charitable and philanthropic activities and other ESG matters that are relevant and material to the Company. The Board has determined that each member of the Corporate Responsibility and Sustainability Committee qualifies as an independent director according to Nasdaq rules.

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Nominating and Corporate Governance Committee
Fiscal Year 2025 Meetings: 4 Chair: Clayton C. Daley, Jr. Other Members: • James M. Kilts • Brian K. Ratzan • David W. Ritterbush • James D. White
Key Responsibilities:
•
identify individuals qualified to become members of our Board, consistent with criteria approved by our Board

•
oversee the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently

•
oversee the process of conducting management succession planning

•
identify best practices and recommend corporate governance principles and structures

•
develop and recommend to our Board a set of corporate governance guidelines and principles applicable to us

The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an independent director according to Nasdaq rules. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Board of Directors and Governance — Process for Recommending or Nominating Potential Director Candidates.”

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1	Election of Directors The Board recommends that you vote FOR the election of each of the director nominees.
Board of Directors Skills and Experience Chart
Our directors have vast and deep professional and personal experiences that contribute greatly to the ability to function as a Board at a high level. The following chart of skills and experiences provides an overview of the diversity of experience on our current Board:
Directors Standing for Re-Election
At the Annual Meeting, stockholders will vote for the 11 nominees listed below to serve until the 2027 Annual Meeting of Stockholders and the election and qualification of their successor, or until such director’s earlier death, disqualification, resignation or removal.
Proxies cannot be voted for a greater number of persons than the nominees named below. Each of the nominees listed below is currently a member of our Board, and all nominees have been recommended by our Nominating and Corporate Governance Committee, subject to the Investor Rights Agreement, and nominated by our Board, and has agreed to stand for election or re-election, as applicable. There are no family relationships among our directors or director nominees, or between our directors, director nominees and/or executive officers. A plurality of votes cast is necessary for the

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election of a director. There is no cumulative voting in the election of directors. Ages are as of December 17, 2025, the date of mailing this proxy statement.
Majority Vote Director Resignation Policy
Our Corporate Governance Guidelines contain a Director Resignation Policy. Under this policy, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election is required to offer their resignation to the Board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the Board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. This policy does not apply in contested elections.

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Director Nominees
Clayton C. Daley, Jr.
Age: 74 Director Since: 2017 Independent Director	Committee(s): Audit and Nominating and Corporate Governance (Chair)

EXPERIENCE
•
Clayton C. Daley, Jr. spent his entire professional career with The Procter & Gamble Company (“P&G”), a global consumer packaged goods company, joining the company in 1974.

•
At P&G, Mr. Daley held a number of key accounting and finance positions including Chief Financial Officer and Vice Chairman of P&G; Comptroller, U.S. Operations of Procter & Gamble USA; Vice President and Comptroller of Procter & Gamble International; and Vice President and Treasurer of P&G.

• Mr. Daley retired from P&G in 2009. • Mr. Daley served as Senior Advisor to TPG Capital from 2009 until October 2012.

PARTICIPATION ON OTHER BOARDS
•
Mr. Daley served as a director and was Chair of the Audit Committee and a member of the Compensation and Option Committee of Starwood Hotels & Resorts Worldwide, Inc. from 2008 to 2016.

•
Mr. Daley was also a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

EDUCATION • He holds a bachelor’s degree in economics from Davidson College and an MBA from The Ohio State University.

REASONS FOR NOMINATION
We believe Mr. Daley’s consumer and food industry background, coupled with broad operational and financial experience outlined in detail above, make him well qualified to serve as a director.

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Michelle P. Goolsby
Age: 67 Director Since: 2019 Independent Director	Committee(s): Audit and Compensation (Chair)

EXPERIENCE
•
Michelle P. Goolsby served for ten years, from 1998 to 2008, on the senior executive team of Dean Foods Company (“Dean Foods”), where she held the positions of Executive Vice President, General Counsel, Chief Administrative Officer and head of Corporate Development with responsibilities including legal, human resources, acquisitions, risk management and sustainability.

•
Prior to Dean Foods, Ms. Goolsby was a partner at Winstead, P.C., one of the largest business law firms in Texas and served as Chair of the firm’s Business Section.

•
Ms. Goolsby served from 2009 to 2019 as a venture partner and member of the Investment Committee of Greenmont Capital Partners II, a private equity firm in Boulder, Colorado which invested in companies providing more healthy, sustainable and environmentally friendly consumer products.

PARTICIPATION ON OTHER BOARDS
•
Ms. Goolsby was a member of the Board of Directors of Capstead Mortgage Corporation and its successor, Franklin BSP Realty Trust, publicly traded real estate investment trusts, from 2012 to 2022, serving as Chair of the Compensation Committee and member of the Audit Committee.

•
Ms. Goolsby previously served as a member of the Board of Directors of WhiteWave Foods Company (“WhiteWave Foods”), where she was Chair of the Audit Committee and a member of the Compensation Committee, from 2012 until its sale to Danone in 2017. Ms. Goolsby then served as a member of the Advisory Board of Danone North America, advising as to business practices promoting healthier and more sustainable food systems.

•
Ms. Goolsby serves on the boards of other privately held companies as well as other civic and philanthropic organizations, including Vitamin Angels Alliance, a global nonprofit focused on improving the health and nutrition of the most vulnerable populations. She is a founding member of The Center for Women in Law at The University of Texas School of Law and serves as a Trustee of the University of Texas Law School Foundation.

EDUCATION
•
Ms. Goolsby received a bachelor’s degree in accounting from The University of Texas at Austin, a juris doctor degree from The University of Texas at Austin School of Law, and a Master of Arts degree from the Simmons School of Education and Human Development at Southern Methodist University.

•
Ms. Goolsby received a Climate Leadership Certification from the Diligent Institute, which is designed to provide corporate leaders with the skillset to effectively oversee climate risk and create sustainable growth strategies.

REASONS FOR NOMINATION
We believe Ms. Goolsby’s extensive food and beverage experience, knowledge of the consumer-packaged goods marketplace, Environmental, Social and Governance (ESG) program management experience along with her current and prior public company board experience, make her well qualified to serve as a director.

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James M. Kilts
Age: 77 Director Since: 2017 Independent Director	Current Position: Chairman of the Board and Founding Partner of Centerview Capital Consumer Committee(s): Nominating and Corporate Governance

EXPERIENCE
•
James M. Kilts is a renowned leader in the consumer industry, with over 40 years of experience leading a range of companies and iconic brands. Mr. Kilts has served as our Chairman of the Board of Directors since July 2017.

•
Mr. Kilts is the Founding Partner of Centerview Capital Consumer, founded in 2006. Mr. Kilts was Co-Chief Executive Officer of Conyers Park III Acquisition Corp. from August 2021 until August 2023.

•
Previously, Mr. Kilts served as Chairman of the Board, Chief Executive Officer and President of The Gillette Company (“Gillette”) from 2001 until it merged with P&G in 2005; at that time, he became Vice Chairman of the Board of P&G. Before Mr. Kilts joined Gillette, the company’s sales had been flat for 4 years, and it had missed earnings estimates for 14 consecutive quarters. Mr. Kilts took steps to rebuild the management team, cut costs and reinvest the savings in innovation and marketing. During his tenure as Chief Executive Officer, Mr. Kilts oversaw the creation of approximately $30 billion in equity value for Gillette’s public shareholders. Gillette’s share price appreciated 110% during Mr. Kilts’ tenure, while the S&P 500 declined 3% over the same time period. Under Mr. Kilts’ leadership, Gillette rejoined the top ranks of consumer products companies as sales increased an average of 9% each year. The Harvard Business Review cited Mr. Kilts’ leadership as the driving force behind Gillette’s turnaround.

•
Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco from 1998 until its acquisition by The Philip Morris Companies in 2000.

•
Before joining Nabisco, Mr. Kilts was an Executive Vice President of The Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food Group. In that role, Mr. Kilts was responsible for integrating Kraft and General Foods and for shaping the group’s domestic and international strategy. Mr. Kilts had previously served as President of Kraft USA and Oscar Mayer. He also had been Senior Vice President of Strategy and Development, President of Kraft Limited in Canada, and Senior Vice President of Kraft International.

•
Mr. Kilts began his career with General Foods Corporation in 1970.

•
Owing to Mr. Kilts’ successes across the consumer industry, numerous companies seek his business expertise and advice.

PARTICIPATION ON OTHER BOARDS
•
Mr. Kilts is currently a member of the Board of Directors of Viatris Inc. since November 2020 and is a member of the Board of Directors and Chairman of the Board of Advantage Solutions Inc. since October 2020.

•
Mr. Kilts was a member of the Board of Directors of MetLife, Inc., (from 2005 until June 2020), Pfizer Inc. (from 2007 until November 2020), Unifi Inc. (from April 2016 until July 2022), Non-Executive Director of the Board of Nielsen Holdings PLC (from 2006 until 2017), Chairman of the Board of Nielsen Holdings PLC (from January 2011 until December 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014).

•
Mr. Kilts was also previously a member of the Board of Directors of Conyers Park II Acquisition Corp. from July 2019 until October 2020, Big Heart Pet Brands (formerly a division of Del Monte Foods) from March 2011 to March 2015 (during which time he served as Chairman), MeadWestvaco from 2006 to April 2014, The New York Times Company from 2005 to 2008, May Department Stores from 1998 to 2005, Whirlpool Corporation from 1999 to 2005, Grocery Manufacturers Association (during which time he served as Chairman) from 2003 to 2005, and Delta Airlines from 2002 to 2004.

•
Mr. Kilts was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

•
Mr. Kilts is a Trustee Emeritus of the University of Chicago and Founder of the Kilts Center for Marketing at the University of Chicago Booth School of Business.

•
Mr. Kilts is also a former member of Citigroup’s International Advisory Board.

EDUCATION • Mr. Kilts received a bachelor’s degree in History from Knox College, Galesburg, Illinois and earned an MBA degree from the University of Chicago.

REASONS FOR NOMINATION
We believe Mr. Kilts’ deep and extensive consumer industry background, coupled with broad operational, marketing and transactional experience as described in detail above, make him well qualified to serve as a director.

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Romitha S. Mally
Age: 56 Director Since: 2025 Independent Director	Current Position: Founder of the Mally Collective Committee(s): Audit and Corporate Responsibility and Sustainability

EXPERIENCE
•
Romitha S. Mally has over 30 years of experience working in financial services both as an investment banker and equity research analyst beginning at Goldman Sachs covering the food sector from 1998 to 2005.

•
In August 2021, Ms. Mally founded the Mally Collective, a boutique financial advisory firm that advises consumer companies on value maximization through internal strategic initiatives, mergers and acquisitions and capital markets transactions.

•
From 2019 to 2021, Ms. Mally was a Vice Chairman in Investment Banking at UBS Group AG.

•
Prior to that, Ms. Mally was a Managing Director and Head of Consumer Corporate Advisory for North America at Greenhill & Co. from 2018 to 2019 and a Managing Director in the Consumer and Retail Investment Banking Group at JP Morgan from 2013 to 2018.

PARTICIPATION ON OTHER BOARDS • Ms. Mally is a director of Hungryroot, Inc. since 2021.
EDUCATION • Ms. Mally received a B.Sc. from The London School of Economics and an MBA degree from The University of Chicago.
REASONS FOR NOMINATION
We believe Ms. Mally’s consumer investment banking and financial analyst background, coupled with extensive financial and investment experience as described in detail above, make her well qualified to serve as a director.

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Robert G. Montgomery
Age: 72 Director Since: 2017 Independent Director	Current Position: Founder and Principal of Montgomery Consulting Solutions Committee(s): Compensation, Corporate Responsibility and Sustainability (Chair)

EXPERIENCE
•
In 2010, Mr. Montgomery founded and has since been a principal of Montgomery Consulting Solutions, a consulting firm specializing in sales, marketing and business strategies in the consumer-packaged goods industry.

•
In 2010, Mr. Montgomery co-founded and until January 2020 was a principal of Jurs Montgomery Brokerage, LLC, a firm specializing in life insurance, long term care, disability and annuities.

•
From 2003 until 2010, Mr. Montgomery was successively a Senior Vice President, Sales, a Senior Vice President, Sales, Marketing & R&D and an Executive Vice President at Birds Eye Foods, Inc., a privately held frozen foods company.

•
From 1998 to 2003, Mr. Montgomery served as Vice President of Sales in different divisions of HJ Heinz Company, a global food producer.

•
Prior to this, from 1982 to 1998, Mr. Montgomery worked at McCain Food, Inc., as Vice President of Sales-Retail. Mr. Montgomery has held positions at Family Brands, Inc. as Vice President of Sales, ConAgra Frozen Food Company as Area Vice President, Sara Lee Corporation as National Sales Planning Manager and Division Sales Manager and Del Monte Corporation as Senior Account Representative.

PARTICIPATION ON OTHER BOARDS
•
In 2016, Mr. Montgomery joined the Board of Directors of Wyman’s of Maine, a producer of frozen fruit.

•
Mr. Montgomery was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

•
Mr. Montgomery served as the Chair of the Board of Hope Hall School, Gates, New York, a nonprofit school catering to children with learning disabilities from 2012 to 2024. This is a volunteer position with no compensation.

EDUCATION
•
Mr. Montgomery holds a bachelor’s degree in management from Seton Hall University.

•
Mr. Montgomery received a Certificate in Cybersecurity Oversight, issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University.

REASONS FOR NOMINATION
We believe Mr. Montgomery’s more than 40 years of experience in the consumer package goods industry, including sales, marketing, research and development positions on both an operational and executive level. We believe Mr. Montgomery’s consumer and food industry background, coupled with broad operational experience and his understanding of cybersecurity oversight, make him well qualified to serve as a director.

2026 Proxy Statement    29

Brian K. Ratzan
Age: 55 Director Since: 2017 Independent Director	Current Position: Partner of Centerview Capital Consumer Committee(s): Compensation and Nominating and Corporate Governance

EXPERIENCE
•
Brian K. Ratzan has been a Partner of Centerview Capital Consumer since April 2014.

•
Mr. Ratzan served as the Chief Financial Officer of Conyers Park III Acquisition Corp. from August 2021 until August 2023, Chief Financial Officer of Conyers Park Acquisition Corp. from April 2016 to July 2017 and Chief Financial Officer of Conyers Park II Acquisition Corp. from July 2019 to October 2020.

•
Mr. Ratzan has over 25 years of private equity investing experience. Prior to joining Centerview Capital Consumer, Mr. Ratzan was Partner and Head of U.S. Private Equity at Pamplona Capital Management from January 2012 to February 2014.

•
Prior to joining Pamplona, Mr. Ratzan was Managing Director and Head of Consumer at Vestar Capital Partners, which he joined in 1998.

•
Mr. Ratzan also previously worked at ‘21’ International Holdings, a private investment firm, and in the Investment Banking Group at Donaldson, Lufkin and Jenrette.

PARTICIPATION ON OTHER BOARDS
•
Mr. Ratzan has been a member of the Board of Directors of Advantage Solutions Inc. since October 2020.

•
Mr. Ratzan was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017, Conyers Park II Acquisition Corp. from July 2019 until October 2020 and Conyers Park III Acquisition Corp., Inc, from August 2021 until August 2023.

•
Mr. Ratzan previously served on the boards of consumer companies including Del Monte Foods, The Sun Products Corporation (formerly known as Huish Detergents, Inc.), and Birds Eye Foods, Inc.

•
Mr. Ratzan has served on the Board of Directors of Harvest Hill Beverage Company, a private company, since May 2025.

•
Mr. Ratzan currently serves on the Advisory Board of the University of Michigan’s Ross School of Business and the Economics Leadership Council at the University of Michigan.

EDUCATION • Mr. Ratzan holds a bachelor’s degree in economics from the University of Michigan, where he was a member of Phi Beta Kappa, and an MBA degree from Harvard Business School.

REASONS FOR NOMINATION
We believe Mr. Ratzan’s extensive investment management, transactional and consumer packaged goods experience as described in detail above make him well qualified to serve as a director.

30    2026 Proxy Statement

David W. Ritterbush
Age: 59 Director Since: 2019 Independent Director	Current Position: CEO of Califia Farms, LLC Committee(s): Nominating and Corporate Governance and Corporate Responsibility and Sustainability

EXPERIENCE
•
David W. Ritterbush has been the CEO of Califia Farms, LLC since October 2020.

•
Mr. Ritterbush was the President of our wholly owned subsidiary Quest Nutrition, LLC from November 2019 until October 2020.

•
Prior to our acquisition of Quest Nutrition in November 2019, Mr. Ritterbush was Chief Executive Officer of Quest Nutrition from March 2017, with oversight of the organization, including organizational structure, supply chain strategy, and product innovation.

•
Prior to joining Quest Nutrition, Mr. Ritterbush served as Chief Executive Officer of Popchips (Sonora Mills, Inc.), a manufacturer of popped rice, corn, soy, and other grain- based snack food products, from August 2015 to February 2017. While at Popchips, Mr. Ritterbush’s responsibilities included organization leadership, restructuring, sales turnaround, refreshed branding and new product innovation, supply chain restructuring, co- manufacturing and global procurement.

•
From April 2009 to March 2015, Mr. Ritterbush held leadership positions with Premier Nutrition Corporation, a manufacturer and retailer of beverage products, bars and shakes, including Chief Executive Officer, Post Active Nutrition from April 2014 to March 2015; Chief Executive Officer, Premier Nutrition from August 2010 to March 2014; and Chief Operating Officer from April 2009 to August 2010. While at Premier Nutrition, Mr. Ritterbush reorganized the organization, led a significant turnaround of the supply chain across facilities and co-manufacturers, restructured the sales organization, and actively participated in strategy formation and acquisitions.

•
Prior to this, Mr. Ritterbush was Vice President/General Manager-West Business Unit, for Red Bull North America, from October 2007 to March 2009, with leadership for the West Business Unit including sales, marketing, supply chain, finance and accounting.

•
Previously, Mr. Ritterbush was a sales and marketing executive with Dreyer’s Grand Ice Cream, Inc. for over 16 years, with various positions of increasing responsibility, including serving as Senior Vice President of Marketing- Packaged Products from October 2006 to October 2007, where he was responsible for product design, pricing, and consumer positioning. During this period, Mr. Ritterbush served as a member of Dreyer’s Operating Committee, Dreyer’s Graphics Development team, and a board member of the Starbucks Ice Cream partnership.

PARTICIPATION ON OTHER BOARDS
•
Mr. Ritterbush is a Director of Oats Overnight, Inc., a private company, and previously served as a Director of Farmer Bros. Co. from 2017 to 2020 and Stone Brewing Co., LLC, a private company from April 2020 to June 2022.

EDUCATION • Mr. Ritterbush received his undergraduate degree in Business Administration, Marketing from San Diego State University.

REASONS FOR NOMINATION
We believe Mr. Ritterbush’s consumer and food industry background coupled with his broad executive, operational and marketing experience as described in detail above makes him well qualified to serve as a director.

2026 Proxy Statement    31

Joseph J. Schena
Age: 67 Director Since: 2021 Independent Director	Committee(s): Audit (Chair)

EXPERIENCE
•
Mr. Schena served as the Chief of Staff at Cohen Enterprises, a private holding company, focused on C&S Wholesale Grocers, Inc. and Warehouse Technologies from November 2015 until April 2019.

•
Prior to joining Cohen Enterprises, Mr. Schena served as the Chief Executive Officer and President at Bacardi International Limited and as the Chief Financial Officer of Bacardi Limited.

•
Previously, Mr. Schena served as Chief Financial Officer and Executive Vice President at C&S Wholesale Grocers, Inc.

•
Mr. Schena was an Operating Partner at Centerview Capital Consumer from 2007 to 2012 focused on financial operations of portfolio companies. Mr. Schena was involved in the $5.5 billion privatization of Del Monte Foods and the acquisition of Richelieu Foods.

•
Mr. Schena served as the Vice President of Global Financial Operations, Chief Accounting Officer and Controller at Gillette and transitioned to the Chief Financial Officer of the Gillette business unit of P&G after P&G acquired Gillette in October 2005 where Mr. Schena was responsible for Gillette’s business results as well as integrating Gillette’s and P&G’s financial operations.

•
Prior to Gillette, Mr. Schena served in various senior financial and strategy positions at Kraft/Nabisco from 1980 to 2000.

PARTICIPATION ON OTHER BOARDS • Mr. Schena was previously a director of Conyers Park II Acquisition Corp. from July 2019 until October 2020, and Warehouse Technologies, and Welch Foods Inc.
EDUCATION • Mr. Schena received both an MBA in Finance and a BBA in Accounting from Iona College.

REASONS FOR NOMINATION
Mr. Schena is a consumer products industry executive with 40 years of experience in the areas of financial operations and accounting, strategy and business planning, investor relations and mergers & acquisitions. We believe Mr. Schena’s deep consumer industry background, coupled with broad financial, accounting and transactional experience as described in detail above, make him well qualified to serve as a director.

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Geoff E. Tanner
Age: 51 Director Since: 2023	Current Position: President and Chief Executive Officer

EXPERIENCE
•
Geoff E. Tanner has served as the Company’s President and Chief Executive Officer since July 7, 2023. Mr. Tanner has also served as a member of the Company’s Board of Directors since April 2023.

•
Prior to that, Mr. Tanner served as the Company’s President, Chief Operating Officer and CEO-Elect from April 3, 2023 until July 7, 2023.

•
Mr. Tanner served as Chief Commercial and Marketing Officer of The J.M Smucker Company (“Smucker”) from October 2019 until February 2023, reporting to the CEO. From 2016 through 2019, Mr. Tanner served as Senior Vice President, Growth of Smucker, also reporting to the CEO.

•
Mr. Tanner held various leadership roles of increasing responsibility at Big Heart Pet Brands (and its predecessor Del Monte Foods) from 2003 until 2016, when it was acquired by Smucker, including Vice President, Marketing and General Manager and Vice President, Innovation.

• Earlier in his career, Mr. Tanner was a senior strategy consultant at Cap Gemini Ernst & Young.
PARTICIPATION ON OTHER BOARDS • Mr. Tanner has served as a member of the Board of Directors of Johnsonville Meat LLC, a private company.

EDUCATION
•
Mr. Tanner received a Bachelor of Commerce and Bachelor of Arts in Political Science and Government from Victoria University of Wellington in New Zealand, and an MBA from the Duke University Fuqua School of Business.

REASONS FOR NOMINATION
We believe Mr. Tanner’s experience as our President and Chief Executive Officer along with his extensive consumer and food industry background as described in detail above makes him well qualified to serve as a director.

2026 Proxy Statement    33

David J. West
Age: 62 Director Since: 2017 Independent Director	Current Position: Partner of Centerview Capital Consumer Committee(s): Compensation

EXPERIENCE
•
David J. West is an established leader in the consumer industry, with 30 years of experience leading a range of companies and well-known brands. Mr. West has served as our Vice Chairman of the Board since July 2017.

•
Mr. West became a partner of Centerview Capital Consumer in May 2016.

•
From April 2016 to July 2017, Mr. West served as the Chief Executive Officer of Conyers Park Acquisition Corp., served as CEO of Conyers Park II Acquisition Corp. from July 2019 until October 2020 and as Co-Chief Executive Officer of Conyers Park III Acquisition Corp. from August 2021 until August 2023.

•
Prior to joining Centerview Capital Consumer, Mr. West served as Chief Executive Officer and President of Big Heart Pet Brands (formerly known as Del Monte Foods) from August 2011 to March 2015, at that time one of the world’s largest pure-play pet food and treats companies whose brands included Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, and others. Mr. West helped reposition the business to increase focus on growth and innovation, launched new products such as Milk-Bone Brushing Chews®, enhanced specialty pet distribution channels through the acquisition of Natural Balance Pet Foods, and developed a marketing culture to effectively promote products. Mr. West worked closely with Mr. Kilts during this time, as Mr. Kilts was Chairman of the Board of Big Heart Pet Brands. In February 2014, Mr. West oversaw the sale of Del Monte Foods’ Consumer Products business and changed the company’s name to Big Heart Pet Brands, reflecting its singular focus on pet food and snacks. During his tenure as Chief Executive Officer, Mr. West oversaw the creation of approximately $2 billion of equity value for investors. Big Heart Pet Brands was sold to The J.M. Smucker Company in March 2015, at which time Mr. West served The J. M. Smucker Company as President, Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016.

•
Prior to joining Del Monte Foods, Mr. West served as the Chief Executive Officer, President and a director of Hershey from 2007 to May 2011. Under Mr. West’s leadership, Hershey enjoyed strong profits, net sales growth and shareholder returns, and was recognized as one of the World’s 100 Most Innovative Companies by Forbes Magazine in 2011. During Mr. West’s tenure as Chief Executive Officer, Hershey increased its investment in domestic and international operations, improved the effectiveness of its supply chain and business model, and accelerated its advertising, brand building and distribution programs. During Mr. West’s tenure as Chief Executive Officer, public shareholders of Hershey experienced more than $5 billion of equity value creation. Hershey’s share price appreciated 68% during this time, while the S&P 500 grew 0%. Prior to his Chief Executive Officer role, Mr. West held various leadership positions at Hershey including Chief Operating Officer, Chief Financial Officer, Chief Customer Officer, and Senior Vice President of Strategy and Business Development. Prior to joining Hershey in 2001, Mr. West spent 14 years with the Nabisco Biscuit and Snacks group, where he held a range of senior positions including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning, a role in which he helped shape and execute Nabisco’s strategy, culminating in the acquisition of Nabisco Holdings Corp. by The Philip Morris Companies in 2000. At Nabisco, Mr. West worked closely with Mr. Kilts during Mr. Kilts’ tenure as Chief Executive Officer.

PARTICIPATION ON OTHER BOARDS
•
Mr. West has been a member of the Board of Directors of Advantage Solutions Inc. since October 2020 and Freshpet, Inc. since August 2023.

•
Mr. West was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017, Conyers Park II Acquisition Corp from July 2019 until October 2020 and Conyers Park III Acquisition Corp., Inc, from August 2021 until August 2023.

•
Mr. West was a member of the Board of Directors of Hershey from 2007 to 2011, Del Monte Foods from 2011 to 2014, Big Heart Pet Brands from 2014 to 2015, and The J.M. Smucker Company from 2015 to 2016.

EDUCATION • Mr. West received a Bachelor of Science, cum laude, in Business Administration from Bucknell University.

REASONS FOR NOMINATION
We believe Mr. West’s deep consumer industry background, coupled with broad operational, marketing and transactional experience as described in detail above, make him well qualified to serve as a director.

34    2026 Proxy Statement

James D. White
Age: 65 Director Since: 2019 Independent Director	Current Position: Owner of JDWhite Design Lab Committee(s): Compensation, Corporate Responsibility and Sustainability and Nominating and Corporate Governance

EXPERIENCE
•
Since 2019, Mr. White has been the owner of Culture Design Lab, which provides culture transformation and diversity, equity, and inclusion consulting services to companies, Boards of Directors and management teams.

•
Mr. White was also Executive Chair of the Board of Air Protein, Inc., a private company, from March 2020 until April 2024.

•
Mr. White served for eight years, from 2008 to 2016, as the Chairman, President and CEO of Jamba, Inc., where he successfully led the company turnaround and the transformation of Jamba Juice from a made-to-order smoothie shop to a healthy active lifestyle brand. Mr. White served as Board Chair of Jamba, Inc. from December 2010 until January 2016.

•
Prior to Jamba, Inc. Mr. White served as Senior Vice President and General Manager of Consumer Brands at Safeway, Inc. from 2005 to 2008.

•
Prior to Safeway, Mr. White served as Senior Vice President of Business Development, North America at Gillette from 2002 to 2005.

•
He also served in executive positions at Nestle Purina from 1987 to 2002, including Vice President, Customer Interface Group from 1999 to 2002.

•
Mr. White began his career at The Coca-Cola Company.

PARTICIPATION ON OTHER BOARDS
•
Mr. White currently serves as Chair of the Board of Directors of The Honest Company and a member of the Board of Directors of Cava Group, Inc.

•
Mr. White also serves on the Board of Schnucks Supermarkets, a private company.

•
Mr. White previously served on the boards of public companies Adtalem Global Education from 2015 to 2021, Affirm Holdings, Inc. from 2022 to 2024 and Callidus Software, Inc. from 2016 to 2018. Mr. White also previously served on the Boards of private companies Daymon Worldwide, Inc., Panera Bread and Panera LLC/JAB, Bradshaw Home, Hillshire Brands Company, Medallia, Inc., and Keane Inc.

EDUCATION
•
Mr. White received a Bachelor of Science degree, with a major in marketing, from The University of Missouri and an MBA from Fontbonne University. He is also a graduate of the Cornell University Food Executive Program and was a Stanford University Distinguished Careers Institute Fellow in 2018.

REASONS FOR NOMINATION
We believe Mr. White’s deep consumer industry background, coupled with broad operational and leadership experience as described in detail above, make him well qualified to serve as a director.

2026 Proxy Statement    35

Executive Officers
The following table provides information regarding our executive officers, including their ages, as of December 17, 2025, the date of mailing this proxy statement:
Name	Age	Position
Geoff E. Tanner	51	President and Chief Executive Officer and Director
Christopher J. Bealer	49	Chief Financial Officer
Michael L. Clawson	50	Chief Commercial Officer
Ryan A. Thomas	47	Senior Vice President, General Manager Atkins and OWYN
Timothy R. Kraft	46	Chief Legal and Corporate Development Officer
Amy C. Held	52	Senior Vice President and Chief Human Resources Officer
Timothy A. Matthews	46	Vice President, Controller and Chief Accounting Officer
Mr. Tanner’s biographical information is disclosed above under “Proposal One: Election of Directors.”
Christopher J. Bealer	Age: 49 Chief Financial Officer

EXPERIENCE
•
Christopher J. Bealer has served as our Chief Financial Officer since July 3, 2025.

•
Prior to that, Mr. Bealer served as our Senior Vice President, Finance from April 1, 2025 until July 3, 2025.

•
Mr. Bealer has almost 23 years of experience in consumer-packaged goods and consumer durables in North America and Global markets. Mr. Bealer was most recently EVP Corporate Controller at Reckitt Benckiser Group PLC (“Reckitt”) from March 2024 to March 31, 2025, and CFO Health at Reckitt from April 2021 to February 2024. In his EVP Corporate Controller role with Reckitt, Mr. Bealer led a global team of over 600 employees accountable for global controls, financial shared services, group reporting and accounting, as well as leading the functional operating model transformation.

•
Prior to his roles at Reckitt, Mr. Bealer served as Vice President and CFO Europe, Middle East and Africa Region from August 2018 to March 2021 and Vice President and CFO North America Region from November 2015 to August 2018 for Whirlpool Corporation.

•
Earlier in his career, Bealer held various finance roles at Big Heart Pet Brands, Del Monte Foods, and H.J. Heinz Company.

•
Mr. Bealer is a Certified Public Accountant in the United States and a qualified Associate Chartered Accountant in the United Kingdom.

EDUCATION • Mr. Bealer received his Bachelor’s Degree with Honours — Geography from the University of Birmingham, U.K.
36    2026 Proxy Statement

Michael L. Clawson	Age: 50 Chief Commercial Officer

EXPERIENCE
•
Michael L. Clawson has served as our Chief Commercial Officer since November 14, 2025. Prior to that, Mr. Clawson served as our Chief Customer Officer from October 14, 2024, when he joined the Company to November 14, 2025. Prior to that, Mr. Clawson was General Manager, Vice President, Meals Business Unit the largest business unit of Del Monte Foods from February 2024 until October 2024.

•
Mr. Clawson was Vice President, Walmart Inc., International Development, & Sales Strategy for Del Monte Foods where he led a 55-person organization with direct responsibility for the Walmart/Sam’s Club business, and the international business in Mexico, Central and South America, and Canada, and sales strategy from May 2020 until February 2024.

•
Mr. Clawson’s additional roles with Del Monte Foods included Vice President, U.S. Retail Sales from May 2017 until May 2020 and Vice President, Walmart & Sam’s Club Team Leader from February 2014 until May 2017. Mr. Clawson also held a variety of additional roles with Del Monte Foods between July 2003 and May 2024.

• Prior to joining Del Monte Foods, Mr. Clawson had various roles with Deutsche Bank and Morgan Stanley.
EDUCATION • Mr. Clawson received an MBA from Duke University, The Fuqua School of Business and a Bachelor of Business Administration from the University of Notre Dame.
Ryan A. Thomas	Age: 47 Senior Vice President, General Manager Atkins and OWYN

EXPERIENCE
•
Ryan A. Thomas has served as our Senior Vice President, General Manager Atkins and OWYN since September 17, 2025. Prior to that, Mr. Thomas was Senior Vice President and General Manager Atkins from October 2023 to September 17, 2025. Prior to that, Mr. Thomas was Chief Commercial Officer Pet for Post Holdings, Inc. from February 2023 until October 2023.

•
Mr. Thomas was Vice President of Marketing — Pet Business for The J.M. Smucker Company (“JMS”) from September 2018 until February 2023 and Vice President of Innovation — Coffee, Consumer, Pet for JMS from May 2016 until September 2018.

•
Mr. Thomas’ additional roles with JMS included Vice President and GM of Marketing & Growth from May 2015 until May 2016 and Director of Innovation — Big Heart Pet Brands from November 2013 until May 2015.

• Prior to joining JMS, Mr. Thomas had various brand related roles with Campbell Soup Company, Del Monte Foods and H.J. Heinz Company.
EDUCATION • Mr. Thomas received an MBA and a Bachelor of Science in Business Administration, Marketing from the University of Pittsburgh.

2026 Proxy Statement    37

Timothy R. Kraft	Age: 46 Chief Legal and Corporate Development Officer

EXPERIENCE
•
Timothy R. Kraft has served as our Chief Legal and Corporate Development Officer since July 3, 2025. Prior to that, Mr. Kraft was our Chief Legal and Corporate Affairs Officer from June 2024 to July 3, 2025. Prior to that, Mr. Kraft was our Chief Legal Officer and Corporate Secretary from October 2019 to June 2024 and Compliance Officer from October 2019 to January 2022.

•
Mr. Kraft was our General Counsel, Corporate Secretary and Compliance Officer from June 2018 to October 2019.

•
Prior to joining us, Mr. Kraft served as General Counsel of the Green Chef Corporation (“Green Chef”), a high-growth, USDA-certified organic meal kit company offering premium meals tailored for those following specialized diets including vegan, gluten-free, keto and paleo, from April 2017 to December 2017.

•
Prior to Green Chef, Mr. Kraft served in various legal roles for Boulder Brands, Inc. (“Boulder Brands”), a publicly traded company with a portfolio of health-focused food brands, from 2009 through 2016, including as Chief Legal Officer and Corporate Secretary from December 2014 to January 2016.

•
After Boulder Brands was acquired by Pinnacle Foods in January 2016, Mr. Kraft remained with the company to lead the integration through the end of 2016.

•
Prior to joining Boulder Brands, Mr. Kraft was in private practice focusing on general corporate law and mergers and acquisitions in Milwaukee, Wisconsin.

EDUCATION • Mr. Kraft received a Juris Doctor from Marquette University Law School and a Bachelor of Arts from Truman State University.
Amy C. Held	Age: 52 Senior Vice President and Chief Human Resources Officer

EXPERIENCE
•
Amy C. Held has served as the Company’s Senior Vice President, Chief Human Resources Officer since June 2024. Prior to that, Ms. Held was Senior Vice President and Chief Human Resource Officer-Elect from March 2024 to
June 2024.

•
Ms. Held was Chief Transformation Officer at The J.M. Smucker Company (“Smucker”) from September 2022 to February 2024.

•
Ms. Held served in additional roles at Smucker including: Chief Strategy & International Officer from November 2019 to September 2022; Senior Vice President Strategy, M&A and International from July 2018 to November 2019; Senior Vice President, Strategy and M&A from March 2018 to July 2018; Vice President Corporate Strategy & Development from July 2016 to March 2018; and Director, Corporate Strategy & Development from February 2013 to July 2016.

•
Prior to Smucker, Ms. Held had several positions at the risk, broking, human resources and benefits consulting firm Willis Towers Watson from 2000 to February 2013, leaving the firm as an Office Managing Partner.

EDUCATION • Ms. Held received an MBA from the University of Chicago Booth School of Business and a Bachelor of Business Administration, Accounting from the University of Notre Dame.

38    2026 Proxy Statement

Timothy A. Matthews	Age: 46 Vice President, Controller and Chief Accounting Officer

EXPERIENCE
•
Timothy A. Matthews has served as our Vice President, Controller and Chief Accounting Officer since July 2017, and served in the same role at Atkins from November 2016 to July 2017.

•
Prior to joining Atkins, Mr. Matthews served as Corporate Controller of Gevo, Inc. from June 2014 to November 2016.

•
From May 2011 to June 2014, Mr. Matthews served as Senior Manager of Global Accounting and Consolidations at Molson Coors Brewing Company.

•
Mr. Matthews was Manager of Technical Accounting at Intermap Technologies from 2010 to 2011 and practiced with PricewaterhouseCoopers from 2003 to 2010.

EDUCATION • Mr. Matthews received an MBA from University of Denver and a Bachelor of Business Administration from St. Norbert College and is a Certified Public Accountant.

2026 Proxy Statement    39

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation of our named executive officers (“NEOs”) for fiscal year 2025. Our NEOs include our President and Chief Executive Officer, our Chief Financial Officer, and our three most highly compensated executive officers for fiscal year 2025 other than our Chief Executive Officer and Chief Financial Officer.
For fiscal year 2025, our NEOs were:
GEOFF E. TANNER	CHRISTOPHER J. BEALER	TIMOTHY R. KRAFT	AMY C. HELD	RYAN A. THOMAS	SHAUN P. MARA
President and Chief Executive Officer	Chief Financial Officer	Chief Legal and Corporate Development Officer	SVP and Chief Human Resources Officer	SVP and General Manager Atkins and OWYN	Former Chief Financial Officer
Mr. Bealer became an NEO for the first time in fiscal year 2025. Mr. Bealer was hired on March 31, 2025. Mr. Mara retired as our Chief Financial Officer and resigned effective July 3, 2025. Mr. Mara’s executive compensation is outlined further in the compensation tables beginning on page 54 but is otherwise not discussed with other NEOs except where noted.
Executive Summary
Our compensation program for our NEOs and other executive officers is designed to meet the following primary objectives:

Management Development and Continuity.
Attract, retain and motivate individuals of superior ability and managerial talent to develop, grow and manage our business by offering competitive compensation opportunities with both short-term and significant long-term components

Pay for Performance.

Align executive officer compensation with the achievement of our short- and long-term corporate strategies and business objectives, along with the long-term interests of our stockholders through the use of performance-based and variable compensation elements

Long-Term Focus on Stockholder Value.
Align executives with stockholder value creation by delivering a significant portion of our executive officers’ compensation in the form of equity-based awards that vest over multiple years

We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our NEOs is directly related to our performance and other factors that directly and indirectly influence stockholder value. The Compensation Committee demonstrated its pay-for-performance philosophy and alignment of executive and stockholder interests in setting executive compensation by continuing to weight compensation toward performance-based pay.

40    2026 Proxy Statement

Strategic and Financial Highlights for Fiscal Year 2025

Strong Cash Generation
Our asset-light, outsourced manufacturing business model continues to be a competitive advantage. In fiscal year 2025, we generated cash flow from operations of $178.5 million, a decrease of about 17% versus the prior year. In fiscal year 2025, the Company repaid $150.0 million of our term loan debt, and at the end of the year, the outstanding principal balance was $250.0 million. In addition, the Company repurchased approximately $50.9 million of the Company’s stock. As of August 30, 2025, the Company had cash of $98.5 million and a trailing 12-month Net Debt to Adjusted EBITDA ratio of 0.5x*.
Only What You Need (OWYN) Acquisition and Integration
On June 13, 2024, the Company completed the acquisition of Only What You Need, Inc. (“OWYN”) for the cash purchase price of approximately $280.0 million, excluding post-closing purchase price adjustments and before transaction related fees. By the end of fiscal year 2025, the Company had largely completed the successful integration of the OWYN brand and related systems, welcoming several members of the team to Simply Good Foods and unifying Simply Good Foods’ shared services model to ensure full oversight and management of all three of our brands. The Company remains very excited about the long-term runway ahead for the OYWN brand, with opportunities within its current segments and via innovation-led platform extensions.
Increasing Market Performance in Attractive Nutritional Snacking Category
Total Simply Good Foods retail takeaway in the combined measured and unmeasured channels increased 5%, helped in part by strong growth for the nutritional snacking category. Retail takeaway for Quest and OWYN grew 12% and 34%, respectively, while Atkins declined about 10%. We are well-positioned within the category with a portfolio of three uniquely positioned brands, and believe current low household penetration coupled with consumer interest in snacking and wellness, provide tailwinds for future growth.
Robust Innovation
We believe innovation is, and will continue to be, an important component of our business. In fiscal year 2025, we launched a number of exciting new items across each of our three brands while continuing to build a robust pipeline of innovation for the future. These new products will be available in fiscal year 2026, and we expect these new products to contribute in fiscal year 2026 and beyond. We believe the diversification of our business across brands, product forms and retail channels provides us with multiple ways to win in the marketplace.
Supply Chain Excellence
Our supply chain team performed well, managing through a dynamic inflationary operating environment. Gross profit was $525.7 million, an increase of nearly 3% compared to the prior year. The increase was driven by volume growth for Quest and OWYN, partially offset by elevated ingredient costs and a non-cash $1.4 million inventory purchase accounting step-up adjustment related to the OWYN acquisition. Gross margin was therefore 36.2%, a 220 basis point decrease compared to last year, reflecting inflation and dilution from OWYN.
*
Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Net Debt to Adjusted EBITDA are non-GAAP financial measures. Please refer to Annex I for an explanation and reconciliation of these non-GAAP financial measures.

2026 Proxy Statement    41

Fiscal Year 2024 Say-on-Pay Voting Results

At our annual meeting of stockholders in January 2025, we held our annual advisory vote to approve the compensation of our named executive officers. The fiscal year 2024 compensation of our named executive officers reported in our 2025 proxy statement was approved by 97.3% of the votes cast at the 2025 annual meeting of stockholders. Our Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. The Compensation Committee did not make any significant changes to our executive compensation program for fiscal year 2025.

Key Features of Fiscal Year 2025 Executive Compensation Program
Our fiscal year 2025 executive compensation program continued to reflect our strong commitment to pay for performance and to align with, and continue to drive, stockholder value. Through our commitment to good governance, we continue the following practices:
What We Do:

Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant.
Assessment of compensation risk. The Compensation Committee assessed our compensation policies and programs and determined that our compensation policies and programs are unlikely to give rise to risks reasonably likely to have a material adverse effect on the Company.
Annual say-on-pay vote. We hold annual advisory say-on-pay votes to approve executive compensation and received support of 97.3% on this proposal at the 2025 Annual Meeting of Stockholders.
Performance-based pay. The Compensation Committee focuses on paying our executives for their performance.
Use of multiple performance metrics. The Compensation Committee used two equally weighted performance measures for the 2025 annual short-term incentive bonus, which were designed to continue connecting executive compensation to overall company performance.
Stock Ownership. We require significant stock ownership for executive officers and directors under our stock ownership guidelines.
Clawback Policies. We have adopted two executive compensation “clawback” policies to recoup incentive compensation in certain situations.

What We Don’t Do:

No tax gross-ups. We do not gross-up any elements of compensation for executive officers, including no “excise tax gross-ups” for management in the event of a change in control.
Ban on pledging. We do not allow our management or directors to pledge our stock to secure loans or other obligations.
Prohibition on hedging. We do not allow our management, employees or directors to enter into derivative transactions in Company stock, including hedges.
No excessive executive benefit programs. We do not provide our management with pensions or any other enhanced benefit programs.
No repricings. Our equity plans do not allow repricing of stock option or stock appreciation rights without stockholder approval.
No excessive perquisites. Our management receives limited perquisites.
No stock options or unvested performance shares in stock ownership guidelines. We do not consider stock options or unvested performance shares as a contribution of value to meet our stock ownership guidelines for executive officers and directors.
No dividends or dividend equivalent rights paid unless awards vest and shares are issued.

42    2026 Proxy Statement

Compensation Administration and Independent Compensation Consultant
The Compensation Committee, and/or a Compensation Sub-Committee each comprised solely of independent directors (collectively, the “Compensation Committee”), determines the compensation of our executive officers and administers our equity incentive plan. The Compensation Committee is charged with, among other things, responsibility for reviewing executive officer compensation policies and practices to ensure:
• adherence to our compensation philosophy and objectives;	• the total compensation paid to our executive officers is consistent with our performance; and	• the total compensation is fair, reasonable and competitive with both public and private companies within our industry.
The Compensation Committee reviews and approves our executive compensation programs and consults with an outside advisor to assist in compensation program design and to help develop specific program elements. The Compensation Committee considers policy positions articulated or published by various proxy advisory firms in making its determinations of executive compensation. Executive compensation decisions are typically made by the Compensation Committee at its first regularly scheduled meeting of the fiscal year, normally held in October. This allows the Compensation Committee to have a good understanding of the prior fiscal year financial performance before making compensation decisions for the next year.
Mr. Tanner, our President and Chief Executive Officer, annually reviews the performance of each of our executive officers, other than himself, and, based on these reviews, makes recommendations to the Compensation Committee regarding salary adjustments, annual incentive bonus payments and long-term equity incentive awards. The Compensation Committee believes it is valuable to consider Mr. Tanner’s recommendations with respect to these matters given his knowledge of our operations and the day-to-day responsibilities of our executive officers, and he is in a unique position to provide the Compensation Committee with insight into the performance of our executive officers in light of our business at a given point in time. While the Compensation Committee considers Mr. Tanner’s reviews and recommendations, the Compensation Committee decides the compensation of our executive officers and also considers, among other things, Company and individual performance, peer group data, proxy adviser articulated policies, and recommendations from an independent compensation consultant, Mercer, as further described below.
The Compensation Committee has retained Mercer as its independent executive compensation consultant to advise the Compensation Committee with respect to our compensation programs for non-employee directors, executive officers, and senior executives. Mercer also assisted the Compensation Committee with the development of a peer group against which to evaluate our executive compensation levels and our proposed equity compensation program. Mercer has not provided, and is not expected to provide, advice or assistance to us in any areas other than executive compensation. In addition, the Compensation Committee considered the independence of Mercer in light of SEC rules and Nasdaq listing standards, which requires compensation committees to assess the independence of their compensation consultant, legal counsel and other advisors prior to receiving advice from them. The Compensation Committee has reviewed its and the Company’s relationships with Mercer and has not identified any conflicts of interest.
The Compensation Committee considered the results of Mercer’s comparative analyses of our peer group (as described below), as well as the recommendations provided by Mercer with respect to components and levels of compensation for our executive officers, in determining competitive market practice in our industry. The Compensation Committee considered the assessment of peer group market compensation, historical compensation levels, subjective assessments of individual performance and value to the Company, along with other subjective factors in establishing and approving the various elements of our executive compensation program for fiscal year 2025.
Peer Companies
We operate primarily in the highly competitive nutritional snacking segment of the food and beverage industry. Within this segment, we operate an “asset light” business model, where substantial operating activities, such as manufacturing, are outsourced. As a result, our management team is required to effectively select, oversee and scale the business over time with certain strategic partners. Our management team also must effectively manage our growth within a segment of the food and beverage industry that competes fiercely for manufacturing capacity at third party contract manufacturers. In many instances, we compete for manufacturing capacity against much larger and better-resourced companies. Many “peer” companies operate different business models and have significantly different available resources or operate within different segments of the consumer packaged goods industry. These factors make determining directly comparable information with respect to compensation information at “peer” companies challenging. Notwithstanding these challenges, with the assistance of Mercer, the Compensation Committee adopted our initial peer group in 2017, which has been updated several times since. In the process of choosing companies for our peer group, Mercer and the Compensation

2026 Proxy Statement    43

Committee examine companies in the consumer staples and discretionary products space, with a particular emphasis on food and beverage companies, and consider revenue size, enterprise value and net income margins. Whether companies list us as a peer in their most recent proxy statement and whether proxy advisory firms considered a company as our peer are also considered. Based on the recommendation of Mercer, the Compensation Committee sought to establish a peer group of between 12 and 18 companies to have a mix of companies that would provide meaningful compensation data.
It is the intent of the Compensation Committee to review the peer group at least annually and make any adjustments to the list of peers that may be appropriate to recognize changes in performance, size and business scope and to adjust for any companies that have been acquired and no longer report compensation data. In January 2025, the Compensation Committee removed USANA Health Sciences from our peer group, and added Freshpet, Inc. to our peer group based on the screening criteria for companies in the consumer packaged goods industry with revenue and enterprise value comparable to ours. For fiscal year 2025, the 15 selected peer companies were as follows:

Fiscal Year 2025 Peer Companies
B&G Foods	Freshpet, Inc.	The Hain Celestial Group
BellRing Brands	Inter Parfums, Inc.	Tootsie Roll Industries
Celsius Holdings, Inc.	J&J Snack Foods	Utz Brands, Inc.
Central Garden & Pet Company	John B. Sanfilippo & Son
Edgewell Personal Care Company	Lancaster Colony
e.l.f. Beauty, Inc.	The Boston Beer Company
The Compensation Committee uses relevant compensation data provided by Mercer from the annual total compensation study of peer companies to help inform its decisions regarding compensation elements, levels and opportunities. The Compensation Committee establishes targeted pay levels by role, taking into account the competitive peer data and factors such as business performance, individual performance, job responsibilities, individual skill sets and other relevant factors. The Compensation Committee generally targets compensation for the Company’s executive officers at or around the 50th percentile of the peer group, although the Compensation Committee reviews all relevant factors when determining executive compensation. The Compensation Committee uses peer company data as a guideline to inform its actions but does not benchmark compensation to any specific level of compensation of the peer companies.
Fiscal Year 2025 Compensation Elements & Philosophy
The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, reward NEOs for performance and align the financial interests of each NEO with the interests of our stockholders to encourage each NEO to contribute to our long-term performance and success. Our executive compensation philosophy is focused on “pay-for-performance,” which means results above or below our expectations may result in above- or below-market compensation outcomes in any given fiscal year.
	Fixed		Variable
	Base Salary	Benefits	Annual Cash Incentive	Equity Awards
Design & Purpose	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.	To provide attractive benefits that promote employee (and potentially family) health and wellness. Benefits are provided at a level that is the same or similar to all employees.	To motivate and reward the achievement of our annual performance, based on the attainment of pre-defined financial performance objectives.	To align executives’ interests with the interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and other key management personnel.

44    2026 Proxy Statement

In October 2024, the Compensation Committee reviewed base salaries to ensure that they generally were competitive with market levels and generally reflected our level of financial performance during the previous year. No formulaic base salary increases are provided to our NEOs; however, annual salary increases are provided when the Compensation Committee determines that increases are warranted considering national salary increase levels, salary levels within companies in our peer group, individual performance, changes in scope of responsibilities and/or overall company performance. We pay base salaries to attract, recruit and retain qualified employees. The base salaries for the fiscal year ended August 30, 2025, for our NEOs consider the initial base amount set forth in the executive’s respective employment offer letter, or most recent base salary, as applicable, and the scope of the executive’s responsibilities, individual contributions, prior experience and sustained performance.
The base salaries of our NEOs for fiscal year 2025 were as follows:
Named Executive Officer	Annualized Base Salary at End of Fiscal Year 2024	Annualized Base Salary at End of Fiscal Year 2025	Increase Over Fiscal Year 2024 Base Salary
Geoff E. Tanner	$800,000	$825,000	3.1%
Christopher J. Bealer	N/A(1)	$500,000	N/A
Timothy R. Kraft	$460,000	$474,000	3.0%
Amy C. Held	$440,000	$453,000	3.0%
Ryan A. Thomas	$385,000	$397,000	3.1%
Shaun P. Mara	$520,000	N/A(2)	N/A

(1)
Mr. Bealer joined Simply Good Foods during fiscal year 2025.

(2)
Mr. Mara’s employment ended with his retirement on July 3, 2025.

The increases in base salaries for our NEOs were effective as of January 1, 2025.
Annual Performance-Based Cash Incentive Compensation
Our NEOs are eligible to participate in our annual performance-based cash incentive plan. The Compensation Committee assigns each executive a target incentive, determined as a percentage of base salary, based on competitive market data and the executive’s role and responsibilities. The annual financial objectives for payouts under the annual performance-based cash incentive plan and the final annual cash incentive award determinations are made by the Compensation Committee.
All of the NEOs participated in the annual performance-based cash incentive plan for the fiscal year ended August 30, 2025 (the “2025 Incentive Plan”). Actual incentive awards are determined as follows:
Payout Component:	Individual Incentive Dollar Target	x	Company Financial Performance	+	Individual Performance Adjustment	=	Final Payout
Allowable Range:			0% to 200%		± 25%		0% to 225%
The 2025 Incentive Plan applicable to the NEOs was based upon achievement of financial objectives, of which 50% was tied to the Company’s net sales and 50% was tied to Adjusted EBITDA. In October 2024, the Compensation Committee established these metrics for the 2025 Incentive Plan. To determine an individual NEO’s 2025 Incentive Plan payout, the individual’s incentive dollar target is multiplied first by the Compensation Committee’s determination of the Company’s performance against the financial objectives which can range from 0% to 200%. The Compensation Committee thereafter has discretion to increase or decrease the payout amount by up to 25% based on the individual’s assessed performance against the individual’s business objective and contributions to the Company’s overall performance across a variety of commercial, administrative and operational objectives established by the Board.
The Compensation Committee evaluated Mr. Tanner’s individual performance. Mr. Tanner presents the Compensation Committee with recommendations for each of the other executive officers, including the other NEOs. Individual performance adjustments reflect Mr. Tanner’s and the Compensation Committee’s evaluation of each executive’s business objective achievements and contributions to overall Company performance.

2026 Proxy Statement    45

The table below sets forth the performance target and actual results for fiscal year 2025 with respect to the objective company performance goals established under the 2025 Incentive Plan:
Performance Factor	2025 Threshold (in millions)	2025 Target (in millions)	2025 Maximum (in millions)	2025 Actual (in millions)	2025 Actual % of Target
Net Sales(1)	$1,385.9	$1,451.5	$1,582.7	$1,450.9	99%
Adjusted EBITDA(2)	$270.8	$281.3	$302.1	$278.2	99%

(1)
For purposes of the 2025 Incentive Plan, Net Sales is calculated using constant currencies for the full 2025 fiscal year.

(2)
For purposes of the 2025 Incentive Plan, Adjusted EBITDA (earnings before interest, tax, depreciation and amortization) is calculated as net income before interest income, interest expense, income tax expense, depreciation and amortization with further adjustments to exclude the following items: stock-based compensation expense, integration costs, loss on impairment, and other non- core expenses, using constant currencies through the 2025 fiscal year.

The following outlines the payout methodology in connection with the achievement of Company financial performance measures under the 2025 Incentive Plan. Percentage payouts between performance levels is determined by linear interpolation.
Payment Methodology — Net Sales and Adjusted EBITDA
	Payment Levels as a Percent of Target
Performance Factor	0%	50%	100%	150%	200%
Net Sales	<95%	95%	100%	105%	109%
Adjusted EBITDA	<96%	96%	100%	104%	107%
Total Company performance achieved on financial metrics was 94%. The individual payments for our NEOs range from 85% to 92% of target. Each named executive officer’s target incentive (expressed as a percentage of base salary and as a dollar amount) and 2025 award amounts are set forth in the table below.
Name	Base Salary at Fiscal Year-End ($)	Target Incentive (as Percentage of Base Salary) (%)	Target Incentive ($)	Performance Factors and Weighting	Company Financial Performance (%)	Final Payout Including Performance Adjustment (%)(1)	2025 Final Award ($)(1)
Geoff E. Tanner(2)	$825,000	110%	$880,000	Net Sales – 50% Adjusted EBITDA – 50%	94%	85%	$748,000
Christopher J. Bealer(3)	$500,000	75%	$171,900	Net Sales – 50% Adjusted EBITDA – 50%	94%	92%	$158,100
Timothy R. Kraft	$474,000	60%	$284,400	Net Sales – 50% Adjusted EBITDA – 50%	94%	92%	$261,600
Amy C. Held	$453,000	70%	$317,100	Net Sales – 50% Adjusted EBITDA – 50%	94%	92%	$291,700
Ryan A. Thomas	$397,000	55%	$218,400	Net Sales – 50% Adjusted EBITDA – 50%	94%	92%	$200,900
Shaun P. Mara(4)	$536,000	75%	$335,000	Net Sales – 50% Adjusted EBITDA – 50%	94%	92%	$308,200

(1)
The Compensation Committee agreed with Mr. Tanner’s recommendations to make a 2% discretionary reduction in bonus payout for each named executive officer and a 9% reduction to his final bonus payout in order to provide additional bonus funding and allow for greater discretionary payouts for employees below the executive level.

(2)
Mr. Tanner’s Target Incentive was prorated due to a target change from 100% to 110% of his base salary as of January 1, 2025.

(3)
Mr. Bealer’s Target Incentive was prorated due to his hire date of March 31, 2025.

(4)
Mr. Mara’s Target Incentive was prorated due to his retirement on July 3, 2025.

46    2026 Proxy Statement

Long-Term Equity Incentive Compensation
We provide equity-based long-term incentive compensation to our NEOs to link long-term results with our stockholders’ interests, to promote the long-term retention of our executives and key management personnel, and to ensure our NEOs have a continuing stake in our long-term success. We grant equity incentive awards to our NEOs in conjunction with the applicable named executive officer’s initial hire, and at other times at the discretion of the Compensation Committee, and we have implemented a practice to grant annual equity awards after the close of the fiscal year on or around the first week of November. Our award grant date and vesting date each year follows the public release of our full fiscal year earnings for the preceding fiscal year.
The Compensation Committee believes in a balanced approach to long-term incentive compensation. Under our equity- based long-term incentive program (the “LTI Program”) for fiscal year 2025, we granted our executive officers two types of awards: performance stock units (“PSUs”) and time-based restricted stock units (“RSUs”). We do not currently award stock options, stock appreciation rights or similar instruments as part of our annual long-term equity incentive compensation, although the Compensation Committee may grant stock options in connection with the hiring of certain executive officers or in other circumstances it deems appropriate.
Based on a review of market data and recommendations from Mercer, each named executive officer has a targeted aggregate dollar value for awards under the LTI Program, which is allocated among the awards as outlined below. The Compensation Committee uses grants of equity awards to further our objective of a pay-for-performance compensation program to tie executive compensation to the achievement of our longer-term corporate strategies and business objectives and to the long-term interests of our stockholders.
The table below outlines the mix of equity awards granted to our NEOs in fiscal year 2025:
Award Type	Fiscal Year 2025 Allocation Percentage	Alignment to Stockholder Interests
PSUs	50%	Vesting depends on our performance at the end of a three-year performance period if specified relative total shareholder return (“TSR”) and Adjusted EBITDA metrics are met
RSUs	50%	Value of award depends on our common stock price
PSUs.   Each PSU represents the contingent right to receive one share of our common stock upon vesting. For PSU awards made in November 2024, on a recommendation from Mr. Tanner, the Compensation Committee provided a second performance measurement criteria based on the achievement of the compound annual growth rate of our Consolidated Adjusted EBITDA for the same three-year measurement period. The Compensation Committee determined to make this modification to provide an additional performance criteria and related incentive in connection with the Board’s approval of our new rolling three-year strategic financial plan. The PSUs vest at the end of a three-year performance period as follows:
Three-Year Performance Period Ending October 15, 2027 (the “Performance Period”)
The number of PSUs that shall be earned, if the vesting conditions are met, is determined based on the final determination of the Total Performance Criteria, which is defined as the combination of  (i) the TSR Performance Criteria and (ii) the Adjusted EBITDA Performance Criteria, each as further defined below (the “Total Performance Criteria”); provided, however, that the Total Performance Criteria shall not be less than zero (0) in any event.
TSR Performance Criteria: Relative TSR measured for us and each company in the Russell 3000 Food &
Beverage index using the immediately preceding 30-day average share price at the beginning and end of the
Performance Period:	Amount of PSUs Vesting
Less than 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	200%

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Adjusted EBITDA Performance Criteria: The Adjusted EBITDA Performance Criteria, which may modify the resulting payout based on the TSR Performance Criteria, means the payout percentage set forth in the table below corresponding to the applicable achievement level of the compound annual growth rate of our Consolidated Adjusted EBITDA as measured at the end of fiscal year
2027:
Achieved Compound Annual Growth Rate of Consolidated Adjusted EBITDA	Payout Percentage for Adjusted EBITDA Performance Criteria
<3%	CEO: a negative 12.5% All other NEOs: a negative 25%
3% to <6%	CEO: 0% All other NEOs: 0%
6% to <8%	CEO: a positive 12.5% All other NEOs: a positive 25%
8% or more	CEO: a positive 25% All other NEOs: a positive 50%
Promptly following the completion of the Performance Period (and no later than sixty (60) days), the Compensation Committee will review and certify (a) what percentile rank of relative TSR has been achieved, (b) what Consolidated Adjusted EBITDA payout percentage has been achieved and (c) the number of PSUs each named executive officer has earned. Relative TSR will be measured for the Company and each company in the Russell 3000 Food & Beverage index using the immediately preceding 30-day average share price at the beginning and end of the Performance Period, with the beginning measurement starting on the first day of the Performance Period and the ending measurement ending on the last day of the Performance Period. Companies in the Russell 3000 Food & Beverage index that are acquired during the Performance Period will not be included in the Performance Period end date measurement and no substitutions will be made. Achievement between the stated percentages will be interpolated on a straight-line basis. Should our relative TSR result in the number of shares each named executive officer would receive be less than 100% of target, but our absolute TSR meets or exceeds a 10% compound annual growth rate, the number of shares each named executive officer receives will be 100% of target. In addition, if our TSR is negative for the three-year Performance Period, the number of shares each named executive officer receives will not exceed 100% of the target number of shares, regardless of the relative performance against the peer group of the Companies in the Russell 3000 Food & Beverage index during the Performance Period.
Restricted Stock Units.   Each RSU represents the right to receive one share of our common stock upon vesting, provided that the recipient remains employed with us through each vesting date. The RSUs generally vest in three substantially equal annual installments beginning on the first anniversary of the grant date, except as noted in the section entitled “— Potential Payments Upon Termination or Change in Control — Executive Severance Plan,” below, with respect to vesting upon a Change in Control with Termination.
Fiscal Year 2025 Awards.   The following table shows the equity awards granted to our NEOs in fiscal year 2025. On April 16, 2025, the Compensation Committee granted Mr. Bealer 34,035 stock options and 23,020 RSUs, included in the below, aligned with the terms of Mr. Bealer’s offer letter.
Name	Time-Based Stock Options (#)	PSUs at Maximum Vesting (#)	RSUs (#)
Geoff E. Tanner	—	57,522	35,190
Christopher J. Bealer	34,035	—	23,020
Timothy R. Kraft	—	17,510	10,117
Amy C. Held	—	13,957	8,064
Ryan A. Thomas	—	7,326	4,233
Shaun P. Mara	—	19,793	11,436

48    2026 Proxy Statement

Fiscal Year 2025 PSU Vesting.   In November 2022, we granted PSUs to our NEOs with performance criteria consisting of the Company’s TSR measured relative to the TSR of each company in the Russell 3000 Food & Beverage index. These PSUs vested at 126.0% of target on November 8, 2025, because we achieved the percentile rank of 56.5%. Relative TSR was calculated using the immediately preceding 30-day average share price at the beginning and end of the Performance Period. The vesting schedule for these PSUs at the end of the three-year period was as follows: 25% would vest on November 8, 2025 if we achieved the 25th percentile of relative TSR, 100% would vest on November 8, 2025 if we achieved the 50th percentile of relative TSR, and 200% would vest on November 8, 2025 if we achieved the 75th percentile of relative TSR. Achievement between the stated percentages was interpolated on a straight-line basis. The only NEOs who held PSU awards that vested in fiscal year 2025 were Messrs. Kraft and Mara. Each of the other NEOs joined us after those PSUs were awarded in November 2022. The PSUs vested in November 2025, having been granted in November 2022, were as follows:
Name	Number of PSU granted on 11/8/2022 (#)	Number of shares to be acquired upon vesting on 11/8/2025 (#)
Geoff E. Tanner	—	—
Christopher J. Bealer	—	—
Timothy R. Kraft	3,713	4,678
Amy C. Held	—	—
Ryan A. Thomas	—	—
Shaun P. Mara	5,291	6,666
Benefits and Perquisites
We offer health and welfare benefits and life insurance to our NEOs on the same basis that these benefits are offered to other eligible employees. Also, our NEOs participate in our 401(k) on the same basis as other eligible employees.
We offer limited perquisites to our NEOs. During fiscal year 2025, we provided supplemental life and disability insurance to our NEOs. For additional information, see “— Summary Compensation Table” below.
Employment Arrangements
None of the NEOs have an employment agreement. Each of the NEOs other than Mr. Mara participates in The Simply Good Foods Company Second Amended and Restated Executive Severance Compensation Plan (the “Executive Severance Plan”). See “Potential “Payments Upon Termination or Change in Control” for a description of the Executive Severance Plan. At the time of their respective hire dates, we entered into employment offer letters with each of Messrs. Tanner, Bealer, Kraft and Thomas, and Ms. Held. Each of these NEOs’ employment is “at will,” and the employment offer letter does not include a specific term. The employment offer letters set forth an initial base salary and provide for increases from time to time by the Board. Each NEO is eligible for an annual cash incentive award, with a target amount set as a percentage of their base salary and the actual amount based upon the achievement of performance goals established by the Compensation Committee from time to time. The employment offer letters provide that each NEO is eligible to participate in the employee benefit plans, programs and policies maintained by us from time to time.
Review of Risk in our Compensation Programs
We have reviewed our compensation policies and practices for our employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. We reviewed our conclusion with our Compensation Committee, which believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company over the long term. We believe the following features of our compensation programs help mitigate risks.

2026 Proxy Statement    49

•
The Compensation Committee uses an independent compensation consultant to advise the Compensation Committee on executive compensation decisions.

•
Executive officers are subject to minimum stock ownership guidelines.

•
Our Insider Trading Policy prohibits officers, directors and other employees (i) from entering into hedging or monetization transactions or similar arrangements with respect to our securities and (ii) pledging our securities.

•
Our incentive compensation clawback policies permit the Company to recoup incentive compensation paid on the basis of financial results that are subsequently restated or because of financial or reputational harm to the Company.

•
The Compensation Committee absent intervening events such as those related to merger and acquisition activities, typically approves short-term incentive program goals at the start of the fiscal year and approves the performance achievement levels and final payments at the end of the fiscal year.

•
The short-term incentive program payouts are capped.

•
We use a mix of cash and equity incentive programs.

•
We use a mix of equity award types, all of which are subject to multi-year vesting for executive officers.

Corporate Governance Policies
Stock Ownership Guidelines
To further align our NEOs and other senior leaders with our stockholders and to maintain our commitment to strong corporate governance, we maintain rigorous ownership guidelines for our executive officers and certain other senior leaders. Our executive officers and other senior leaders are required to own common stock equal to a multiple of their annual base salary, depending on their level as set forth below:
Executive officers and senior team members are expected to satisfy these guidelines within five years of assuming their positions and may not sell any common stock until they are in compliance with such guidelines and thereafter only if the guidelines remain satisfied after giving effect to the sale. We do withhold shares of our common stock that would otherwise be issued to an executive officer upon the vesting of equity awards to cover applicable withholding taxes. Executive officers and senior team members are not required to make open market purchases of our common stock to come into compliance with these guidelines. In instances where the stock ownership guidelines would place a severe hardship, the Compensation Committee will make a final decision as to an alternative stock ownership guideline for such person that reflects both the intention of the guidelines and personal circumstances. Each of our executive officers and senior team members is currently in compliance with the stock ownership guidelines or is still within the time frame to meet the ownership guidelines by the required deadline. Guideline compliance is measured pursuant to the policy as of September 1st of each year and any time an executive seeks pre-clearance to trade in the Company’s securities.

50    2026 Proxy Statement

General
Shares that count towards the ownership guidelines include:
•
Shares owned directly (or through a nominee);

•
Shares beneficially owned in a “family trust” or held by a spouse and/or minor children;

•
Shares underlying unvested time-vesting restricted stock units; and

•
Deferred stock units of the Company.

For purposes of the policy, “Fair Market Value” means the higher of  (i) the 90-day average closing price of our common stock or (ii) the most recent closing price of our common stock, in each case immediately prior to the date of measurement. The intrinsic value of unexercised stock options and unvested performance shares are not included for purposes of compliance with these guidelines.
Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits our officers, directors and all other employees from:

pledging any of our securities as collateral for a loan	buying or selling put or call positions or other derivative positions in our securities
holding our securities in a margin account	entering into hedging or monetization transactions or similar arrangements with respect to our securities engaging in short sales
Recoupment (“Clawback”) Policies
The Board originally adopted a clawback policy in July 2019 that applies to certain incentive compensation for our executive officers and other employees paid or awarded after July 2019. In compliance with updated Nasdaq listing requirements, we adopted a new clawback policy effective October 2, 2023, for incentive compensation paid or awarded on after October 2, 2023 (the “Rule 10D-1 Incentive Compensation Recovery Policy”). As part of adopting the Rule 10D-1 Incentive Compensation Recovery Policy, the Board amended and restated its existing clawback policy to apply to certain incentive compensation not otherwise covered by the Rule 10D-1 Incentive Compensation Recovery Policy (the “General Clawback Policy”).
The Rule 10D-1 Incentive Compensation Recovery Policy provides that in the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Erroneously Awarded Compensation Received by an Executive Officer during the Recovery Period.
The General Clawback Policy provides that in the event the Board determines, in its sole discretion, that one of our executive officers or other employees subject to the policy committed an act or omission during the course of their employment with us that gives rise to a material adverse effect on our financial condition or reputation, and such act or omission (i) constituted willful, knowing or intentional violation of any of our rules or any applicable legal or regulatory requirements, or (ii) constituted fraud or other illegal conduct, then the Board will determine whether we should seek to recover from that executive officer or employee up to 100% (as determined by the Board in its sole discretion as appropriate based on the conduct involved) of the incentive compensation received by that executive officer or employee during the three completed fiscal years immediately preceding the date the Board becomes aware of such material adverse effect. The General Clawback Policy includes language to prohibit the recovery of the same incentive compensation for the same events under both policies.
For purposes of the General Clawback Policy, incentive compensation means any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting or stock price measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, including annual bonuses and other short- and long-term cash incentives and equity-based awards.
Insider Trading Policies
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by our directors, officers, and employees. All insider trading activity must be pre-cleared by the employee seeking to transact in

2026 Proxy Statement    51

our securities by the Company’s compliance officer, and any violations may result in disciplinary action. This policy is designed to promote compliance with insider trading laws, rules and regulations, and exchange listing standards. A copy of our Insider Trading Policy is filed as an Exhibit to our Annual Report on Form 10-K.
Equity Grant Award Process
The Compensation Committee approves and grants annual long-term incentive awards at approximately the same time every year, with awards granted typically in or about the first week of November in each fiscal year. Our long-term incentive compensation does not currently include regular stock option grants, and for fiscal year 2025 as discussed above, such compensation consisted solely of PSUs and RSUs. Outside of the annual grant cycle, we may make RSU, PSU, or stock option awards in connection with a new hire package, promotion, or retention grant.
Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates or for the purposes of affecting the value of executive compensation.
Effect of Accounting and Tax Treatment
When determining the components of the compensation paid to our executive officers, we review the anticipated accounting and tax consequences to us and the executive officers, including: the recognition of share-based compensation (see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2025); Section 162(m) of the Internal Revenue Code (the “Code”) which imposes a limit on the amount of compensation that we may deduct in any one year with respect to our NEOs; the Tax Cuts and Jobs Act, which eliminated the exception that allowed for the deductibility of certain performance-based compensation; and Section 409A of the Code. We strive to ensure that there are no negative accounting or tax implications due to the design of our executive compensation programs; however, we will take the actions that we deem necessary and appropriate to further the best interest of our stockholders, promote our corporate goals, and achieve our goal of paying for performance.

52    2026 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
The Compensation Committee:
Michelle P. Goolsby (Chairperson)
Robert G. Montgomery
Brian K. Ratzan
David J. West
James D. White
2026 Proxy Statement    53

Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs during fiscal years 2025, 2024, and 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Geoff E. Tanner President and Chief Executive Officer	2025	816,667		2,747,758		748,000	18,208	4,330,633
	2024	803,205		2,459,938		800,000	26,350	4,089,493
	2023	281,250	700,000	738,800	2,358,000	256,000	693	4,334,743
Christopher J. Bealer(6) Chief Financial Officer	2025	210,256	250,000	840,000	560,556	158,100	7,864	2,026,776
Timothy R. Kraft Chief Legal and Corporate Development Officer	2025	469,333		789,958		261,600	16,953	1,537,844
	2024	455,010	10,000	958,036		270,500	47,527	1,741,073
	2023	429,125		543,607	113,599	214,000	16,234	1,316,565
Amy C. Held SVP and Chief Human Resources Officer	2025	448,667		629,664		291,700	21,897	1,391,928
	2024	218,589	250,000	850,507		143,200	7,483	1,469,779
Ryan A. Thomas SVP and General Manager Atkins and OWYN	2025	393,000		330,521		200,900	19,388	943,809
	2024	336,875	180,000	572,796		180,500	9,612	1,279,783
Shaun P. Mara(7) Former Chief Financial Officer	2025	447,518		892,971		308,200	16,912	1,665,601
	2024	520,718	10,000	872,110		382,200	37,833	1,822,861
	2023	453,373		1,548,055	161,896	262,000	21,152	2,446,476

(1)
This amount includes Mr. Tanner’s sign on bonus to remunerate him for compensation that would have been otherwise payable by his former employer and for relocation to Denver; for Mr. Bealer a sign on bonus for relocation to Denver; for Mr. Kraft, a bonus of  $10,000 in recognition of the significant work required to close the transaction between Simply Good Foods and OWYN; for Ms. Held a sign on bonus for relocation to Denver; for Mr. Thomas a sign on bonus to remunerate him for compensation that would have been otherwise payable by his former employer; and for Mr. Mara, a bonus payment in recognition of the significant work required to close the transaction between Simply Good Foods and Only What You Need, Inc. (“OWYN”).

(2)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of PSUs (at target performance) and RSUs, and do not correspond to the actual values that will be realized by the executive officer. The value of these awards is computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. PSUs vest at the end of the three-year performance period with payouts ranging from 0% to 200%, except for the 2025 PSUs which have a payout ranging from 0% to 212.5% for Mr. Tanner and 0% to 225% for the remaining NEOs, Mr. Thomas’ award granted October 9, 2023 consisting of 1,469 units which vested on October 21, 2024 with payout ranging from 0% to 300%; and Mr. Thomas’ award granted October 9, 2023 consisting of 5,878 units which vested on October 21, 2025 with payout ranging from 0% to 100%. Information about the assumptions used to calculate the grant date fair value of such equity awards can be found in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2025. For fiscal year 2025, the total aggregate grant date fair value of stock awards, including the PSUs and time-vested RSUs assuming the achievement of highest level of performance, would be as follows: $4,404,685 for Mr. Tanner, $840,000 for Mr. Bealer, $1,319,231 for Mr. Kraft, $1,051,545 for Ms. Held, $551,969 for Mr. Thomas and $1,491,277 for Mr. Mara.

Included in the 2025 aggregate grant date fair values of the Stock Awards column is a special off-cycle award issued outside of the annual grants, which are typically awarded in November, for Mr. Bealer of 23,020 RSUs on April 16, 2025, in connection with his start of employment, with a grant date fair value of  $840,000.
Included in the 2024 aggregate grant date fair values of the Stock Awards column are special off-cycle awards issued outside of the annual grants, which are typically awarded in November, for Mr. Kraft of 10,884 RSUs on May 1, 2024, with a grant date fair value of  $399,987 in recognition of his promotion to Chief Legal and Corporate Affairs Officer; for Ms. Held, 20,645 RSUs and 3,065 PSUs on March 4, 2024, with a total grant date fair value of  $850,507 in connection with her joining the Company; and for Mr. Thomas, of 7,347 aggregate PSUs on October 9, 2023, with a total grant date fair value of  $249,945 in connection with his joining the Company.

54    2026 Proxy Statement

(3)
The amounts reflect the aggregate grant date fair value of non-qualified stock options granted to the NEOs, and do not correspond to the actual value that will be realized upon exercise by the NEOs. The value of these awards is computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of such equity awards can be found in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2025.

(4)
Represents amounts earned by the NEOs under the 2025 Incentive Plan. These payments were made to the NEOs after the close of the fiscal year for which they were earned. See “— Annual Performance-Based Cash Incentive Compensation” above.

(5)
Amounts in this column include the following for 2025:

Name	Cash Matching Contributions to 401(k) plan ($)	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)
Geoff E. Tanner	12,437	1,020	4,750
Christopher J. Bealer	6,667	425	773
Timothy R. Kraft	12,640	1,020	3,293
Amy C. Held	16,113	1,020	4,764
Ryan A. Thomas	14,120	1,020	4,248
Shaun P. Mara	10,967	893	5,052

(6)
Mr. Bealer became an NEO for the first time in fiscal year 2025 upon being named our Chief Financial Officer effective July 3, 2025. Mr. Bealer was hired on March 31, 2025.

(7)
Mr. Mara resigned as our Chief Financial Officer effective July 3, 2025.

2026 Proxy Statement    55

Grants of Plan-Based Awards Table
The following table sets forth information regarding plan-based awards granted to our NEOs during fiscal year 2025. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” below for information with respect to vesting dates.
Name	Award Description	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Geoff E. Tanner	Annual Incentive			440,000	880,000	1,760,000
	PSUs	11/7/2024	11/8/2024				6,767	27,069	57,522				1,472,824
	RSUs	11/7/2024	11/8/2024							35,190			1,274,934
Christopher J. Bealer	Annual Incentive			85,950	171,900	343,800
	PSUs						—	—	—				—
	Options	9/27/2024	4/16/2025								34,035	36.49	560,556
	RSUs	9/27/2024	4/16/2025							23,020			840,000
Timothy R. Kraft	Annual Incentive			142,200	284,400	568,800
	PSUs	11/7/2024	11/8/2024				1,945	7,782	17,510				423,419
	RSUs	11/7/2024	11/8/2024							10,117			366,539
Amy C. Held	Annual Incentive			158,550	317,100	634,200
	PSUs	11/7/2024	11/8/2024				1,550	6,203	13,957				337,505
	RSUs	11/7/2024	11/8/2024							20,645			292,159
Ryan A. Thomas	Annual Incentive			109,200	218,400	436,800
	PSUs	11/7/2024	11/8/2024				814	3,256	7,326				177,159
	RSUs	11/7/2024	11/8/2024							4,233			153,362
Shaun P. Mara	Annual Incentive			167,500	335,000	670,000
	PSUs	11/7/2024	11/8/2024				2,199	8,797	19,793				478,645
	RSUs	11/7/2024	11/8/2024							11,436			414,326
(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2025 under the 2025 Incentive Plan. Actual incentive payments are calculated upon achievement of Company performance metrics, with the opportunity for additional increases or decreases of up to 25% of the target based upon individual performance. The Threshold, Target and Maximum payments shown in the table above exclude the potential 25% upward/downward adjustment tied to individual performance. See “— Summary Compensation Table” above for actual amounts paid.

(2)
The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” represent the PSUs granted in fiscal year 2025 that will vest in 2027 based upon achievement of Company performance metrics. Earned payments may range from 0% to 212.5% of target for Mr. Tanner and 0% to 225% for the other NEOs based on performance results for both performance criteria of relative TSR and Adjusted EBITDA performance. See “— Long Term Equity Compensation” above.

(3)
The amounts included in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in fiscal year 2025, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of such equity awards can be found in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2025.

56    2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards for each of our NEOs as of August 30, 2025.
Name	Grant Date	Option Awards				Stock Awards Date
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Geoff E. Tanner	11/8/2024							27,069	774,985
	11/8/2024					35,190	1,007,490
	11/8/2023							22,988	658,146
	11/8/2023					19,922	570,367
	04/10/2023		150,000	36.94	4/10/2033
	04/10/2023					6,667	190,876
Christopher J. Bealer	4/16/2025		34,035	36.49	4/16/2035
	4/16/2025					23,020	659,063
Timothy R. Kraft	11/8/2024							7,782	222,799
	11/8/2024					10,117	289,650
	5/1/2024					10,884	311,609
	11/8/2023							5,215	149,305
	11/8/2023					4,520	129,408
	11/08/2022	4,382	2,192	38.61	11/8/2032
	11/08/2022							3,713	106,303
	11/08/2022					962	27,542
	11/08/2021	6,669		40.88	11/8/2031
	11/08/2020	15,089		20.28	11/8/2030
	11/08/2019	15,055		24.15	11/8/2029
	11/08/2018			19.89	11/8/2028
	07/16/2018	50,000		16.75	7/16/2028
Amy C. Held	11/8/2024							6,203	177,592
	11/8/2024					8,064	230,872
	3/4/2024							3,065	87,751
	3/4/2024					11,107	317,993
	3/4/2024					2,656	76,041
Ryan A. Thomas	11/8/2024							3,256	93,219
	11/8/2024					4,233	121,191
	11/8/2023							3,017	86,377
	11/8/2023					2,615	74,867
	10/9/2023							5,878	168,287
Shaun P. Mara	11/8/2024							8,797	251,858
	11/8/2024					11,436	327,413
	11/8/2023							8,150	233,335
	11/8/2023					7,063	202,214
	11/08/2022	6,246	3,123	38.61	11/8/2032
	11/08/2022							5,291	151,481
	11/08/2022					1,371	39,252
	11/08/2021	4,063		40.88	11/8/2031
	11/08/2020	8,922		20.28	11/8/2030
	06/28/2019	33,848		24.08	6/28/2029

2026 Proxy Statement    57

(1)
The option awards vest in three substantially equal annual installments beginning on the first anniversary of the grant date, provided that the NEO remains in continuous service with us as of each applicable vesting date, except for Mr. Tanner’s award granted April 10, 2023 and Mr. Bealer’s award granted April 16, 2025 which vests 100% on the third anniversary of the grant date.

(2)
The RSUs shown in this column vest in three substantially equal annual installments beginning on the first anniversary of the grant date, provided that the NEO remains in continuous service with us as of each applicable vesting date, except Mr. Kraft’s award granted May 1, 2024 which vests on the third anniversary of the grant; and Ms. Held’s award granted March 4, 2024 consisting of 3,984 RSUs, which vests in equal thirds on March 4, 2025, November 8, 2025 and November 8, 2026.

(3)
These awards consist of PSUs that may vest three years from their respective grant date if the designated performance metric is met, except for Mr. Thomas’ award granted October 9, 2023 consisting of 5,878 units which vested on October 21, 2025 at 0%; and Ms. Held’s award granted March 4, 2024 which vests on November 8, 2026. The PSUs granted on November 8, 2022, November 8, 2023, and March 4, 2024 will payout within the range of 0% to 200% of target, depending on performance. The 5,878 PSUs granted to Mr. Thomas on October 9, 2023 had a payout range of 0% to 100%. The PSUs granted on November 8, 2025, will payout within the range of 0% to 212.5% of target for Mr. Tanner and 0% to 225% for the other NEOs based on performance results for both performance criteria of relative TSR and Adjusted EBITDA performance. This column reports the number of PSUs that would vest if target performance is met. The PSUs granted on November 8, 2022, vested on November 8, 2025 at 126.0%. See the “Compensation Discussion and Analysis” for information on the performance metric.

(4)
The values shown in this column were determined by multiplying the number of unvested or unearned shares at the target performance level by $28.63 (which was the closing price of our common stock on August 29 2025, the last trading day of fiscal year 2025).

Option Exercises and Stock Vested Table
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Geoff E. Tanner	—	—	16,628	602,699
Christopher J. Bealer	—	—	—	—
Timothy R. Kraft	76,761	1,515,994	10,887	380,979
Amy C. Held	—	—	6,882	251,262
Ryan A. Thomas	—	—	1,307	47,353
Shaun P. Mara	—	—	13,635	493,996
Pension Benefits
The NEOs do not participate in any pension plans and received no pension benefits during the fiscal year ended August 30, 2025, other than with respect to our defined contribution 401(k) plan.
Nonqualified Deferred Compensation
The NEOs do not participate in any nonqualified deferred compensation plans and received no nonqualified deferred compensation during the fiscal year ended August 30, 2025.
Potential Payments Upon Termination or Change in Control
The employment arrangements with each of our NEOs provide for the payment of severance benefits upon certain terminations of employment. We have agreed to pay severance benefits in the event we terminate an NEO’s employment without “cause,” an NEO resigns for “good reason,” or an NEO’s employment is terminated following designated “Change in Control” situations (in each case, as defined in the Executive Severance Compensation Plan).

58    2026 Proxy Statement

Executive Severance Plan
Severance Benefits.   All of our NEOs are participants in the Executive Severance Plan. Under the Executive Severance Plan, a participant is entitled to severance if their employment with the Company is terminated by us for any reason other than “Cause” (as defined in the Executive Severance Plan), death or disability, or the NEO resigns from the Company for “Good Reason” (as defined in the Executive Severance Plan) (each a “Qualifying Termination”). For a Qualifying Termination, our NEOs are entitled to receive the following:
•
a cash severance amount for the CEO equal to 2.0 times and the remaining NEOs equal to 1.5 times the sum of:

•
the NEO’s annual base salary

•
the NEO’s target annual cash incentive award amount, and

•
the cost of one-year of COBRA coverage for the NEO; and

•
a prorated bonus for the fiscal year of termination equal to (i) the NEO’s target annual cash incentive award amount if the termination occurs in the first six months of the fiscal year, or (ii) the annual cash incentive award amount the NEO would have been entitled to receive based on the Compensation Committee’s determination of the achievement under the annual cash incentive program for that fiscal year if the termination occurs after the first six months of the fiscal year.

Any severance amount that any NEO will be entitled to receive under the Executive Severance Plan would be payable as a lump sum pursuant to a formula to enable the lump sum payment to be in compliance with the rules regarding a “short-term deferral” or other applicable exceptions within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code, or as otherwise would not subject the NEO to taxes under Section 409A of the Code. To the extent the total amount payable does not qualify for these exceptions, the balance will be payable in 18 monthly installments.
Change in Control Benefits.   In May 2025, the Board of Directors approved a revision to the Executive Severance Plan, modifying the multiplier rate at which cash severance is payable to the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, and the Chief Human Resources Officer. For a Qualifying Termination, Mr. Tanner is entitled to receive a cash severance amount equal to 3.0 times, the Chief Financial Officer, the Chief Legal Officer, and the Chief Human Resources Officer are entitled to receive a cash severance amount equal to 2.0 times, and the remaining NEOs are entitled to receive a cash severance amount equal to 1.5 times the sum of the following:
•
the NEO’s annual base salary

•
the NEO’s target annual cash incentive award amount. and

•
the cost of one-year of COBRA coverage for the NEO.

If any NEO becomes subject to a Qualifying Termination within 90 days before or 12 months after a “Change in Control” (as defined in the Executive Severance Plan), then the NEO’s unvested equity awards will be subject to immediate vesting, with awards subject to performance-based metrics vesting based on the greater of  (x) the target performance, prorated to reflect the duration of the performance period through the Change in Control, or (y) the actual performance achieved through the date of the Change in Control. In addition, if a Qualifying Termination occurs within 90 days before or 12 months after a Change in Control, then the prorated bonus for the fiscal year of termination each NEO will be entitled to receive pursuant to the Executive Severance Plan will be equal to the greater of  (i) the NEO’s target annual cash incentive award amount if the termination occurs, and (ii) the annual cash incentive award amount the NEO would have been entitled to receive based on the Compensation Committee’s determination of the achievement under the annual cash incentive program for that fiscal year.
Each NEO’s right to severance or immediate vesting under the Executive Severance Plan is subject to their execution and non-revocation of a general release of claims against the Company and their compliance with certain obligations set forth in the Executive Severance Plan participation agreement, including confidentiality, non-competition, non-solicitation, non-disparagement and cooperation obligations.
Equity Awardees Retirement Policy.   The Compensation Committee approved a policy which specifies what happens to certain outstanding equity awards if an employee retires under the terms of the policy. In the event of a retirement, any unvested stock options will continue to vest under the original terms of the stock option award agreement, and be exercisable through the original expiration date as dictated by the award agreement. All unvested PSUs will continue to vest under the original terms of the PSU award agreement, to be settled at the same time and in the same manner as when PSUs are settled for active employees. All unvested RSUs will continue to vest under the original terms of the RSU award agreement.

2026 Proxy Statement    59

To be eligible for retirement under the policy which applies to all employees, an employee must (a) attain age 55 and complete 10 years of service with the Company, (b) attain age 59 and complete 7 years of service with the Company or (c) attain age 62 regardless of years of service. For the retirement to be recognized under the policy, the employee must have completed a consultation discussion (a “Retirement Discussion”) with the Company’s most senior Human Resources Officer expressly regarding the employee’s potential decision to retire at least one (1) year prior to the actual date of the award holder’s retirement and deliver a written notice to the Company’s most senior Human Resources Officer no more than 90 days and not less than 60 days prior to the actual effective date of the retirement, and there must not be grounds for termination for cause at any time prior to the retirement date.

60    2026 Proxy Statement

Potential Payments Upon Termination or Change in Control.   The following table sets forth an estimate of the payments that would have been made under the terms of the Executive Severance Plan to the NEOs, assuming their employments terminated on August 30, 2025, given their compensation effective on that date and based on the closing market price of our common stock on August 29, 2025, the last trading day of fiscal year 2025. In the event of terminations for other reasons (including voluntary separation, death, disability or termination for cause), none of the NEOs listed in the table below would receive any termination payments. The NEOs listed in the table below are not entitled to any payments in the event of a Change in Control without termination.
Description	Involuntary Separation without Cause(1) ($)	Change in Control with Termination(1) ($)	Death, Disability, Termination for Cause, and Voluntary Retirement(2) $
Geoff E. Tanner
Severance	3,465,000	5,197,500	—
Acceleration of Equity Awards	—	1,419,390	—
Welfare Benefits	54,455	81,682	—
Prorated Fiscal Year Bonus(4)	907,500	907,500	—
Total	4,426,955	7,606,072	—
Christopher J. Bealer
Severance	1,312,500	1,750,000	—
Acceleration of Equity Awards	—	659,063	—
Welfare Benefits	33,236	44,313	—
Prorated Fiscal Year Bonus(4)	375,000	375,000	—
Total	1,720,736	2,828,376	—
Timothy R. Kraft
Severance	1,137,600	1,516,800	—
Acceleration of Equity Awards(3)	—	724,167	—
Welfare Benefits	39,787	53,048	—
Prorated Fiscal Year Bonus(4)	284,400	284,400	—
Total	1,461,787	2,578,415	—
Amy C. Held
Severance	1,155,150	1,540,320	—
Acceleration of Equity Awards	—	481,786	—
Welfare Benefits	33,236	44,313	—
Prorated Fiscal Year Bonus(4)	317,100	317,100	—
Total	1,505,486	2,383,399	—
Ryan A. Thomas
Severance	923,100	923,100	—
Acceleration of Equity Awards	—	329,531	—
Welfare Benefits	12,718	12,718	—
Prorated Fiscal Year Bonus(4)	218,400	218,400	—
Total	1,154,218	1,483,749	—

(1)
See “— Executive Severance Plan” for further details of the payments and benefits included in the table above as well as material conditions and obligations applicable to the receipt of such payments.

(2)
See “— Executive Severance Plan — Equity Awardees Retirement Policy” for further details of these payments and benefits.

2026 Proxy Statement    61

(3)
Mr. Kraft’s equity awards include PSU awards granted November 8, 2022, which are reflected in the table at 100% of target achievement. The award was approved by the Compensation Committee at 126.0% achievement in October 2025. At the approved achievement level, the total acceleration of equity awards equals the below for each NEO:

	Change in Control with Termination	Voluntary Retirement
Timothy R. Kraft	754,973	—

(4)
Prorated Fiscal Year Bonus assumes a termination date of August 30, 2025 and represents one full year of annual bonus at target level performance. See “— Executive Severance Plan — Equity Awardees Retirement Policy” for further details of these payments and benefits.

Shaun P. Mara Retirement
Effective July 3, 2025, Mr. Mara retired as our Chief Financial Officer. In connection with his retirement, in addition to the continued vesting of equity awards as provided by our retirement policy, Mr. Mara received $308,200 for his prorated fiscal year 2025 bonus.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Tanner, our President and Chief Executive Officer for fiscal year 2025, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal year 2025, the ratio of annual total compensation of the CEO to the median employee is 30:1.
In accordance with item 402(u), we decided to keep the same median employee for the second year of three allowed. To identify our median employee last year, we used the following methodology:
•
We collected the payroll data of all employees globally as of the last day of the fiscal year;

•
We applied a constant dollar exchange rate to convert all international currencies into U.S. dollars; and

•
We used total target cash (which includes base salary and the annual incentive at target) as of the end of the period as our consistently applied compensation measure to identify the median employee.

We calculated fiscal year 2025 annual total compensation for both Mr. Tanner and the median employee using the same definition for total compensation as set forth in the Summary Compensation Table above. Finally, the ratio was then determined by dividing the total compensation as calculated above for Mr. Tanner by the total compensation for the median employee.
Position	Salary	Bonus	Annual Incentive	Equity Awards	All Other Compensation	Total
President and CEO	$816,667	—	$748,000	$2,747,758	$18,208	$4,330,633
Median-Compensated Employee	$122,700	—	$17,470	$—	$5,866	$146,036
					Pay Ratio:	30:1
Pay versus Performance
The following table shows, for the past five fiscal years, the total compensation for each of our CEOs, and, on an average basis, our other NEOs, as set forth in the Summary Compensation Table, the “Compensation Actually Paid” (or “CAP”) to each of our CEOs, and, on an average basis, our other NEOs, our TSR, the TSR of the S&P 500 Packaged Food & Meats index, our net income, and our principal financial measure for compensation purposes in fiscal 2025, Adjusted EBITDA. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the NEOs’ compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statement reporting pay for the fiscal years covered in the table below.

62    2026 Proxy Statement

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid First PEO(2)	Compensation Actually Paid to Second PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of initial fixed $100 Investment Based On:		Net Income*	Adjusted EBITDA*(6)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2025	N/A	$4,330,633	N/A	$3,713,026	$1,513,192	$1,294,751	$112.76	$88.83	$103,614	$278,162
2024	N/A	$4,089,493	N/A	$2,254,161	$1,578,374	$1,319,795	$106.01	$115.37	$139,309	$269,130
2023	$4,175,519	$4,334,743	$7,020,242	$4,294,143	$1,381,355	$1,200,345	$191.66	$123.53	$133,575	$245,555
2022	$4,270,253	N/A	$1,407,798	N/A	$1,424,527	$973,792	$175.25	$129.17	$108,574	$234,043
2021	$7,289,945	N/A	$12,633,789	N/A	$1,888,377	$2,833,299	$196.61	$116.07	$40,880	$207,273
*
in thousands

(1)
The Principal Executive Officer (“PEO”) in fiscal years 2025 and 2024 was Geoff E. Tanner (“Second PEO”). Both Joseph E. Scalzo (“First PEO”) and Geoff E. Tanner served as the PEO in fiscal year 2023. The PEO in fiscal years 2022 and 2021 was Joseph E. Scalzo.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and the same assumptions that were used for stock options granted that year. Performance-based restricted share grant date fair values are calculated using ASC 718 at target-level performance. The Company’s valuation assumptions are described in Note 13, “Omnibus Incentive Plan,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended August 30, 2025. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest, as applicable. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total	Subtract grant date fair value of equity awards granted during the fiscal year(a)	Add year-end fair value of equity awards granted during the fiscal year that are outstanding and unvested at fiscal year end	Add change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested at fiscal year end	Add change in fair value of equity awards granted in prior fiscal years that vested in applicable fiscal year	Subtract fair value as of end of prior fiscal year for equity awards granted in prior fiscal years and failing to meet vesting conditions during applicable fiscal year	Compensation Actually Paid
2025	PEO	$4,330,633	$2,747,758	$1,975,206	$77,524	$77,421	$0	$3,713,026
	Other NEOs	$1,513,192	$696,623	$552,823	$(98,136)	$23,495	$0	$1,294,751
2024	PEO	$4,089,493	$2,459,938	$1,649,506	$(1,005,769)	$(19,131)	$0	$2,254,161
	Other NEOs	$1,578,374	$813,362	$624,408	$(122,602)	$52,977	$0	$1,319,795
2023	First PEO	$4,175,519	$2,811,066	$2,507,862	$2,363,854	$784,073	$0	$7,020,242
	Second PEO	$4,334,743	$3,096,800	$3,056,200	$0	$0	$0	$4,294,143
	Other NEOs	$1,381,355	$832,473	$743,609	$195,387	$116,728	$404,261	$1,200,345
2022	PEO	$4,270,253	$2,327,745	$1,397,810	$(2,733,291)	$800,771	$0	$1,407,798
	Other NEOs	$1,424,527	$489,602	$301,261	$(412,234)	$149,840	$0	$973,792
2021	PEO	$7,289,945	$5,075,410	$8,048,832	$2,594,290	$(223,868)	$0	$12,633,789
	Other NEOs	$1,888,377	$767,759	$1,331,296	$515,797	$24,582	$158,994	$2,833,299
*
Represents the aggregate of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(3)
The NEOs included in the calculation of average non-PEO NEO compensation in each applicable year:

•	2025: Christopher J. Bealer, Timothy R. Kraft, Amy C. Held, Ryan Thomas, and Shaun P. Mara; and
•	2024: Shaun P. Mara, Timothy R. Kraft, Amy C. Held, and Ryan Thomas; and
•	2023: Shaun P. Mara, Jill M. Short, Linda M. Zink, Timothy R. Kraft, and Todd E. Cunfer; and
•	2022: Todd E. Cunfer, Susan K. Hunsberger, Timothy R. Kraft, Linda M. Zink and C. Scott Parker; and
•	2021: Todd E. Cunfer, C. Scott Parker, Timothy R. Kraft, and Jill M. Short.

2026 Proxy Statement    63

(4)
Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(5)
Represents the weighted peer group TSR, weighted in accordance with the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Packaged Food & Meats index.

(6)
We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link CAP to our NEOs, for fiscal year 2025, to company performance (the “Company Selected Measure” as defined under SEC rules). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, executive transition costs, term loan transaction fees, integration costs, restructuring costs, loss in fair value change of warrant liability, and other non-core expenses.

2025 Most Important Company Performance Measures
The most important financial performance measures used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Adjusted EBITDA	Net sales	Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)
Descriptions of the Information Presented in the Pay Versus Performance Table
The following graphs illustrate the relationship between CAP(1) and financial performance measures in the Pay Versus Performance table:

CAP vs. Company and Peer Group TSR
Compensation Actually Paid (CAP) $000s
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Total Shareholder Return Value of Initial Fixed $100 Investment
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Peer Cumulative TSR
SMPL Cumulative TSR

1
2023 CAP has been aggregated for both PEOs

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Equity Compensation Plan Information
The following table sets forth certain information, as of August 30, 2025, concerning shares of our common stock authorized for issuance under our equity compensation plans, which consists only of our 2017 Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by stockholders	2,393,451	$25.44	2,517,362
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	2,393,451	$25.44	2,517,362

(1)
Includes 1,476,243 stock options, 639,015 RSUs and 278,193 PSUs at target outstanding under our 2017 Plan.

(2)
This column does not reflect awards of RSUs and PSUs that do not require the payment of any consideration by the recipients.

(3)
Awards issuable under our 2017 Plan include common stock, stock options, restricted stock, RSUs, stock appreciation rights, performance awards and other incentive awards.

Delinquent Section 16(a) Reports
None.

2026 Proxy Statement    65

Ownership of Simply Good Foods Common Stock by Certain Beneficial Owners
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 1, 2025, expect as otherwise indicated, by:
•
each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock;

•
each of our current directors;

•
each of our named executive officers set forth in the Summary Compensation Table above; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of December 1, 2025. The beneficial ownership of shares of our common stock is based on 94,999,174 shares outstanding as of December 1, 2025, unless otherwise indicated.
We believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock reported as beneficially owned unless otherwise indicated.
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
5% Stockholders:
Blackrock, Inc.(2)	13,918,101.00	13.90%
The Vanguard Group(3)	10,925,194.00	10.97%
FMR LLC(4)	6,871,299.22	6.8%
Directors and Named Executive Officers:
James M. Kilts(5)	3,697,024	3.89%
Clayton C. Daley Jr	93,521	*
Michelle P. Goolsby	32,491	*
Romitha S. Mally	—	—
Robert G. Montgomery	54,065	*
Brian K. Ratzan	2,049,387	2.16%
David W. Ritterbush	18,378	*
Joseph J. Schena	16,735	*
Geoff E. Tanner	51,867	*
David J. West	1,999,578	2.10%
James D. White	20,854	*
Christopher J. Bealer	9,946	*
Timothy R. Kraft(6)	113,108	*
Amy C. Held	7,613	*
Ryan A. Thomas	2,870	*
Shaun P. Mara(7)	105,343	*
All directors and executive officers as a group (18 persons)(8)	8,320,266	8.76%

*
Less than 1%.

66    2026 Proxy Statement

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, CO 80202.

(2)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024, reporting on beneficial ownership as of December 31, 2023. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The shares are beneficially owned by BlackRock, Inc. and its subsidiaries and affiliates. Of the total number of shares listed above, such person has sole power to vote or direct to vote 13,801,726 shares, has shared power to vote or direct to vote 0 shares, has sole power to dispose of or to direct the disposition of 13,918,101 shares and has shared power to dispose or to direct the disposition of 0 shares.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting on beneficial ownership as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Of the total number of shares listed above, such person has sole power to vote or direct to vote 0 shares, has shared power to vote or direct to vote 167,042 shares, has sole power to dispose of or to direct the disposition of 10,657,568 shares and has shared power to dispose or to direct the disposition of 267,626 shares.

(4)
Based solely on a Schedule 13G filed with the SEC on November 4, 2025, reporting on beneficial ownership at September 30, 2025. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. Of the total number of shares listed above, such person has sole power to vote or direct to vote 6,868,410.96 shares, has shared power to vote or direct to vote 0 shares, has sole power to dispose of or to direct the disposition of 6,871,299.22 shares and has shared power to dispose or to direct the disposition of 0 shares.

(5)
Includes 2,715,513 shares held indirectly by an investment limited partnership of which Mr. Kilts and his spouse are the co-general partners.

(6)
Includes 93,387 shares issuable upon the exercise of options that are currently exercisable.

(7)
Includes 56,202 shares issuable upon the exercise of options that are currently exercisable.

(8)
Includes 171,952 shares issuable upon the exercise of options that are currently exercisable.

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Certain Relationships and Related Person Transactions
See “Board of Directors and Corporate Governance — Review of Related Person Transactions” above for information regarding our review and approval process of related person transactions. Except as noted below, the transactions disclosed below were reviewed and approved in accordance with our Related Party Transactions Policy.
The Investor Rights Agreement
On July 7, 2017, in connection with the consummation of the Business Combination, we and Conyers Park Sponsor entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides for, among other things, subject to the terms thereof, customary registration rights, including demand and piggy-back rights subject to cut-back provisions. We filed a shelf registration statement on Form S-1 to register Conyers Park Sponsor’s shares that was declared effective on December 12, 2017, which was replaced by the shelf registration statement on Form S-3 that was declared effective by the SEC on December 19, 2018.
In addition, prior to October 13, 2022, pursuant to the Investor Rights Agreement, for so long as Conyers Park Sponsor held at least 50% of its shares of common stock it held as of July 7, 2017, it had the right to nominate three directors to serve on the Board, and for so long as Conyers Park Sponsor held at least 25% of its shares of common stock it held as of July 7, 2017, it had the right to nominate one director to serve on the Board. Effective October 13, 2022, pursuant to and in accordance with the terms of Conyers Park Sponsor’s organizational documents and as was provided to occur on or about the fifth anniversary of the closing of the Business Combination in July 2017, Conyers Park Sponsor made a pro-rata distribution in kind of shares of our common stock to its members for no consideration. Among the recipients of the shares of our common stock distributed were investment entities controlled by James M. Kilts, David J. West and Brian K. Ratzan individually. In connection with this distribution, we were informed that Conyers Park Sponsor assigned in whole to Messrs. Kilts, West and Ratzan, collectively, its rights to designate persons to be nominated for election to our Board under and in accordance with the terms of the Investor Rights Agreement.
Indemnity Agreements
We entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, to the maximum extent permitted by applicable law.

68    2026 Proxy Statement

2
Ratification of Appointment of Deloitte & Touche LLP as our Independent Public Accounting Firm for Fiscal Year 2026
The Audit Committee and Board recommend that you vote FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2026.

Our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending August 29, 2026. Deloitte has served as our independent public accounting firm since 2019. The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal. If the appointment of Deloitte is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.
Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
Audit Committee Matters — Principal Accounting Firm Fees
In addition to performing the audit of our consolidated financial statements, our independent registered public accounting firm also provides various other services to us. All the services provided by our independent registered public accounting firm to us in fiscal years 2024 and 2025 were pre-approved by the Audit Committee pursuant to the procedures set forth below under “— Pre-Approval Policies and Procedures.”
The aggregate fees and reimbursable expenses billed to us and our subsidiaries by Deloitte in fiscal years 2024 and 2025 were as follows:
	2024	2025
Audit Fees(1)	$1,598,413	$1,618,793
Audit Related Fees(2)	5,958	5,978
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$1,604,371	$1,624,771

(1)
“Audit Fees” includes fees and expenses billed for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with statutory audits.

(2)
“Audit-Related Fees” includes fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption “Audit Fees.” These fees include services for due diligence on acquisitions and divestitures, and fees for services provided in connection with review of registration statements, comfort letters and consents.

(3)
“Tax Fees” includes fees billed for services that are related to tax compliance and advice, including international tax consulting.

2026 Proxy Statement    69

Pre-Approval Policies and Procedures
The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating our independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by our independent registered public accounting firm, and considers and is required to pre-approve the engagement of our independent registered public accounting firm for the provision of other services during the fiscal year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to decide as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. The Audit Committee maintains a policy stating various pre-approved spending levels for identified groups of expenses. In certain limited circumstances, the chair of the Audit Committee has the authority to approve services to be performed by the independent registered public accounting firm. At the next meeting of the Audit Committee, these services, pre-approved by the chair, are reported to the full committee. As noted above, all the services provided by Deloitte to us in fiscal years 2024 and 2025 were pre-approved by the Audit Committee pursuant to these procedures.

70    2026 Proxy Statement

Audit Committee Report
The Audit Committee assists the Board with its oversight responsibilities regarding our financial reporting process. Our management is responsible for the preparation, presentation and integrity of our financial statements and the reporting process, including our accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, is responsible for performing an audit of our financial statements.
With regard to the fiscal year ended August 30, 2025, the Audit Committee:
•
reviewed and discussed with management our audited consolidated financial statements as of August 30, 2025, and for the fiscal year then ended;

•
discussed with Deloitte the matters required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee regarding independence; and

•
discussed with Deloitte their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2025, for filing with the SEC.
The Audit Committee:
Joseph J. Schena (Chairperson)
Clayton C. Daley, Jr.
Michelle Goolsby
Romitha S. Mally

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3	Approval of The Simply Good Foods Company Incentive Plan The Board recommends that you vote FOR the approval of The Simply Good Foods Company Incentive Plan.
On October 16, 2025, our Board adopted The Simply Good Foods Company Incentive Plan (the “2025 Plan”), subject to stockholder approval. The purpose of the 2025 Plan is to attract, retain, and motivate employees of, consultants and advisors to, and non-employee directors providing services to, the Company and its subsidiaries, and to promote the success of the Company’s business by providing participants with a proprietary interest in the performance of the Company and its subsidiaries.
The 2025 Plan is intended to replace The Simply Good Foods Company 2017 Omnibus Incentive Plan (the “Prior Plan”). No additional grants will be made under the Prior Plan if the 2025 Plan is approved by our stockholders. Outstanding grants under the Prior Plan will continue in effect according to their terms as in effect before the effective date of the 2025 Plan (subject to such amendments as the plan administrator determines, consistent with the terms of the Prior Plan, as applicable).
Our Board is seeking stockholder approval of the 2025 Plan in order to (a) meet the NASDAQ listing requirements, (b) allow incentive stock options that may be awarded under the 2025 Plan to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, (c) maintain a limit on annual compensation of non-employee directors, and (d) conform to good corporate governance practices.
Historical Burn Rate, Proposed Share Reserve and Impact on Dilution
We recognize the dilutive effect of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares of our common stock to add to the pool of shares available for issuance, our Board and the Compensation Committee worked with management and Mercer to evaluate a number of factors, and carefully considered (i) the potential dilutive effect on stockholders, (ii) our historical burn rate and overhang, (iii) the number of shares remaining available under the Prior Plan, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for retaining and attracting key talent, (vi) our strategic growth plans, and (vii) the interests of our stockholders. Our Compensation Committee carefully monitors our total dilution and equity expense to maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees. The 2025 Plan does not contain an “evergreen” provision, so the number of shares available for issuance under the 2025 Plan does not automatically increase each year.
The incremental number of shares being requested to be authorized under the 2025 Plan — above the 4,098,405 shares to be carried over from the Prior Plan (the “Prior Plan’s Reserve”) — represents approximately 2.36% of the total number of shares outstanding as of December 1, 2025, the Record Date for the Annual Meeting.
The burn rate is the annual rate at which a company grants equity. The simple burn rate counts both stock options and full value shares as one share over the course of one year. Our historical annual burn rates have been consistently in line with burn rates at our compensation peer companies, indicating good stewardship of equity in our incentive programs. The table below shows our simple burn rate for the prior three fiscal years under the Prior Plan.
Fiscal Year	Simple Burn Rate
2023	0.67%
2024	0.45%
2025	0.60%
In consideration of these and other factors and the continued market volatility and uncertain macroeconomic climate, our Board has determined it is in our best interest, and advances our compensation philosophies, to adopt the 2025 Plan, which reserves for issuance 2,250,000 shares of our common stock (the “Share Increase”) in addition to the Prior Plan’s Reserve. Based on our estimates, if the 2025 Plan, including the Share Increase and the Prior Plan’s Reserve, is approved by stockholders, we expect our share reserve under the 2025 Plan to last for approximately up to five (5) years at current

72    2026 Proxy Statement

market prices for our common stock. The actual amount of time the 2025 Plan’s share reserve will sustain our future share needs is difficult to predict, and it will depend, in part, on (i) the determination of the size of future long-term equity awards, based, in part, on a desire to keep compensation packages competitive in the marketplace and appropriately motivate employees; (ii) the price of our common stock at the time long-term equity awards are granted; (iii) our hiring and retention needs; and (iv) the amount of forfeitures of outstanding awards.
Given the variable nature of these factors, and our desire to retain and motivate our key personnel, the number of shares covered by the 2025 Plan may not sustain our anticipated equity compensation program for as long as our current estimates suggest, despite efforts to manage the share reserve responsibly. If this is the case, we may seek additional share increase approvals when the Board determines that it is in our best interest to do so. We will continue to thoughtfully evaluate our equity compensation needs and projected share usage to responsibly manage our equity compensation program, taking into consideration the concerns of our stockholders and the need to remain competitive in our industry and achieve our business objectives.
Governance Highlights
Below is a summary of the material terms of the 2025 Plan, including its key good corporate governance features:
•
The 2025 Plan share reserve does not benefit from liberal share recycling provisions. It specifically prohibits shares of common stock used by a participant to cover the payment of the exercise price of a stock option and tax obligations related to any award from being added back to the number of shares available for future awards.

•
The 2025 Plan does not include an “evergreen” share reserve provision.

•
The 2025 Plan limits the cash compensation and grant date value of equity awards that may be granted in any year to our non-employee directors to $750,000 (or $1,000,000, in the year of their appointment).

•
Stock options and stock appreciation rights granted under the 2025 Plan must be granted with an exercise price (or measurement price, as applicable) that is not less than the fair market value (as defined under the 2025 Plan) of a share of our common stock on the date of grant.

•
The exercise price of any outstanding award may not be reduced, whether through amendment, cancellation or replacement grants with options, other awards and/or cash, or by any other means without stockholder approval.

•
Awards are subject to certain minimum vesting requirements. Specifically, awards must generally vest over at least a one-year period from the date of grant, except that such limitations will not apply to (i) such awards granted with respect to up to 5% of the total shares authorized for issuance under the 2025 Plan, (ii) substitute awards granted in connection with a corporate transaction, or (iii) awards granted to nonemployee directors scheduled to vest on the date of our next annual meeting of stockholders that vest no fewer than 50 weeks after the grant date.

•
The 2025 Plan provides that any dividend and dividend equivalent rights provided as part of any award granted under the 2025 Plan may not allow for current payment, but rather all such dividends or dividend equivalent rights must be accrued and paid only when and if the underlying award vests.

•
The 2025 Plan allows options, restricted stock, RSUs and other stock- and cash-based awards to include vesting conditions subject to specific performance goals.

•
The 2025 Plan does not provide for an automatic “single-trigger” acceleration of vesting on unvested awards in the event of our change in control.

•
The 2025 Plan does not provide any tax-gross ups to participants.

SUMMARY OF MATERIAL TERMS
The following summary of the material terms of the 2025 Plan is qualified by reference to the full text of the 2025 Plan, which is attached to this proxy statement as Exhibit A.
Administration
The 2025 Plan will be administered by the Compensation Committee, unless the board elects otherwise (such plan administrator, the “Administrator”). The Administrator will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2025 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2025 Plan. The Administrator will have full discretion to administer and interpret the 2025

2026 Proxy Statement    73

Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility
Under the 2025 Plan, individuals entitled to receive awards, or “Eligible Individuals,” include non-employee directors, officers, employees, consultants, and certain advisors providing services to our Company or any of our subsidiaries, as well as any individual to whom our Company or one of our subsidiaries has extended a formal, written offer of employment; provided that any such prospective employee may not receive any payment or exercise any right relating to an award under the 2025 Plan until such person has commenced employment. “Eligible Individuals” also include holders of substitute awards (described further below). The Administrator will determine which Eligible Individuals will receive grants of awards.
As of December 1, 2025, there were 299 employees, two (2) consultants and advisors, and ten (10) non-employee directors who would have been Eligible Individuals.
Shares Available
The 2025 Plan, if approved by stockholders, subject to adjustment as provided in the 2025 Plan, permits the delivery of a maximum number of shares of our common stock not to exceed 6,348,405 (the “Share Limit”), which number is the sum of  (i) 2,250,000 new shares of common stock, (ii) 1,333,141 shares of common stock available under the Prior Plan, and (iii) up to 2,765,264 Returning Shares (as defined below), if any, as such shares of our common stock become available from time to time (the “Share Pool”). The Share Pool will not be subject to automatic increase. “Returning Shares” mean shares of our common stock subject to outstanding awards granted under the Prior Plan and that, following the effective date, are: (a) not issued because any such award or any portion thereof expires or otherwise terminates without all of the shares of our common stock covered by such award having been issued; (b) not issued because such award or any portion thereof is settled in cash; or (c) forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of the shares of common stock.
The fair market value of one share of our common stock was $19.11 (the closing price of our common stock on December 16, 2025).
Share Recycling
Shares of our common stock subject to an award will become available again for issuance pursuant to the 2025 Plan if the shares (a) are not issued because the award or any portion thereof expires or without all of the shares covered by the award being issued; (b) forfeited back to or repurchased by our Company because of a failure to meet a contingency or condition for the vesting of the shares; or (c) are settled in cash (i.e., the participant receives cash rather than shares of our common stock). Shares that are (1) withheld to satisfy tax withholding obligations on an award, (2) tendered in order to satisfy the exercise price due with respect to an Option issued under the 2025 Plan, or (3) repurchased by the Company using proceeds received upon exercise of an Option, will not be available for purposes of future awards under the 2025 Plan.
Substitute Awards
Awards may be granted under the 2025 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines. These substitute awards are not counted against the share limit.
Nonemployee Director Limit
The maximum aggregate dollar amount of cash and fair market value of shares of our common stock that may be the subject of awards granted to any non-employee director in any calendar year may not exceed $1,000,000 for the year of appointment and $750,000 for any subsequent year. The value of equity awards will be determined based on the grant date fair value of the award.
Types of Awards Available
Under the 2025 Plan, the Administrator may grant any of the following types of awards to an Eligible Individual (to the extent permitted by applicable law): incentive stock options (“ISOs”) and nonqualified stock options (“NSOs,” together with ISOs, “Options”); stock appreciation rights (“SARs”); restricted stock; restricted stock units (“RSUs”); performance

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awards; dividend equivalent rights (“DERs”); cash-based awards; and other share-based awards (each, as described further below) (each type of award is considered an “Award”).
Stock Options
The Administrator may grant Options (which may be ISOs or NSOs) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may be granted only to Eligible Individuals who are employees of our Company or any of our subsidiaries. No more than 2,250,000 shares of our common stock may be issued under the 2025 Plan upon the exercise of ISOs. An NSO is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.
Each Option granted under the 2025 Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Administrator at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten (10) years from the date it is granted (five (5) years in the case of an ISO granted to a greater than ten percent (10%) shareholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.
The purchase price per share of our common stock with respect to any Option granted under the 2025 Plan will be determined by the Administrator, provided that (except as provided by the Administrator for substitute awards) it may not be less than 100% of the fair market value of our common stock on the date the Option is granted (110% in the case of an ISO granted to a greater than ten percent (10%) shareholder). The exercise price may be paid (a) in cash or its equivalent (e.g., a check), (b) if permitted by applicable law and the Administrator or set forth in the applicable Award agreement, by way of transfer, either actually or by attestation, to us of our shares of common stock, such transfer to be upon such terms and conditions as determined by the Administrator or (c) if permitted by applicable law and the Administrator or set forth in the applicable Award agreement, in the form of a transfer of other property. In addition, (i) the Administrator may provide for the payment of the exercise price through withholding of shares of our common stock as a result of which the number of shares issued upon exercise of an Option would be reduced by a number of shares having a fair market value (as defined in the 2025 Plan) equal to the exercise price; and (ii) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Administrator. We will not issue fractional shares of our common stock.
In order to comply with the requirements for ISOs in the Code, if any person holds ISOs granted under the 2025 Plan in respect of our common stock with an aggregate fair market value in excess of  $100,000 (as determined on the applicable date of grant) that would be exercisable for the first time during any one calendar year, such Options will be treated as NSOs according to the order in which they were granted, such that the most recently granted Options are first treated as NSOs.
Stock Appreciation Rights
The Administrator may grant SARs to Eligible Individuals on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement.
The Administrator will determine the terms by which a SAR will vest and become exercisable, which terms will be set forth in an Award agreement. A SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of such SAR over the fair market value of a share of our common stock on the date the SAR was granted. A SAR may be settled or paid in cash, shares of our common stock or a combination thereof, in accordance with its terms.
Each SAR will be exercisable or be forfeited or expire on such terms as the Administrator determines. Except in limited circumstances, a SAR may not have a term greater than ten (10) years.
Prohibition on Repricings
The Administrator will have no authority to (a) make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2025 Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or the base price of a SAR previously granted under the 2025 Plan or (b) cancel for cash or other consideration any Option whose exercise price or SAR whose base price is greater than the fair market value per share, unless, in either case, our shareholders approve such adjustment or amendment.
Dividend Equivalent Rights
The Administrator may grant DERs in tandem with an Award to Eligible Individuals on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. DERs are rights to receive cash or

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shares of our common stock based on the value of dividends that are paid with respect to shares of our common stock. Amounts payable in respect of DERs will be deferred and subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such dividends are payable. The Administrator will determine whether amounts payable in respect of DERs are to be held in cash or reinvested in shares of our common stock or deemed (notionally) to be reinvested in shares of our common stock. DERs may be settled in cash or shares of our common stock or a combination thereof, in a single installment or multiple installments, as determined by the Administrator.
Performance Awards
The Administrator may grant Awards subject to performance-based vesting conditions (“Performance Awards”), including certain performance objectives enumerated in the 2025 Plan, on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. The value of the Award depends on the level of the participant’s and/or our achievement of the performance objectives during a specified period, as outlined in the Award agreement, or at such other time(s) as the Administrator may determine that the Performance Award has vested. The Administrator may adjust an Award’s performance objectives after the Award has been issued to reflect the impact of certain specified events. Each Performance Award represents the right of the participant to receive a payment upon vesting of either cash or shares of our common stock equal to the fair market value of a share of our common stock as of the date the Performance Award becomes vested according to the applicable Award agreement. A Performance Award may be settled or paid in cash, shares of our common stock or a combination of each, as determined by the Administrator in its discretion.
Restricted Stock and RSUs
The Administrator may grant either unvested shares of our common stock (“Restricted Stock”) or RSUs, in each case, subject to certain vesting requirements, on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement.
To the extent shares of our common stock are certificated, unless the Administrator determines otherwise, we will retain possession of the certificates for our shares of common stock subject to an Award of Restricted Stock until all restrictions on such shares have lapsed. Unless held by us, each such certificate will contain a legend giving appropriate notice of the restrictions applicable to the Award. The Administrator may determine that we will not issue certificates for Awards of Restricted Stock until all restrictions on such shares of our common stock have lapsed. Upon the lapse of all restrictions on an Award of Restricted Stock, the Administrator will cause a stock certificate or evidence of book entry shares (as applicable) to be delivered to the participant with respect to such shares of Restricted Stock, free of all restrictions. With regard to book entry shares, the Administrator may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator, or our corporate secretary, as determined by the Administrator in its sole discretion.
Recipients of Restricted Stock will have all the rights of a stockholder with respect to such Shares. If the Administrator determines that the participant will have the right to receive dividends paid or made with respect to the shares of Restricted Stock, such dividends will accrue and be (a) deferred until the lapsing of the restrictions imposed upon such Shares, and (b) held by us until such time; provided, however, that a dividend that is accrued and payable in respect of Restricted Stock, prior to its vesting, if any, will be subject to such vesting conditions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable.
Each RSU will represent the right of the participant to receive a payment upon settlement of the RSU of an amount equal to the fair market value of a share of our common stock as of the date the RSU settles according to the applicable Award agreement. An RSU may be settled or paid in cash, shares of our common stock or a combination of each, as determined by the Administrator.
Cash-Based Awards
The Administrator may grant cash-based awards on such terms and conditions as determined by the Administrator at the time of grant. Each cash-based award will specify a cash-dominated payment amount, formula or payment ranges as determined by the Administrator.
Other Share-Based Awards
The Administrator may grant other awards based on shares of our common stock on terms and conditions determined by the Administrator at the time of grant and set forth in an Award agreement. The Administrator may grant awards of fully-vested shares of our common stock.

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Minimum Vesting Period
Except with respect to a maximum of five percent (5%) of the number of shares of our common stock reserved under the 2025 Plan, (subject to adjustment as provided in the 2025 Plan) (the “Minimum Vesting Limit”), each Award granted under the 2025 Plan (other than any substitute award) will be subject to a minimum vesting period of at least one (1) year commencing from the grant date, or with respect to Awards (other than substitute awards) that vest upon the attainment of performance objectives, a performance period that is at least one (1) year. This will not prevent the Administrator from accelerating the vesting of any Award in accordance with any of the provisions set forth in the 2025 Plan. The Administrator will be permitted to grant Awards to nonemployee directors that are scheduled to vest on the date of the next annual meeting of the Company’s shareholders to occur after the grant date, and if such Awards vest no fewer than fifty (50) weeks after such grant date, the number of shares of our common stock subject to such Awards will not count toward the Minimum Vesting Limit.
Adjustments upon Changes in Capitalization
In the event that the outstanding shares of our common stock are increased or decreased in number or kind, or changed into or exchanged for a different number or kind of shares or other stock or securities or other equity interests of our Company or another corporation or entity, in each case by reason of a merger, amalgamation, consolidation, reorganization, recapitalization, reclassification, spin-off, split-up, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of shares of our common stock, repurchase of shares of our common stock, change in corporate structure, another similar corporate event or transaction, or any other equity restructuring, the Administrator will determine the appropriate adjustments, if any, to (a) the maximum number and type of shares of stock or other securities or other property that may thereafter be made the subject of Awards or be delivered under the 2025 Plan, (b) the maximum number and class of shares or other securities that may be issued upon exercise of ISOs, (c) the exercise price of outstanding Options and the base price of outstanding SARs, or the measure to be used to determine the amount of the benefit payable on an Award, (d) the performance objectives applicable to outstanding Performance Awards, and (e) any other adjustments the Administrator determines to be equitable, including cash payments to participants.
Effect of Change in Control
In the event of a Change in Control (as defined below), the Administrator may, in its sole discretion, take any one or more of the following actions with respect to outstanding Awards, which need not be uniform with respect to all participants or all Awards:
•
Awards may be continued or assumed by the Company or a successor or surviving entity;

•
Awards may be substituted or replaced by the successor or surviving entity with cash, securities, rights or other property paid or issued by the successor or surviving entity with substantially the same terms and value as such Awards (including performance targets);

•
acceleration of the vesting of Awards and lapse of restrictions (or acceleration of the right to exercise for Options or SARs) (and termination of Options or SARs without payment of consideration to the extent not exercised);

•
in the case of any Award that vests based on achievement of performance objectives, determine the level of attainment of the applicable performance objectives; and

•
Awards may be cancelled in consideration of a payment as described further below.

If Awards are to be cancelled in connection with a Change in Control in consideration for a payment, (a) such payment will be made in cash, securities, rights or other property and (ii) the amount of such payment must equal the value of such Award, as determined by the Administrator in its sole discretion. In the case of an Option or SAR, if the value of an Awards equals the excess, if any, of the price or implied price per share of common stock in the Change in Control over the exercise price or base price of such Award (the “Intrinsic Value”) multiplied by the number of shares of common stock covered by such Award, such value will be deemed to be valid. If the Intrinsic Value of an Option or SAR is equal to or less than zero, the Administrator may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration.
Except as otherwise determined by the Administrator, and subject to the requirements of Section 409A of the Code and any terms and conditions set forth in a participant’s Award agreement or in any severance plan maintained by the Company that applies to the participant, in the event that a participant is terminated without Cause or resigns for Good Reason (as such terms are defined in the 2025 Plan) within twelve (12) months following a Change in Control, then, contingent upon the participant’s execution of the general release of claims in a form provided by the Company and compliance

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with any confidentiality, non-competition, non-solicit, and similar covenants to which the participant is bound as a result of any written agreement between the participant and the Company or its affiliates, the participant will be entitled to accelerated vesting of all of the participant’s Awards outstanding as of immediately prior to the consummation of such Change in Control to the extent such Awards are continued, assumed, substituted or replaced in accordance with the 2025 Plan as follows: (a) any Award that vests solely upon the passage of time will become vested and (b) any Award that vests in whole or in part based on the achievement of performance objectives will vest based on the greater of (i) target performance, but with vesting pro-rated based on time elapsed from the date of grant through the date of the termination measured against the duration of the original performance period, or (ii) actual performance through the date of the termination.
For purposes of the 2025 Plan, “Change in Control” generally means, unless otherwise determined by the Administrator in the applicable Award agreement or other written agreement with a participant approved by the Administrator, the occurrence of any of the following events:
(a)
any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than us, Atkins Holdings LLC, Conyers Park Sponsor LLC, and their respective affiliates, any trustee or other fiduciary holding securities under any of our employee benefit plans, or any company owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of shares of our common stock), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

(b)
during any period of two consecutive years, individuals who at the beginning of such period constitute our Board, and any new director (other than a director designated by a person who has entered into an agreement with us to effect a transaction described in paragraph (a), (c), or (d) of this definition or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board) whose election by our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of our Board;

(c)
a reorganization, merger or consolidation of us with any other corporation, other than (i) a reorganization, merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a reorganization, merger or consolidation effected to implement a recapitalization of us (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (a)) acquires more than 50% of the combined voting power of our then outstanding securities; or

(d)
a complete liquidation or dissolution of us or the consummation of a sale or disposition by us of all or substantially all of our assets other than the sale or disposition of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of our outstanding voting securities immediately prior to the time of the sale.

Transferability
The 2025 Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution, (b) to a beneficiary designated by the participant, to whom any benefit under the 2025 Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award or (c) certain other specified events subject to the approval of the Administrator.
Amendment or Termination of the 2025 Plan
The 2025 Plan may be amended or terminated by our Board without stockholder approval, unless stockholder approval of the amendment or termination is required under applicable law, regulation or exchange requirement.
No amendment may materially and adversely alter or materially impair any Award that had been granted under the 2025 Plan prior to the amendment without the impacted participant’s consent. No amendment may deprive any participant of any shares of common stock acquired through or as a result of the 2025 Plan, except as our Board deems necessary or appropriate to comply with applicable law or the rules and regulations of any government authority.

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The 2025 Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the 2025 Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2025 Plan’s termination.
Modification of Awards
The Administrator may also modify the terms of any Award under the 2025 Plan made to or held by a participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Administrator to be necessary or appropriate in order for such Award to conform to the laws, regulations, and customs of the country in which the participant is then a resident, or primarily employed or providing services, or to maintain the value of the Award. Additionally, the Administrator may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2025 Plan by persons who are foreign nationals or are primarily employed or providing services outside the United States.
Forfeiture Events; Clawback
Each Award will be subject to the terms of any clawback policy maintained by our Company or as required by law, regulation, or exchange requirement, as it may be amended from time to time. In addition, the Administrator may specify in an Award agreement that the participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of additional specified events.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general summary of the U.S. federal income tax consequences arising with respect to awards under the 2025 Plan. This summary is not a definitive explanation of the tax consequences of these awards and excludes the effect of state, local and non-U.S. tax laws.
Options
Options may be granted in the form of ISOs or NSOs. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An employee granted an ISO or NSO generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the Option. The Company will generally be entitled to a deduction for U.S. federal income tax purposes at the time any compensation income is realized by the holder of an Option, as described below, in an amount equal to the amount of compensation income realized by the holder.
Nonqualified Stock Options
At the time of exercise of an NSO, the holder of the Option will realize taxable compensation income in the amount of the spread between the exercise price of the Option and the fair market value of our shares of common stock acquired on the date of exercise. Following the exercise of the Option, the holder’s later disposition of shares of our common stock acquired upon the exercise of the Option will ordinarily result in capital gain or loss to the option holder. Any gain will be subject to reduced long-term capital gains tax rates if the shares of our common stock have been held for more than twelve (12) months.
Incentive Stock Options
An ISO must have an exercise price that is not less than the fair market value of the stock at the time the Option is granted and must be exercisable within ten (10) years from the date of grant. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the U.S. federal alternative minimum tax on individual income. If the shares of our common stock acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the shares of our common stock acquired on exercise of an ISO are disposed of within less than two years after grant or one year after exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the shares of our common stock on the date of exercise or the date of sale, whichever is less, over the exercise price. Any additional amount realized will be taxed as capital gain which may be long-term or short-term capital gains, depending on how long the shares of common stock were held after exercise.
SARs
Upon the exercise of a SAR, an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of the shares of common stock acquired pursuant to the exercise. The Company will

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be entitled to a U.S. federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a SAR.
Restricted Stock, RSUs and Performance Awards
Employees granted Restricted Stock, RSUs and Performance Awards under the 2025 Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock, RSUs, and Performance Awards on the date the restrictions lapse or the performance period ends and the Awards are settled, unless, in the case of Restricted Stock, the employee has elected to include the Restricted Stock in income at the time of grant under Section 83(b) of the Code. The Company is entitled to a corresponding U.S. federal income tax deduction at the same time. Any dividends or DERs paid to an employee during the restricted period are taxable compensation income to the employee and are deductible by the Company for U.S. federal income tax purposes, unless the employee has elected to include the Award in income when granted under Section 83(b) of the Code.
Cash-Based Awards and Other Shared-Based Awards
If Awards are in the nature of cash-based awards or other shared-based awards, they generally would be taxable as compensation income equal to the applicable amount of cash or the aggregate of the fair market value of the shares of our common stock when the grant is not subject to a substantial risk of forfeiture. We would be entitled to a federal income tax deduction for the amount included in the participant’s income.
Code Section 280G
The effect of a Change in Control or similar corporate transaction on Options or other Awards, if any, may be set forth in an Award agreement, which may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Change in Control or similar corporate transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and we may be denied a U.S. federal income tax deduction.
Code Section 409A
Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. Subject to certain exceptions, “deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. If Awards under the 2025 Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.
Code Section 162(m)
Section 162(m) of the Code limits the tax deduction the Company can take with respect to employees considered “covered employees” under Section 162(m) of the Code to compensation that does not exceed $1,000,000 on an annual basis. To the extent that a participant is considered a “covered employee” under Section 162(m) of the Code, income recognized by such covered employee that is over $1,000,000 on an annual basis as a result of the exercise of, or the vesting of, an Award, as applicable, will not be deductible by the Company.
NEW PLAN BENEFITS
No determination has been made as to which of the individuals eligible to participate in the 2025 Plan will receive awards under the 2025 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

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4	Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers The Board recommends that you vote FOR ONE YEAR.
Pursuant to Section 14A of the Exchange Act, stockholders have an opportunity at least every six years to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years or they may abstain from voting.
Our Board has discussed and carefully considered the alternatives regarding the frequency of future advisory votes to approve executive compensation in an effort to determine the approach that would best serve the Company and our stockholders. Our Board has considered several factors supporting an annual vote, including:
•
an annual say-on-pay vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year;

•
an annual say-on-pay vote provides frequent communication from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy; and

•
the lack of an annual say-on-pay vote might make it more difficult for us to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two. As a result, a frequency other than annual might make it more difficult for the Board to understand and respond appropriately to the message being communicated by our stockholders.

After such consideration, our Board believes that it is most appropriate to conduct an advisory vote on the compensation of our named executive officers every year and, therefore, our Board recommends that you vote for an annual advisory vote on the compensation of our named executive officers.
The option of every year, every two years or every three years that receives a plurality of all of the votes cast in person or by proxy at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. This vote is advisory and, therefore, not binding, and the Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

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5	Advisory Vote to Approve the Compensation of our Named Executive Officers The Board recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers.
Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the section entitled “Compensation Discussion and Analysis,” the compensation tables and accompanying narrative disclosures. While this stockholder vote on executive compensation is an advisory vote that is not binding on our company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of shares of common stock having a majority of the voting power of all of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
As described more fully in the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our pay-for-performance philosophy is demonstrated by our practice of placing a significant portion of each executive’s compensation at risk. See “Compensation Discussion and Analysis” for more detail about our pay-for-performance philosophy.
At our annual meeting of stockholders in January 2025, we held our annual advisory vote to approve the compensation of our named executive officers (“say-on-pay”). The compensation of our named executive officers reported in our 2025 proxy statement was approved by 97.3% of the votes cast at the 2025 annual meeting of stockholders.
We actively review and assess our executive compensation program considering the industry in which we operate, the marketplace for executive talent in which we compete at both public and private companies, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy and is consistent with our annual and longer-term performance. Specifically, our compensation program for executive officers focuses on the following principal objectives:
• align executive compensation with stockholder interests;	• attract and retain talented personnel by offering competitive compensation packages;	• motivate employees to achieve strategic and tactical corporate objectives and the profitable growth of our company; and

•
reinforce a strong performance-oriented environment in the delivery of executive compensation based on achievement of annual and longer-term milestones and individual contributions within a team culture.

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Our Board believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders and is worthy of stockholder support. In determining whether to approve this proposal, we believe stockholders should consider the following:
•
Independent Compensation Committee. Executive compensation is reviewed and established by our Compensation Committee consisting solely of independent directors. The Compensation Committee meets in executive session when determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant.

•
Performance-Based Incentive Compensation. Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the Board approved annual operating plan.

•
Limited Perquisites. Our executive officers receive limited perquisites.

•
Equity Plan. Grants under our equity plan generally include time-based and/or performance-based vesting periods, and our plan prohibits repricing or exchange of outstanding option awards without consent of stockholders and requires that options be granted with exercise prices at fair market value.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement.”

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General Information about the Annual Meeting and Voting
Information About Attending the Annual Meeting
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of The Simply Good Foods Company (the “Company,” “Simply Good Foods,” “we,” “us” or “our”) will be held on Wednesday, January 28, 2026, at 1:00 p.m. (ET). We have determined that the Annual Meeting will be held entirely online via audio webcast, with no physical in-person meeting. Stockholders will be able to participate in, vote, view the list of stockholders of record and submit questions from any location via the internet by visiting www.virtualshareholdermeeting.com/SMPL2026 and entering their 16-digit control number included on the proxy card, voting instruction form or Notice (as defined below). Our proxy materials will first be made available to stockholders on or about December 17, 2025.
Only stockholders who owned Simply Good Foods’ common stock as of the close of business on December 1, 2025 (the “Record Date”) will be entitled to attend, vote and submit questions at our Annual Meeting. To log in, stockholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number you will not be able to participate.
To attend and participate in the virtual Annual Meeting, stockholders of record will need to visit www.virtualshareholdermeeting.com/SMPL2026 (the “Annual Meeting Website”) and use their 16-digit control number found on their proxy card, voting instruction form or Notice. If your shares are held in “street name,” you should contact your broker, bank, trustee, other nominee or custodian, or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee, other nominee or custodian, or other holder of record. The Annual Meeting webcast will begin promptly at 1:00 p.m. (ET). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 p.m. (ET) and you should allow ample time for the check-in procedures. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting.
Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at the Annual Meeting Website. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the Annual Meeting. Assistance with questions regarding how to attend and participate via the Internet will be provided at the Annual Meeting Website on the day of the Annual Meeting.
To enable an orderly and efficient meeting, we are encouraging stockholders to submit questions in advance of the Annual Meeting at www.proxyvote.com using the same 16-digit control number. Stockholders as of our Record Date who participate in our Annual Meeting at www.virtualshareholdermeeting.com/SMPL2026 will also have an opportunity to submit written questions live via the Internet during a designated portion of the Annual Meeting. In order to do so, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice.
While management will be available to answer questions, management will not be making a formal presentation on the general state of our business at the Annual Meeting. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on the Investor section of our corporate website, located at www.thesimplyfoodgoodscompany.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting Website. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the Annual Meeting Website.
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Information About this Proxy Statement
Why You Received this Proxy Statement.   You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
Availability of Proxy Statement and Annual Report.   Pursuant to SEC rules, we have elected to provide access to this proxy statement and our Annual Report to Stockholders for the fiscal year ended August 30, 2025 (the “Annual Report”) via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. The Notice is first being mailed to stockholders beginning on or about December 17, 2025. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Information About Voting
Stockholders can vote at the Annual Meeting via the Annual Meeting Website or by proxy. There are three ways to vote by proxy:
•
By Telephone — Stockholders who received a proxy card by mail and are located in the United States can vote by telephone by calling the phone number, and following the instructions, on the proxy card;

•
By Internet — Before the Annual Meeting you can vote by going to www.proxyvote.com until 11:59 p.m. Eastern Time on January 27, 2026. During the Annual Meeting you can vote by going to www.virtualshareholdermeeting.com/SMPL2026; or

•
By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting at www.proxyvote.com for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on January 27, 2026. We encourage you to submit your proxy as soon as possible (by telephone, Internet or by mail) even if you plan to attend the Annual Meeting.
If your shares are held in the name of a broker, bank, trustee, other nominee or custodian, or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are held in a brokerage account — meaning they are not registered in your own name — and you plan to vote your shares at the Annual Meeting, you will only be able to vote at the Annual Meeting if you contact your broker or agent to obtain a valid proxy or broker’s proxy card with your 16-digit control number which is required to vote during the Annual Meeting.
Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposal 1, the election of directors, Proposal 3, the approval of The Simply Good Foods Incentive Plan, Proposal 4, the advisory vote on the frequency for us to hold a vote on the compensation of our named executive officers, or Proposal 5, the advisory vote to approve the compensation of our named executive officers, unless you have given your broker specific instructions as to how to vote. For your vote to be counted, please make sure you submit your vote to your broker.
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be withheld from or voted “FOR” the election of each director nominee and vote “FOR,” “AGAINST” or “ABSTAIN” for each other proposal. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:
•
“FOR” the election of each nominee for director set forth in Proposal One;

•
“FOR” Proposal Two, relating to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending August 29, 2026;

•
“FOR” Proposal Three, relating to the approval of The Simply Good Foods Company Incentive Plan;

•
“FOR ONE YEAR” on Proposal Four, relating to the advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers;

2026 Proxy Statement    85

•
“FOR” Proposal Five, relating to the approval, on an advisory basis, of the compensation of our named executive officers; and

•
For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxies.

Each share of our common stock is entitled to one vote. As of the Record Date, there were 94,999,174 shares of our common stock outstanding. Votes may not be cumulated in the election of directors.
Revocation of Proxies
You may revoke or change your proxy before the Annual Meeting for any reason by (1) if you are a registered stockholder (or if you hold your shares in “street name” and have contacted your broker, bank, trustee or other nominee or custodian to obtain a legal proxy or broker’s proxy and your 16-digit control number), at the Annual Meeting via the Annual Meeting Website, (2) submitting a later-dated proxy, either by telephone or online (your last vote prior to 11:59 p.m. (ET) on January 27, 2026, will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.
Quorum Requirement
A quorum is necessary to hold a valid meeting. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present in person, including by means of remote communication, or represented by proxy, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Banks and brokers will have discretionary voting power for the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2026 (Proposal 2), but not for voting on the election of the director nominees (Proposal 1), voting on the approval of The Simply Good Foods Company Incentive Plan (Proposal 3), voting on the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal 4), or voting on the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 5).
Required Votes for Action to be Taken
The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.
Proposal	Vote Required	Effect of Withhold/ Abstentions	Effect of Broker Non-Votes
1. Election director nominees
A plurality of the votes cast (the eleven nominees receiving the highest number of  “FOR” votes cast will be elected)
See “Proposal 1 Election of Directors — Directors Standing for Re-Election — Majority Vote Director Resignation Policy” (above) regarding the requirement that director nominees tender their resignation if they receive a greater number of votes “withheld” from their election than votes “for” their election.
		No effect	No effect

86    2026 Proxy Statement

Proposal	Vote Required	Effect of Withhold/ Abstentions	Effect of Broker Non-Votes
2. Ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2026	Majority of voting power of capital stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on the subject matter	Same as a vote “Against”	Voted in the broker’s discretion
3. Vote to approve The Simply Good Foods Company Incentive Plan	Majority of voting power of capital stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on the subject matter	Same as a vote “Against”	No effect
4. Advisory vote to approve the frequency of future advisory votes to approve the compensation of our named executive officers	A plurality of the votes cast (the choice of one year, two years or three years receiving the highest number of votes will be approved)	No effect	No effect
5. Advisory vote to approve the compensation of our named executive officers	Majority of voting power of capital stock present in person, including by means of remote communication, or represented by proxy and entitled to vote on the subject matter	Same as a vote “Against”	No effect
Brokers and custodians cannot vote uninstructed shares on your behalf for Proposal 1, Proposal 3, Proposal 4, or Proposal 5. For your vote to be counted, you must submit your voting instruction form to your broker or custodian or vote at the Annual Meeting via the Annual Meeting Website.
Other Business to be Considered
Our Board does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement and knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

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Miscellaneous
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Any proposal of a stockholder intended to be included in our proxy statement for the 2027 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by us no later than August 19, 2026, unless the date of our 2027 Annual Meeting of Stockholders is more than 30 days before or after January 28, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202.
A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2027 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present a proposal for consideration at an annual meeting, they must send written notice of the proposal to our Corporate Secretary by no earlier than the 120th day prior and no later than the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting. For our 2027 Annual Meeting of Stockholders, this notice must be received no earlier than September 30, 2026, and no later than October 30, 2026. We will include your proposal in our proxy statement for the 2027 Annual Meeting of Stockholders if it is a proposal that we are required to include in our proxy statement pursuant to the rules of the SEC. You must send your proposal to our principal executive offices to our Corporate Secretary, The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202.
In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.
Expenses of Soliciting Proxies
Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this proxy statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock. We also have retained Morrow Sodali LLC, 333 Ludlow St., 5th Floor, South Tower, Stamford, Connecticut 06902, to assist in the solicitation of proxies for an estimated fee of  $14,000, plus reimbursement of reasonable expenses.
Householding
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who shares an address with another holder of our common stock is only being sent one set of proxy materials, unless such holder has provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so at any time prior to thirty (30) days before the mailing of the proxy materials (which typically will be in December of each year) by notifying us in writing at: The Simply Good Foods Company, Attn: Corporate Secretary, 1225 17th Street, Suite 1000, Denver, Colorado 80202 or by telephone at 303-633-2840.
Other Matters
We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
By Order of the Board of Directors,
James M. Kilts
Chairman of the Board of Directors
December 17, 2025
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Exhibit A
THE SIMPLY GOOD FOODS COMPANY
INCENTIVE PLAN
Effective and Stockholder Approval Date: [•]
1.   General.
1.1
Relationship to Prior Plan.   This Plan is the successor to the Prior Plan. As of the Effective Date, (a) no additional awards may be granted under the Prior Plan; (ii) the Prior Plan’s Reserve, plus any Returning Shares, will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

1.2
Plan Purpose.   The purpose of this Plan is to assist the Company Group to attract, retain, and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company Group and to promote the success of the Company Group’s business by providing such participating individuals with a proprietary interest in the performance of the Company Group. The Company believes that this incentive program will increase participants’ interests in the welfare of the Company Group and align those interests with those of the shareholders of the Company Group.

2.   Definitions.
For purposes of the Plan, unless otherwise set forth in a Participant’s Award Agreement (or any other written agreement that expressly amends and supersedes the definitions set forth herein):
2.1
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

2.2
“Award” means, individually or collectively, any grant of Options, Restricted Stock, RSUs, Stock Appreciation Rights, Dividend Equivalent Rights, Cash-Based Awards, Performance Awards, or Other Share-Based Awards under the Plan.

2.3
“Award Agreement” means a written or electronic agreement, contract, or other instrument or document evidencing any Award, as the same may be amended from time to time in accordance with its terms and the terms of the Plan.

2.4
“Base Price” has the meaning ascribed to such term in Section 5.2(d).

2.5
“Beneficiary” has the meaning ascribed to such term in Section 6.2(d).

2.6
“Board” means the Board of Directors of the Company.

2.7.
“Cash-Based Award” means an Award granted to an Eligible Individual under Section 5.7.

2.7
“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, the following: (a) in the case where there is no severance plan maintained by the Company that applies to the Participant and no employment, consulting, change in control or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such a plan or agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity, or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is a severance plan maintained by the Company that applies to the Participant or there is an employment, consulting, change in control or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such plan or agreement; provided, however, that with regard to any plan or

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agreement under which the definition of  “cause” only applies on occurrence of a change in control (or words of like import), such definition of  “cause” shall not apply until a change in control (or words of like import) actually takes place and then only with regard to a termination thereafter. With respect to a Nonemployee Director, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
2.8
“Change in Capitalization” means any increase or decrease in the number or kind of Shares, any change (including, but not limited to, in the case of a spin-off, dividend, or other distribution in respect of Shares, a change in value) in the Shares, or any exchange of Shares for a different number or kind of shares or other securities of the Company or another entity, in each case by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure, any similar corporate event or transaction, or any other transaction that is an “equity restructuring” within the meaning of ASC Topic 718.

2.9
“Change in Control” means, unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, the occurrence of any of the following events:

(a)
any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, the Investors, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)
a reorganization, merger or consolidation of the Company with any other corporation, other than (i) a reorganization, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a reorganization, merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in paragraph (a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d)
a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company immediately prior to the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
2.10
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

A-2    2026 Proxy Statement

2.11
“Committee” means the Compensation Committee of the Board or its designee. The Committee will administer the Plan and perform the functions set forth herein. If the Board elects, or if at any time no Committee has been specified, the term “Committee” will be deemed to refer to the Board.

2.12
“Company” means The Simply Good Foods Company, a Delaware corporation, and its successors by operation of law.

2.13
“Company Group” means the Company and the Company’s direct and indirect Subsidiaries.

2.14
“Director” means a member of the Board.

2.15
“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16
“Dividend Equivalent Right” means a right to receive cash or Shares based on the value of any dividends or distributions that are paid with respect to the Shares.

2.17
“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.18
“Effective Date” means as of  [•].

2.19
“Eligible Individual” means each of the following individuals: (a) any Director or any officer or employee of the Company Group, (b) any individual to whom any member of the Company Group has extended a formal, written offer of employment; provided, that a prospective employee may not receive any payment or exercise any right relating to an Award under the Plan until such person has commenced employment with any member of the Company Group, (c) any natural person who is a consultant or advisor to the Company or any of its Subsidiaries, who provides bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and are not directly or indirectly related to promoting or maintaining a market for the Company’s securities, and (d) holders of Substitute Awards as described in Section 4.4.

2.20
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

2.21
“Fair Market Value” means, as of any date (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Committee in its good faith discretion, or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices, unless otherwise determined by the Committee. Notwithstanding the foregoing, in any case, the determination of Fair Market Value will be made in a manner the Committee considers appropriate taking into account the requirements of Section 409A of the Code and Section 422 of the Code, as applicable.

2.22
“Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s resignation, the following: (a) in the case where there is no severance plan maintained by the Company that applies to the Participant and no employment, consulting, change in control or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such a plan or agreement but it does not define “good reason” (or words of like import)), resignation by the Participant after the occurrence of any of the following events or conditions without the Participant’s written consent, and which remain in effect after notice has been provided by the Participant to the Company of such event or condition (which notice must be provided by the Participant to the Company in writing and must occur within a reasonable period of time, not to exceed thirty (30) days, following the Participant’s discovery of the relevant event or condition) and the expiration of a thirty (30)-day cure period, a change of more than fifty (50) miles in (i) the corporate office location at which the Participant primarily performs the Participant’s services, or (ii) if the Participant is a non-temporary remote worker (e.g., a field sales employee), the Participant’s designated remote work location, in each case of sub-clause (i) and (ii), as established in the Participant’s offer letter, promotion letter or other documentation of the Participant’s responsibilities as maintained in the books and records of the Company; or (b) in the case where there is a severance plan maintained by the Company that applies to the Participant

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or there is an employment, consulting, change in control or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such plan or agreement; provided, however, that with regard to any plan or agreement under which the definition of  “good reason” only applies on occurrence of a change in control (or words of like import), such definition of  “good reason” shall not apply until a change in control (or words of like import) actually takes place and then only with regard to a termination thereafter. With respect to a Nonemployee Director, “good reason” will not apply.
2.23
“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.24
“Investors” means Atkins Holdings LLC, Conyers Park Sponsor LLC, and their respective Affiliates.

2.25
“Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.26
“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27
“Option” means an option to purchase or acquire Shares in the Company in accordance with the terms of the Plan.

2.28
“Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.29
“Other Share-Based Award” means an Award of Shares or otherwise denominated in Shares and granted pursuant to Section 5.6.

2.30
“Parent” means any corporation that is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.31
“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.32
“Performance Awards” means Performance Stock Units and Performance Units.

2.33
“Performance Objectives” means the objectives set forth in Section 5.6(d) for the purpose of determining, either alone or together with other conditions, the degree of vesting and payout of Performance Awards.

2.34
“Performance Period” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary, or a Division will be measured.

2.35
“Performance Stock Units” means Performance Stock Units granted to an Eligible Individual pursuant to Section 5.6(a).

2.36
“Performance Units” means Performance Units granted to an Eligible Individual pursuant to Section 5.6(a).

2.37
“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.38
“Plan” means The Simply Good Foods Company Incentive Plan, as amended from time to time.

2.39
“Plan Termination Date” means the date that is ten years after the Effective Date, or such earlier date on which the Board terminates the Plan pursuant to Section 10 hereof.

2.40
“Prior Plan” means The Simply Good Foods Company 2017 Omnibus Incentive Plan, as amended.

2.41
“Prior Plan’s Reserve” means the number of Shares available for the grant of new awards under the Prior Plan as of the Effective Date.

2.42
“Restricted Stock” means any award of Shares that is subject to vesting conditions pursuant to Section 5.4.

2.43
“Restricted Stock Units” or “RSUs” means a contractual right to receive the value of the underlying Share in cash, Shares, or a combination thereof pursuant to Section 5.5. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.44
“Returning Shares” means Shares subject to outstanding awards granted under the Prior Plan and that, following the Effective Date, are: (a) not issued because any such award or any portion thereof expires or otherwise terminates without all of the Shares covered by such award having been issued; (b) not issued because such award or any portion thereof is settled in cash; or (c) forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Shares.

2.45
“SAR Payment Amount” has the meaning ascribed to such term in Section 5.2(d).

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2.46
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

2.47
“Share Limit” has the meaning set forth in Section 4.1.

2.48
“Shares” means the shares of the Company’s common stock, par value $0.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.

2.49
“Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 5.2 hereof.

2.50
“Subsidiary” means any corporation (or other legal entity) that is a subsidiary corporation (or would be a subsidiary corporation if such entity were a corporation) within the meaning of Section 424(f) of the Code with respect to the Company.

2.51
“Substitute Award” has the meaning set forth in Section 4.4

2.52
“Ten-Percent Shareholders” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary.

2.53
“Termination,” “Terminated,” or “Terminates” means (a) with respect to a Participant who is an employee, the date on which such Participant ceases to be employed by each member of the Company Group, (b) with respect to a Participant who is a consultant, the date on which such Participant ceases to provide consulting services to each member of the Company Group, and (c) with respect to a Participant who is a Nonemployee Director, the date on which such Participant ceases to serve on the Board, in each case, for any reason whatsoever (including by reason of death, Disability, or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (i) if a Participant provides services to the Company Group in multiple capacities (e.g., as both an employee and a Director), such Participant will be deemed Terminated hereunder only upon a termination of such Participant’s service in all capacities, and (ii) if a Participant commences service with the Company Group in one capacity following a termination in another capacity (e.g., if a Participant who is an employee or a Nonemployee Director ceases to provide services in such capacity and becomes a consultant), such Participant will be deemed Terminated only following such Participant’s termination of service in his or her new capacity.

3.   Administration.
3.1
Authority and Acts of the Committee.

(a)
Plan Administration.   The Committee administers the Plan, and the Committee has all of the powers necessary to enable it to carry out its duties under the Plan properly. Subject to the express terms and conditions set forth herein, the Committee will have the power from time to time to (i) select those Eligible Individuals to whom Awards are granted under the Plan, the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, including (x) in the case of Options, the Option Price and the term of the Option and (y) in the case of Stock Appreciation Rights, the Base Price and the term of the Stock Appreciation Right, (ii) make any amendment or modification to any Award Agreement (including by (x) waiving any vesting or other conditions to which an Award is subject or (y) specifying such additional or amended terms, conditions, and restrictions as may be necessary or appropriate to ensure compliance with applicable laws or the rules and regulations of any governmental authority) consistent with the terms of the Plan and applicable law, and otherwise make the Plan fully effective; (iii) construe and interpret the Plan and the Awards granted hereunder and establish, amend, and revoke rules, regulations, and guidelines as it deems necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent that it deems necessary or advisable to carry out the intent of the Plan, including so that the Plan and the operation of the Plan comply with any applicable provision of Rule 16b-3 under the Exchange Act, the Code, and applicable law, and otherwise make the Plan fully effective; (iv) determine the duration and purposes for leaves of absence that may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan; (v) determine, prior to the vesting, payment, settlement, or lapsing of any restrictions with respect to any Award with associated performance conditions, whether the applicable performance conditions have been satisfied; (vi) cancel, with the consent of the Participant or as otherwise permitted under the terms of the Plan, outstanding Awards;

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(vii) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and (viii) generally exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. The Committee’s interpretations and determinations are final, binding, and conclusive upon all Persons.
(b)
Section 16 Matters.   All actions taken with respect to any Award granted to a Participant who is subject to Section 16 of the Exchange Act must be approved by either the full Board or a committee consisting solely of two (2) or more “non-employee directors” (as defined in the regulations promulgated under Section 16b-3 of the Exchange Act).

(c)
Delegation of Authority.   Subject to applicable law, the Committee may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Committee) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are either not (i) a direct report to the Company’s Chief Executive Officer or (ii) subject to Section 16 of the Exchange Act. To the extent that the Committee delegates any such authority to make Awards as provided by this Section 3.1, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto will be deemed to include the Board’s or the Committee’s delegate.

(d)
Reservation of Authority by the Board.   Notwithstanding any delegation of its authority and responsibility under the Plan, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent that the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan will refer to the Board.

(e)
Committee Meetings.   The Committee will hold meetings when it deems necessary to carry out its duties under the Plan and will keep minutes of its meetings. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by a majority of its members, will be the acts of the Committee.

(f)
Non-U.S. Employees.   Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may establish subplans, determine the terms and conditions of Awards, and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.2
Non-Uniform Determinations.   The Committee’s determinations under the Plan need not be uniform among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee is entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform Award Agreements or amendments thereto, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

3.3
Indemnification.   No member of the Board and the Committee will be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company will indemnify each member of the Board and the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder; provided that no Board or Committee member may settle any such claim without the written consent of the Board.

3.4
No Repricing of Options or Stock Appreciation Rights.   The Committee has no authority to (i) make any adjustment (other than in connection with a Change in Capitalization, Change in Control, or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment that may reduce or have the effect of reducing the Option Price of an Option or the Base Price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation, replacement grants, or other means, or (ii) cancel for cash or other consideration (including any other Option or Stock Appreciation Right) any Option whose Option Price is greater than the then-current Fair Market Value of a Share or any Stock Appreciation Right whose Base Price is greater than the then-current Fair Market Value of a Share unless, in either case, the Company’s shareholders have approved such adjustment, amendment, or cancellation.

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4.   Shares Subject to the Plan; Grant Limitations.
4.1
Aggregate Number of Shares Authorized for Issuance; Source of Shares.   Subject to adjustment as provided in the Plan, the maximum number of Shares that may be made the subject of Awards granted, and issued to Participants, under the Plan may not exceed 6,348,405 (the “Share Limit”), which number is the sum of  (i) 2,250,000 new Shares, (ii) 1,333,141 Shares available under the Prior Plan’s Reserve, and (iii) up to 2,765,264 Returning Shares, if any, as such Shares become available from time to time. No more than 2,250,000 Shares may be issued upon the exercise of Incentive Stock Options. The Shares to be issued under the Plan will be, in whole or in part, authorized but unissued Shares or issued Shares that have been reacquired by the Company and held by it as treasury shares.

4.2
Nonemployee Director Limit.   The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Nonemployee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Nonemployee Director, will not exceed (a) $750,000 in total value or (b) in the event such Nonemployee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4.3
Calculating Shares Available.   The Committee may determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)
Granted Awards.   Except as provided in Section 4.3(b), the number of Shares available for Awards pursuant to this Section 4 will be reduced by the number of Shares in respect of which Awards are granted or denominated.

(b)
Share Recycling.   Other than with respect to Substitute Awards, any Shares that are subject to an Award will become available again for issuance pursuant to the Plan if the Shares covered by the Award are (i) not issued because any such Award or any portion thereof expires or otherwise terminates without all of the Shares covered by such Award having been issued, (ii) not issued because such Award or any portion thereof is settled in cash, or (iii) forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Shares. If any Shares are (1) withheld to satisfy tax withholding obligations on an Award issued under the Plan, (2) tendered in order to satisfy the Option Price due with respect to an Option issued under the Plan, or (3) repurchased by the Company using proceeds received upon exercise of an Option, the number of Shares so withheld, tendered or repurchased, as applicable, shall not be available for purposes of future Awards under the Plan.

4.4
Substitute Awards.   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan.

5.   Awards.
5.1
Options.

(a)
General.   The Committee is authorized to grant Options to Eligible Individuals in accordance with the Plan. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company Group on the date on which the Incentive Stock Option is granted. The terms and conditions of each Option grant will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b)
Option Price.   The Committee will determine the Option Price or the manner in which the Option Price is to be determined for Shares under each Option, which will be set forth in the Award Agreement; provided, however, that, except as otherwise provided by the Committee in the case of Substitute Awards, the Option Price may not be less than (i) 100% of the Fair Market Value of a Share on the date on which the Option is granted or (ii) 110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

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(c)
Maximum Duration.   The Committee will determine the term of each Option granted hereunder; provided that an Incentive Stock Option may not be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder, and a Nonqualified Stock Option may not be exercisable after the expiration of ten years from its grant date; provided further, however, that (i) unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the Option’s expiration, be exercised for up to one year following the date of the Participant’s death, even if such period extends beyond ten years from the Option’s grant date, and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term will be extended until 30 days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event may the period be extended beyond the earlier of the latest date on which the Option could have been exercised and the tenth anniversary of the grant date of the Option.

(d)
Vesting.   Subject to Section 14.2, the Committee will determine and set forth in the applicable Award Agreement the time or times at which an Option vests and becomes exercisable, and the conditions that must be satisfied (including performance conditions) for an Option to vest and become exercisable. To the extent not exercised, vested installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Option expires.

(e)
Limitations on Incentive Stock Options.   To the extent that the aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company Group (in either case determined without regard to this Section 5.1(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options will be treated as Nonqualified Stock Options. When applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options that were intended to be Incentive Stock Options will be treated as Nonqualified Stock Options in reverse of the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

(f)
Method of Exercise.   The exercise of an exercisable Option will be made only by giving notice in the form and to the Person designated by the Committee, specifying the number of Shares subject to the Option to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Participant may pay the Option Price in any, or any combination of, the following forms: (i) a wire transfer of readily available funds in U.S. dollars or a certified bank check denominated in U.S. dollars, (ii) if permitted by applicable law and by the Committee or set forth in an Award Agreement, the transfer, either actually or by attestation, to the Company of Shares, with such transfer to be upon such terms and conditions as determined by the Committee, or (iii) if permitted by applicable law and by the Committee or set forth in an Award Agreement, in the form of a transfer of other property (including Shares). In addition, the Committee may provide for the payment of the Option Price through (x) Share withholding as a result of which the number of Shares issued upon exercise of an Option will be reduced by a number of Shares having an aggregate Fair Market Value equal to the aggregate Option Price due upon such exercise, or (y) a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Shares transferred to or withheld by the Company as payment of the Option Price under an Option, if so permitted pursuant to clause (ii) above, will be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option or by such other method required by applicable law. If requested by the Committee, the Participant will deliver the Award Agreement evidencing the Option to the Company, which will endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

(g)
Disposition of Incentive Stock Option Shares.   If a Participant makes a disposition, within the meaning of Section 424(c) of the Code, of any Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two (2) year period commencing on the day after the grant date or within the one (1) year period commencing on the day after the date of exercise of such Incentive Stock Option, the Participant must, within ten days following such disposition, notify the Company thereof by delivery of written notice to the Company at its principal executive office.

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5.2
Stock Appreciation Rights.

(a)
General.   The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b)
Maximum Duration.   The Committee will determine the term of each Stock Appreciation Right granted hereunder; provided that a Stock Appreciation Right may not be exercisable after the expiration of ten years from its grant date; provided further, however, that (i) unless the Committee provides otherwise, a Stock Appreciation Right may, upon the death of the Participant prior to the Stock Appreciation Right’s expiration, be exercised for up to one year following the date of the Participant’s death, even if such period extends beyond ten years from the Stock Appreciation Right’s grant date, and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term will be extended until 30 days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event may the period be extended beyond the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the tenth anniversary of the grant date of the Stock Appreciation Right.

(c)
Vesting.   Subject to Section 14.2, the Committee will determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right vests and becomes exercisable, and the conditions that must be satisfied (including performance conditions) for a Stock Appreciation Right to vest and become exercisable. To the extent not exercised, vested installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Stock Appreciation Right expires.

(d)
Amount Payable.   Upon the exercise of a Stock Appreciation Right, the Participant will be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over, except as otherwise provided by the Committee in the case of Substitute Awards, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”).

(e)
Method of Exercise.   A Participant may exercise an exercisable Stock Appreciation Rights only by giving notice in the form and to the Person designated by the Committee, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(f)
Form of Payment.   Payment of the SAR Payment Amount may be made, in the discretion of the Committee, in the form of Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, in cash, or in a combination thereof.

5.3
Dividend Equivalent Rights.   The Committee is authorized to grant Dividend Equivalent Rights, with an Award to Eligible Individuals in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement. Amounts payable in respect of Dividend Equivalent Rights will be deferred and subject to restrictions and risk of forfeiture to the same extent as the Awards with respect to which such Dividend Equivalent Rights are payable. The Committee will determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash, in Shares, or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

5.4
Restricted Stock.

(a)
General.   The Committee is authorized to grant Awards of Restricted Stock in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b)
Vesting.   Subject to Section 14.2, the Committee will determine and set forth in the applicable Award Agreement the time or times at which Restricted Stock vests, and the conditions that must be satisfied (including performance conditions) for Restricted Stock to vest.

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(c)
Restrictions on Transfer and Legend on Stock Certificate.   Unless otherwise determined by the Committee, the Company will retain possession of certificates for Shares subject to an Award of Restricted Stock until all restrictions on such Shares have lapsed. Each certificate for Shares subject to an Award of Restricted Stock, unless held by the Company, will contain a legend giving appropriate notice of the restrictions in the Award. The Committee may determine that the Company will not issue certificates for Awards of Restricted Stock until all restrictions on such Shares have lapsed. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee will cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder. With respect to book entry Shares issued to a Participant, the Committee may cause appropriate stop-transfer instructions to be delivered to the account custodian, administrator, or the Company’s corporate secretary as determined by the Committee in its sole discretion.

(d)
Right to Receive Dividends.   Unless the Committee determines otherwise, upon the issuance of the Shares of Restricted Stock granted pursuant to an Award, the Participant will have all of the rights of a shareholder with respect to such Shares, including the right to receive any dividends paid or made with respect to the Shares. If the Committee determines that the Participant will have the right to receive dividends paid or made with respect to the Shares of Restricted Stock, such dividends will accrue and be (i) deferred until the lapsing of the restrictions imposed upon such Shares, and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend that is accrued and payable in respect of Restricted Stock, prior to its vesting, if any, will be subject to such vesting conditions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable.

5.5
Restricted Stock Units.

(a)
General.   The Committee is authorized to grant RSUs in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b)
Vesting.   Subject to Section 14.2, the Committee will determine and set forth in the applicable Award Agreement the time or times at which RSUs vest, and the conditions that must be satisfied (including performance conditions) for RSUs to vest.

(c)
Settlement of RSUs.   RSUs will be settled on the date(s) set forth in the Award Agreement in the form of Shares, cash equal to the Fair Market Value of the Shares that would have otherwise been delivered to the Participant (determined as of the date the Shares would have been delivered), or any combination thereof, as the Committee determines in its sole discretion. The Committee may permit or require Participants to elect to defer the issuance of Shares or settlement of an RSU pursuant to such rules, procedures, or programs as it may establish from time to time.

5.6
Performance Awards.

(a)
General.   The Committee is authorized to grant Performance Awards in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(i)
Performance Units.   Performance Units are denominated in U.S. dollars and, to the extent earned, represent the right to receive payment as provided in Section 5.6(c).

(ii)
Performance Stock Units.   Performance Stock Units are denominated in Shares and, to the extent earned, represent the right to receive payment as provided in Section 5.6(c).

(b)
Vesting.   Subject to Section 14.2, the Committee will determine and set forth in the applicable Award Agreement the time or times at which Performance Awards vest, and the conditions that must be satisfied for Performance Awards to vest, including the Performance Objectives that must be satisfied in order for the Performance Award to vest and the Performance Period within which such Performance Objectives must be satisfied and the circumstances under which the Performance Award will be forfeited.

(c)
Payment of Awards.   Payment to Participants in respect of vested Performance Awards will be made as soon as practicable after the Committee determines the level of achievement of the applicable Performance Objectives following the last day of the Performance Period to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such

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payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion will determine at any time prior to such payment.
(d)
Performance Objectives.   With respect to any Performance Awards, performance objectives (“Performance Objectives”) may be expressed in terms of  (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; or (xxv) funds from operations or adjusted funds from operations; (xxvi) product development milestones; (xxvii) sales performance (i.e. new recurring revenue added in the period); (xxviii) the fair market value of a share of Common Stock; (xxix) volume/volume growth; (xxx) in year volume; (xxxi) merchant or customer account production; (xxxii) distribution partner account production; (xxxiii) new merchant or customer locations; (xxxiv) new merchant or customer locations using a particular product; (xxxv) calculated attrition; (xxxvi) product revenue; (xxxvii) goals based on product performance; (xxxviii) any other individual, operational, financial or other goal as may be determined by the Committee; or (xxxix) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Period shall be established by the Committee while the performance relating to the Performance Objectives remains substantially uncertain.

(i)
Effect of Certain Events.   The Committee may adjust the Performance Objectives in respect of a Performance Award after it has been issued to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or laws that become effective during the Performance Period; (ii) the gain, loss, income, or expense reported by the Company with respect to the Performance Period that are extraordinary or unusual in nature, or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims or litigation, and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year; (vi) the impact of fluctuations in foreign currency exchange rates; or (vii) other extraordinary or unusual events as determined by the Committee. The events may relate to the Company as a whole or to any part of the Company’s Subsidiaries or Divisions, as determined by the Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards unless another objective method of measurement is designated by the Committee.

(ii)
Determination of Performance.   Prior to the vesting, payment, settlement, or lapsing of any restrictions with respect to any Performance Award, the Committee must determine whether the applicable Performance Objectives have been satisfied.

5.7
Cash-Based Awards.   The Committee is authorized to grant Cash-Based Awards in accordance with the Plan in such amount and on such terms and conditions as the Committee may determine in its sole discretion at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in cash and in accordance with the terms of the Award as the Committee determines.

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5.8
Other Share-Based Awards.   The Committee is authorized to grant Other Share-Based Awards pursuant to the Plan, including Awards of fully vested Shares or Awards based on the achievement of service and/or performance criteria, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

5.9
Settlement of Awards; Rights of Participants.

(a)
Plan and Award Agreements Govern.   Any Shares delivered pursuant to the grant of Restricted Stock, exercise of an Option or a Stock Appreciation Right, settlement of an RSU or Performance Award, or the grant, exercise, or settlement of, Dividend Equivalent Rights, or Other Share-Based Awards will be subject to any such additional conditions, restrictions, and contingencies as the Committee may establish pursuant to the Plan and the applicable Award Agreement, in addition to the conditions set forth herein.

(b)
Conditions to Effectiveness of Awards.   The effectiveness of any Award or the issuance of any Shares in connection with the Award will be subject to the Participant’s execution of the Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, will be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe).

(c)
Issuance of Shares.   No Participant will be deemed for any purpose to be the owner of any Shares subject to any Award (including, without limitation, for purposes of determining voting rights) unless and until (a) the Award is exercised or settled pursuant to the terms thereof  (if applicable), (b) the Company issues and delivers the Shares (if certificated) or evidence of book entry Shares, to the Participant, a securities broker acting on behalf of the Participant, or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, is entered as a holder of record on the books of the Company. Awards may be exercised or settled for whole Shares only, and no fractional Shares may be issued pursuant to the Plan.

6.   Effect of a Termination; Transferability.
6.1
Termination.   The Award Agreement evidencing the grant of each Award will set forth the terms and conditions that apply to such Award in connection with a Termination, as the Committee, in its discretion, determines at the time at which the Award is granted.

6.2
Transferability of Awards and Shares.

(a)
Non-Transferability of Awards.   Except as set forth in Section 6.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at any time thereafter, no Award may be (i) sold, transferred, or otherwise disposed of, (ii) pledged or otherwise hypothecated, or (iii) subject to attachment, execution, or levy of any kind, and any purported transfer, pledge, hypothecation, attachment, execution, or levy in violation of this Section 6.2 will be null and void. An Option (or any other Award subject to exercise) may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legal representative.

(b)
Restrictions on Shares.   The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

(c)
Transfers by Will or by Laws of Descent or Distribution.   Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement, and the Company will not be required to recognize any such transfer unless and until the transferee, as a condition of such transfer, delivers to the Company a written instrument in the form and substance satisfactory to the Company confirming that such transferee agrees to be bound by all the terms and conditions of the Award, and (ii) the Participant’s estate or Beneficiary appointed in accordance with this Section 6.2(c) will remain liable for any taxes with respect to such Award that may be imposed by any federal, state, or local tax authority. References herein to a Participant, if relevant in the context, will include references to authorized transferees.

(d)
Beneficiary Designation.   To the extent permitted by applicable law, the Company may, from time to time, permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any

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benefit under the Plan is to be paid or who may exercise or settle any rights of the Participant under any Awards granted under the Plan in the event of the Participant’s death or legal incapacity before he or she receives any or all of such benefit or, if applicable, exercises or settles such Award. Each designation made by a Participant will revoke all prior designations by the same Participant, must be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Award Agreements remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death will be paid to or exercised by the Participant’s estate.
(e)
Domestic Relations Orders.   Subject to the approval of the Committee, Awards may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

6.3
Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of such Participant’s services for the Company and any Subsidiary is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee may determine, to the extent permitted by applicable law, to (a) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

7.   Adjustment upon Changes in Capitalization.
7.1
Committee Actions on a Change in Capitalization.

(a)
Treatment of Awards.   In the event of a Change in Capitalization, the Committee will make one or more adjustments that it determines to be equitable to each Award such that no dilution or enlargement of benefits or potential benefits occurs. If any such Change in Capitalization includes an exchange of Shares, each Award that is denominated in, or relates to, Shares will be adjusted to the reflect the number and class of Shares into which such Shares are exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price, if any, for the Shares then subject to such Award. Action by the Committee pursuant to this Section 7.1 may include adjustments to any or all of the following: (i) the number and type of Shares (or other securities or other property) that may thereafter be made the subject of Awards or be delivered under the Plan, (ii) the number and class of Shares (or other securities) that may be issued upon exercise of Incentive Stock Options, (iii) the purchase price or Option Price of a Share under any outstanding Option, the Base Price under any Stock Appreciation Right, or the measure to be used to determine the amount of the benefit payable on an Award, (iv) the Performance Objectives applicable to outstanding Performance Awards and other performance criteria applicable to other outstanding Awards, and (v) any other adjustments the Committee determines to be equitable. The Company may, in its sole discretion, cause any direct or indirect Subsidiary or Affiliate to satisfy any cash-based obligations relating to adjustments made pursuant to this Section 7.1, including by making cash payments to the Participant.

(b)
Modifications of Incentive Stock Options.   Any such adjustment pursuant to this Section 7.1 must be made in such a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

7.2
Conditions Applicable to Awards in a Change in Capitalization.   If, pursuant to an Award Agreement and by reason of a Change in Capitalization, a Participant becomes entitled to, or becomes entitled to exercise or settle an Award with respect to, new, additional, or different Shares or other securities of the Company or any other entity, such new, additional, or different Shares or other securities, as the case may be, will be subject to all of the conditions, restrictions, and performance criteria that applied to the Shares subject to the Award prior to such Change in Capitalization.

7.3
Treatment of Fractional Shares.   Any adjustment provided under this Section 7 may provide for the elimination of any fractional Share that might otherwise become subject to an Award.

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8.   Effect of Change in Control.
8.1
Treatment of Awards in Connection with a Change in Control.   In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants or all Awards:

(a)
continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(b)
substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(c)
acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or Stock Appreciation Right, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or Stock Appreciation Right without payment of any consideration therefor to the extent such Award is not timely exercised);

(d)
in the case of any Award that vests based on achievement of Performance Objectives, determination of the level of attainment of the applicable Performance Objectives; and

(e)
cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (i) such payment shall be made in cash, securities, rights and/or other property; (ii) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided, that, in the case of an Option or Stock Appreciation Right, if such value equals the excess, if any, of the price or implied price per Share in the Change in Control over the Option Price or Base Price of such Award (the “Intrinsic Value”) multiplied by the number of Shares covered by such Award, such value shall be deemed to be valid; provided, further, that, if the Intrinsic Value of an Option or Stock Appreciation Right is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the Option Price or Base Price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control without payment of consideration therefor); and (iii) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided, that the timing of such payment shall comply with Section 409A of the Code.

8.2
Treatment of Awards in Connection with a Change in Control.   Except as otherwise determined by the Committee, and subject to the requirements of Section 409A of the Code and any terms and conditions set forth in the applicable Award Agreements or in any severance plan maintained by the Company that applies to the Participant, in the event that a Participant is terminated without Cause or resigns for Good Reason within twelve (12) months following a Change in Control, then, contingent upon the Participant’s execution of the general release of claims in a form provided by the Company and compliance with any confidentiality, non-competition, non-solicit, and similar covenants to which the Participant is bound as a result of any written agreement between the Participant and the Company or its Affiliates, the Participant shall be entitled to accelerated vesting of all of the Participant’s Awards outstanding as of immediately prior to the consummation of such Change in Control to the extent such Awards are continued, assumed, substituted or replaced in accordance with Section 8.1, as follows: (a) any Award that vests solely upon the passage of time shall become vested in full and (b) any Award that vests in whole or in part based on the achievement of Performance Objectives shall vest based on the greater of  (i) target performance, but with vesting pro-rated based on time elapsed from the date of grant through the date of the termination measured against the duration of the original Performance Period, or (ii) actual performance through the date of the termination.

8.3
Participant Consent Not Required.   Any action permitted under this Section 8 may be taken without the consent of any Participant.

8.4
Participant Obligations.   In addition to the foregoing, in connection with any Change in Control, prior to any payment or adjustment contemplated herein, the Committee may require a Participant to (A) represent and warrant as to the Participant’s unencumbered title to the Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and

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(C) deliver customary transfer documentation as reasonably determined by the Committee, including a letter of transmittal or similar acknowledgment as a condition to receiving any payment in respect of his or her Awards in connection with a Change in Control, in which case any Participant who has not returned any such letter or similar acknowledgment within the time period established by the Committee and with due regard for the requirements of Section 409A of the Code for returning any such letter or similar acknowledgement will forfeit his or her right to any payment, and his or her associated Award may be canceled without any payment therefor.
9.   Interpretation.
9.1
Section 16 Compliance.   To the extent applicable, the Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee is required to interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule will be inoperative and will not affect the validity of the Plan.

9.2
Compliance with Section 409A.   All Awards granted under the Plan are intended to be either exempt from Section 409A of the Code or, if subject to Section 409A of the Code, administered, operated, and construed in compliance therewith. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate, or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A of the Code or to be exempt from Section 409A of the Code. Any such action, once taken, will be deemed effective from the earliest date necessary to avoid a violation of Section 409A of the Code and will be final, binding, and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

Notwithstanding anything to the contrary in the Plan or in an Award Agreement, solely with respect to any Award that provides for a “deferral of compensation,” as that term is defined under Section 409A of the Code:
(a)
if the definition of Change in Control is required to comply with the requirements of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then no transaction or series of transactions otherwise constituting a Change in Control, as defined in the Plan, will be considered a Change in Control for such purposes unless it also qualifies as a change in the ownership or effective control of an appropriate entity, or in the ownership of a substantial portion of the assets thereof, within the meaning of Section 409A of the Code;

(b)
if the definition of Disability is required to comply with the requirements of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then the Participant holding such Award will not be deemed to have experienced a Disability for purposes of determining the payment date of such Award unless the Participant both satisfies the definition of Disability in the Plan and either (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (y) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer;

(c)
if the definition of Termination is required to constitute a “separation from service” within the meaning of Section 409A of the Code in order for such Award to comply with Section 409A of the Code, then (x) the Participant holding such Award will not be deemed to have experienced a Termination for purposes of determining the payment date of such Award unless the Participant has experienced a Termination, as defined in the Plan, as well as a “separation from service” within the meaning of Section 409A of the Code, and (y) if the Participant is a “specified employee” for purposes of Section 409A of the Code, the applicable payment (calculated as of such Participant’s separation from service) will be delayed until the day after the first to occur of  (i) the day that is six months from the effective date of the separation from service and (ii) the date of the Participant’s death, with any delayed amounts being paid or settled, without interest, on such date.

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10.    Termination and Amendment of the Plan or Modification of Awards.
10.1
Effective Date and Duration of the Plan.   The Plan is effective on the Effective Date, which coincides with the approval of the Company’s stockholders. The Plan will terminate on the Plan Termination Date, and no Award may be granted after that date. Notwithstanding any termination of the Plan, any Awards, and any terms and conditions applicable to any such Awards, granted prior to the Plan Termination Date will survive the termination of the Plan and continue to apply to such Awards.

10.2
Plan Amendment or Plan Termination.   The Board may terminate the Plan at any time, and may at any time and from time to time amend, modify, or suspend the Plan; provided, however, that (a) no such amendment, modification, suspension, or termination will materially impair or materially and adversely alter the terms of any Awards theretofore granted under the Plan in a manner adverse to the Participant who holds such Awards, except with the consent of such Participant, nor may any amendment, modification, suspension, or termination deprive any Participant of any Shares acquired through or as a result of the Plan, except in either case, as the Board deems necessary or appropriate to comply with applicable law or the rules and regulations of any governmental authority, and (b) to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.

10.3
Modification of Awards.   No modification of an Award that is not otherwise permitted by the terms of the Plan or an Award Agreement shall materially and adversely impair or alter any rights or obligations under the Award in a manner adverse to the Participant who holds such Award, except with the consent of the Participant.

10.4
Participants Outside of the United States.   Notwithstanding anything herein to the contrary, the Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order for such Award to conform to laws, regulations, and customs of the country in which the Participant is then a resident, or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, is comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 10.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law, regulation, or exchange requirement. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or are primarily employed or providing services outside the United States.

11.   Non-Exclusivity of the Plan.
The adoption of the Plan by the Board will not be construed as amending, modifying, or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under the Plan, and such arrangements may apply either generally or only in specific cases.
12.   Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan should be construed to (a) give any Person any right to be considered for the grant of an Award or to be granted an Award other than at the sole discretion of the Committee, (b) give any Person any rights whatsoever with respect to Shares except as explicitly provided in the Plan, (c) limit in any way the right of any member of the Company Group to terminate the employment of or the provision of services by any Person at any time, or (d) be evidence of any agreement or understanding, express or implied, that any member of the Company Group will pay any Person at any particular rate of compensation or for any particular period of time.
13.   Regulations and Other Approvals; Governing Law.
13.1
Governing Law.   Except as to matters of federal law, the Plan and the rights of all Persons claiming hereunder should be construed and determined in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

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13.2
Compliance with Law.

(a)
Sale or Delivery of Shares.   The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan is subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and receiving all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)
Modifications by the Board.   The Board may make such changes as it deems necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code.

(c)
Limitations for Securities Law Compliance.   Each grant of an Award and the issuance of Shares in settlement of the Award is subject to compliance with all applicable federal, state, and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state, or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards will be, or will be deemed, granted, nor may any payment be made or Shares issued in respect thereof, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any Person exercising or settling an Award is required to make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

13.3
Transfers of Plan Acquired Shares.   Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act, and is not otherwise exempt from registration thereunder, such Shares will be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to the receipt of such Shares, to represent, warrant, and covenant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The Company will appropriately amend, or have an appropriate legend placed on, the certificates evidencing any of such Shares to reflect their status as restricted securities as aforesaid.

14.   Miscellaneous.
14.1
Award Agreements.   Each Award Agreement will be either (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

14.2
Minimum Vesting Period.   Except with respect to a maximum of five percent (5%) of the number of Shares reserved under the Plan pursuant to Section 4.1 (subject to adjustment as provided in the Plan) (the “Minimum Vesting Limit”), each Award Agreement will require that an Award (other than any Substitute Award) be subject to a minimum vesting period of at least one (1) year commencing from the grant date, or with respect to Awards (other than Substitute Awards) that vest upon the attainment of Performance Objectives, a Performance Period that is at least one (1) year. For the purpose of clarity, this Section 14.2 will not prevent the Committee from accelerating the vesting of any Award in accordance with any of the provisions set forth in this Plan. Notwithstanding the foregoing, the Committee shall be permitted to grant Awards to Nonemployee Directors that are scheduled to vest on the date of the next annual meeting of the Company’s shareholders to occur after the grant date, and if such Awards vest no fewer than fifty (50) weeks after such grant date, the number of Shares subject to such Awards shall not count toward the Minimum Vesting Limit.

14.3
Forfeiture Events; Clawback.   Notwithstanding anything herein to the contrary, the Committee may specify in an Award Agreement or in any policy of the Company, whether adopted prior to or subsequent to the grant date of an Award, that the Participant’s rights, payments, and benefits with respect to an Award

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will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, regulation, or exchange requirement, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, each Award under the Plan will be subject to each applicable clawback policy maintained by the Company Group, as each may be amended or amended and restated from time to time, regardless of whether such clawback policy is implemented before or after the grant date of such Awards.
14.4
Multiple Agreements.   The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan.

14.5
Right of Offset.   The Company has the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any undisputed outstanding amounts that the Participant then owes to any member of the Company Group (including, without limitation, travel and entertainment, advance account balances, loans, or amounts repayable to any member of the Company Group pursuant to clawback policy, tax equalization, housing, automobile, or other employee programs), provided that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee has no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan in respect of any Awards or in respect of any non-qualified deferred compensation amounts if such offset would subject the Participant to an additional tax imposed under Section 409A of the Code.

14.6
Waiver of Claims.   Each Participant who receives an Award recognizes and agrees that, before being selected by the Committee to receive an Award, he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action, or omission hereunder or under any Award Agreement by the Committee, the Company, its Subsidiaries and Affiliates, or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Award Agreement for which his or her consent is expressly required by the express terms of the Award Agreement or the Plan).

14.7
Withholding of Taxes.   Any member of the Company Group may withhold at the maximum statutory withholding rate in the applicable jurisdiction from any payment of cash or distribution of Shares or other property to a Participant or any other person under the Plan an amount or number of Shares sufficient to cover any required tax withholding with respect to such payment or may take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, or settlement of any Award under the Plan. Any member of the Company Group may require the payment of any such taxes and require that any person furnish information deemed necessary by any member of the Company Group to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. If approved in advance by the Committee and subject to applicable law, a Participant may, in satisfaction of his or her obligation to pay tax withholding in connection with the exercise, vesting, or other settlement of an Award, elect to (a) make a cash payment to the Company, (b) have withheld a portion of the Shares then issuable to him or her, (c) surrender Shares owned by the Participant prior to the exercise, vesting, or other settlement of an Award, in each case having an aggregate Fair Market Value equal to such tax withholding, or (d) utilize a cashless settlement procedure through a registered broker-dealer pursuant to such cashless settlement procedures that are, from time to time, deemed acceptable by the Committee. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s or its Subsidiary’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and its Subsidiaries, each Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any failure by the Company and its Subsidiaries to withhold the proper amount.

14.8
Unfunded Plan.   The Plan is unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company is not required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

A-18    2026 Proxy Statement

Annex I
Reconciliation of Adjusted EBITDA and Net Debt to Adjusted EBITDA
EBITDA and Adjusted EBITDA.   EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: loss on impairment, stock-based compensation expense, executive transition costs, business transaction costs, inventory step-up, integration expenses, term loan transaction fees, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.
The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure, which is net income, for the fifty-two and fifty-three weeks ended August 30, 2025, and August 31, 2024.
(In thousands)	52-Weeks Ended August 30, 2025	53-Weeks Ended August 31, 2024
Net income	103,614	139,309
Interest income	(2,663)	(4,307)
Interest expense	23,249	26,029
Income tax expense	32,289	46,741
Depreciation and amortization	21,431	20,993
EBITDA	177,920	228,765
Loss on Impairment	60,928	—
Stock-based compensation expense	15,273	18,421
Executive transition costs	—	3,871
Business transaction costs	820	14,524
Inventory step-up	1,412	3,226
Integration of OWYN	20,856	588
Term loan transaction fees	715	—
Other*	238	(265)
Adjusted EBITDA	278,162	269,130

*
Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share
Adjusted Diluted Earnings per Share.   Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before depreciation and amortization, loss on impairment, stock-based compensation expense, executive transition costs, business transaction costs, inventory step-up, integration expenses, term loan transaction fees, and other non-core expenses, on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated

2026 Proxy Statement    I-1

based on assumptions regarding the Company’s statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.
The following unaudited table below provides a reconciliation of Adjusted Diluted Earnings Per Share to the most directly comparable GAAP measure, which is diluted earnings per share, for the fifty-two weeks ended August 30, 2025:
52-Weeks Ended August 30, 2025
Diluted earnings per share	$1.02
Depreciation and amortization	0.21
Loss on impairment	0.60
Stock-based compensation expense	0.15
Business transaction costs	0.01
Inventory step-up	0.01
Integration expense	0.21
Term Loan Transaction Fees	0.01
Tax effects of adjustments(1)	(0.30)
Rounding(2)	—
Adjusted diluted earnings per share	$1.92

(1)
This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the fifty-two weeks ended August 30, 2025.

(2)
Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA.   Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods uses to provide investors with information regarding our total debt outstanding relative to our cash and Adjusted EBITDA, and defines it as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.
The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of August 30, 2025:
(In thousands)	August 30, 2025
Total debt outstanding under the Credit Agreement	$250,000
Less: cash and cash equivalents	(98,468)
Net Debt	$151,532
Adjusted EBITDA	$278,162
Net Debt to Adjusted EBITDA	0.5x

I-2    2026 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateVOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV82107-P413331a. Clayton C. Daley, Jr.1b. Michelle P. Goolsby1c. James M. Kilts1d. Romitha S. Mally1e. Robert G. Montgomery1f. Brian K. Ratzan1g. David W. Ritterbush1h. Joseph J. Schena1i. Geoff E. Tanner1j. David J. West1k. James D. WhiteFor WithholdFor Against AbstainFor Against Abstain! !! !! !! !! !! !! !! !! !! ! !! ! !! ! !! !! !THE SIMPLY GOOD FOODS COMPANY 1225 17TH ST, SUITE 1000DENVER, CO 80202ATTN: CORPORATE SECRETARY Nominees:1. Election of the 11 director nomineesPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.SIMPLY GOOD FOODS COMPANYThe Board of Directors recommends you vote FOR the following:2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.3. To approve The Simply Good Foods Company Incentive Plan4. To approve, by an advisory vote, the frequency of future advisory votes to approve the compensation of our named executive officers5. To approve, by an advisory vote, the compensation of our named executive officers The Board of Directors recommends you vote FOR proposals 2 and 3.The Board of Directors recommends you vote ONE YEAR for proposal 4.The Board of Directors recommends you vote FOR proposal 5.! ! ! !1 Year 2 Years 3 Years AbstainSCAN TO VIEW MATERIALS & VOTE wVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SMPL2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.THE SIMPLY GOOD FOODS COMPANYAnnual Meeting of Stockholders January 28, 2026, 1:00 PM ESTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) hereby appoint(s) Timothy R. Kraft and Neil J. Eckstein, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE SIMPLY GOOD FOODS COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 PM EST on January 28, 2026, at www.virtualshareholdermeeting.com/SMPL2026 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the discretion of the proxy holders with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof.Continued and to be signed on reverse side